                                                                     EXHIBIT 2.1

                                CREDIT AGREEMENT

                         dated as of November 21, 1997

                                     among

                              USTELECENTERS, INC.,

                                as the Borrower

                                VIEW TECH, INC.,

                             as the Parent Company

                       THE FINANCIAL INSTITUTIONS NOW OR
                           HEREAFTER PARTIES HERETO,

                                  as the Banks

                                      and

                                 IMPERIAL BANK

                          as the Agent and the Issuer

                               TABLE OF CONTENTS
                               -----------------

                                                                      PAGE
                                                                      ----
I.            DEFINITIONS
              -----------

              1.1.   Defined Terms...................................   1
              1.2.   Use of Defined Terms............................  38
              1.3.   Cross-References................................  38
              1.4.   Accounting and Financial Determinations.........  38
              1.5.   General Provisions Relating to Definitions......  39

II.           COMMITMENTS
              -----------

              2.1.   Commitments.....................................  39
              2.2.   Commitment Amounts..............................  40
                     2.2.1.   Facility A Commitment Amount...........  40
                     2.2.2.   Facility B Credit Commitment Amount....  41
                     2.2.3.   Facility C Commitment Amount...........  42
              2.3.   Commitments Several.............................  42

III.          LOANS AND NOTES
              ---------------

              3.1.   Borrowing Procedures............................  42
                     3.1.1.   Requests for Borrowing.................  42
                     3.1.2.   Funding Reliance for Loans.............  44
              3.2.   Notes...........................................  44
              3.3.   Principal Payments..............................  45
                     3.3.1.   Repayments.............................  45
                     3.3.2.   Facility A Loan Prepayments............  45
                     3.3.3.   Facility B Loan Prepayments and
                               Repayments............................  46
                     3.3.4    Facility C Loan Prepayments and
                               Repayments............................  48
                     3.3.5    Certain Mandatory Prepayments..........  49
              3.4.   Interest Payments...............................  50
                     3.4.1.   Interest Rates.........................  50
                     3.4.2.   Interest on Overdue Amounts............  51
                     3.4.3.   Payment Dates..........................  51
              3.5.   The Borrowing Base..............................  52
              3.6.   Fees............................................  52
                     3.6.1.   Closing Fee; Finder's Fee..............  52
                     3.6.2.   Commitment Fees........................  52
              3.7.   Making of Payments; Computations; etc. .........  53
                     3.7.1.   Making of Payments.....................  53
                     3.7.2.   Setoff.................................  53

                     3.7.3.   Due Date Extension.....................  53
                     3.7.4.   Notices of Changes in Prime Rate;
                               Notice of Eurodollar Rates............  54
                     3.7.5.   Computations...........................  54
                     3.7.6.   Recordkeeping..........................  54
              3.8.   Taxes...........................................  54
              3.9.   Use of Proceeds.................................  55

IV.           FUNDING OPTIONS
              ---------------

              4.1.   Pricing of Each Loan............................  56
              4.2.   Conversion Procedures...........................  56
              4.3.   Continuation Procedures.........................  56
              4.4.   Limitations on Interest Periods and
                      Continuation and Conversion Elections..........  57
                     4.4.1.   Interest Periods.......................  57
                     4.4.2.   Conditions Precedent...................  57
                     4.4.3.   Other Limitations......................  57
              4.5.   Increased Costs.................................  58
              4.6.   Interest Rate Inadequate or Unfair..............  59
              4.7.   Changes in Law Rendering Eurodollar Loans
                      Unlawful.......................................  60
              4.8.   Funding Losses..................................  60
              4.9.   Discretion of Bank as to Manner of Funding......  61
              4.10.  Conclusiveness of Statements; Survival of
                      Provisions.....................................  61

V.            LETTERS OF CREDIT
              -----------------

              5.1.   Request for Letters of Credit...................  61
              5.2.   Issuances and Extensions........................  62
              5.3    Fees and Expenses...............................  63
              5.4    Other Banks' Participations.....................  63
              5.5    Disbursements...................................  64
              5.6    Reimbursement...................................  65
              5.7    Deemed Disbursements............................  65
              5.8    Nature of Reimbursement Obligations.............  66
              5.9    Indemnity.......................................  67

VI.           GUARANTIES
              ----------

              6.1.   Guaranty........................................  68
                     6.1.1.   Guaranty of Payment....................  68
                     6.1.2.   Guaranty of Performance................  68
              6.2.   Guaranty Absolute...............................  68
              6.3.   Reinstatement, etc. ............................  70
              6.4.   Waiver..........................................  70

              6.5.   Subordination of Subrogation Rights.............  70

VII.          CONDITIONS TO CREDIT EXTENSIONS
              -------------------------------

              7.1.   Conditions to Making First Credit Extensions....  71
                     7.1.1.   Execution and Delivery of this
                               Agreement and Notes...................  71
                     7.1.2.   Pledge Agreement.......................  72
                     7.1.3.   Security Agreements; UCC Filings,
                               etc. .................................  72
                     7.1.4.   Borrowing Base Report..................  73
                     7.1.5.   Accounts Receivable Aging Report.......  73
                     7.1.6.   Other Loan Documents...................  73
                     7.1.7.   Closing Date Certificate...............  73
                     7.1.8.   Resolutions, etc. .....................  73
                     7.1.9.   Certificates of Good Standing..........  74
                     7.1.10.  Compliance Certificate.................  74
                     7.1.11.  Opinion of Counsel.....................  74
                     7.1.12.  Financial Statements...................  75
                     7.1.13.  No Materially Adverse Effect...........  75
                     7.1.14   Fees and Expenses......................  75
                     7.1.15   Certificate as to Compliance with
                               Warranties; Absence of Litigation,
                               etc. .................................  75
              7.2.   All Credit Extensions...........................  75
                     7.2.1.   Compliance with Warranties; Absence
                               of Litigation; No Default; etc. ......  75
                     7.2.2.   Loan Request...........................  76
                     7.2.3.   Borrowing Base Report..................  76
                     7.2.4.   Legality of Transactions...............  76
                     7.2.5.   Satisfactory Legal Form, etc. .........  76

VIII.         WARRANTIES, ETC.
              ----------------

              8.1.   Organization, etc. .............................  77
              8.2.   Power, Authority................................  77
              8.3.   Validity, etc. .................................  78
              8.4.   Financial Information...........................  78
              8.5.   Projections.....................................  79
              8.6.   Materially Adverse Effect.......................  79
              8.7.   Existing Indebtedness; Absence of Defaults......  79
              8.8.   Litigation, etc. ...............................  80
              8.9.   Regulations, G, U and X.........................  80
              8.10.  Government Regulation...........................  80
              8.11.  Taxes...........................................  81
              8.12.  Compliance with ERISA...........................  81
              8.13.  Labor Controversies.............................  81

              8.14.  Corporate Structure, etc. ......................  81
              8.15.  Ownership of Properties; Liens..................  81
              8.16.  Patents and Trademarks, etc. ...................  82
              8.17.  Collateral Documents............................  82
              8.18.  Environmental Matters...........................  82
              8.19.  Compliance with Applicable Laws.................  83
              8.20.  Existing Investments............................  83
              8.21.  Transactions with Affiliates....................  84
              8.22.  Ownership of Borrower, etc. ....................  84
              8.23.  Representations in Loan Documents...............  84

IX.           COVENANTS
              ---------

              9.1.   Certain Affirmative Covenants...................  85
                     9.1.1.   Financial Information, etc. ...........  85
                     9.1.2.   Maintenance of Corporate Existence,
                               etc. .................................  87
                     9.1.3.   Foreign Qualifications.................  88
                     9.1.4.   Payment of Taxes, etc. ................  88
                     9.1.5.   Maintenance of Property................  88
                     9.1.6.   Notice of Default, etc. ...............  89
                     9.1.7.   Books and Records......................  90
                     9.1.8.   Compliance with Laws, etc. ............  90
                     9.1.9.   Identification of Subsidiaries;
                               Provision of Collateral...............  90
              9.2.   Certain Negative Covenants......................  92
                     9.2.1.   Limitation on Nature of Business.......  92
                     9.2.2.   Indebtedness...........................  92
                     9.2.3.   Liens..................................  92
                     9.2.4.   Financial Covenants....................  93
                     9.2.5.   Investments............................  94
                     9.2.6.   Restricted Payments....................  94
                     9.2.7.   Mergers; Sales of Property.............  95
                     9.2.8.   Acquisitions...........................  95
                     9.2.9.   Modification of Certain Documents
                               and Governing Documents, etc. ........  95
                     9.2.10.  Transactions with Affiliates...........  95
                     9.2.11.  Sale of Capital Stock, etc. ...........  96
                     9.2.12.  Change of Control Triggering Events....  96
                     9.2.13.  Change of Location or Name.............  96

X.            EVENTS OF DEFAULT
              -----------------

              10.1.  Events of Default...............................  97
                     10.1.1.  Non-Payment of Obligations.............  97
                     10.1.2.  Non-Performance of Certain
                               Obligations...........................  97

                     10.1.3.   Non-Performance of Other
                                Obligations..........................  97
                     10.1.4.   Breach of Warranty....................  98
                     10.1.5.   Default Under Other Instruments.......  98
                     10.1.6.   Bankruptcy, Insolvency, etc. .........  98
                     10.1.7.   Judgments.............................  99
                     10.1.8.   Impairment of Security, etc. .........  99
                     10.1.9.   Change of Control Triggering Event.... 100
                     10.1.10.  Chairman of the Board................. 100
              10.2.  Action if Bankruptcy............................ 100
              10.3.  Action if Other Event of Default................ 100

XI.           THE AGENT
              ---------

              11.1.  Actions......................................... 101
              11.2.  Exculpation..................................... 102
              11.3.  Successor....................................... 102
              11.4.  Loan Documents, etc. ........................... 103
              11.5.  Loans by Agent.................................. 103
              11.6.  Credit Decisions................................ 103
              11.7.  Notices, etc., to the Agent..................... 103

XII.          ADDITIONAL BANKS AND PARTICIPANTS
              ---------------------------------

              12.1.  Participation by Banks.......................... 104
                     12.1.1.   Participations........................ 104
                     12.1.2.   Participant's Rights of Set-off
                                in Certain Cases..................... 104
                     12.1.3.   Rights of Participants................ 105
              12.2.  Assignments by Banks............................ 105
                     12.2.1.   Assignments........................... 105
                     12.2.2.   Effect of Assignment and
                                Acceptance Agreement................. 106
                     12.2.3.   Delivery of New Notes by Borrower
                                Following Assignments................ 106
                     12.2.4.   Agent's Maintenance of Register....... 106
                     12.2.5.   Actions of Agent; Fees................ 107
                     12.2.6.   Assigning Bank, Purchasing Bank
                                and Other Parties; Confirmations
                                and Agreements....................... 107
              12.3.  Disclosure of Information....................... 108
              12.4.  Assistance...................................... 108
              12.5.  Taxes........................................... 108
              12.6.  Federal Reserve Bank............................ 109

XIII.         MISCELLANEOUS
              -------------

              13.1.  Waivers, Amendments, etc. ...................... 109
              13.2.  Notices......................................... 111
              13.3.  Costs and Expenses.............................. 112

              13.4.  Indemnification................................. 112
              13.5.  Survival........................................ 113
              13.6.  Severability.................................... 114
              13.7.  Headings........................................ 114
              13.8.  Counterparts; Entire Agreement.................. 114
              13.9.  Choice of Law................................... 114
              13.10. Successors and Assigns.......................... 114
              13.11. Further Assurances.............................. 114
              13.12  Confidentiality................................. 115
              13.13. Consent to Jurisdiction......................... 115
              13.14. Waiver of Jury Trial............................ 116

                               LIST OF SCHEDULES
                               -----------------

SCHEDULE 1     -  DISCLOSURE SCHEDULE
----------
SCHEDULE 2     -  AGENTS AND BANKS
----------

                                LIST OF EXHIBITS
                                ----------------

EXHIBIT A      -  FORM OF FACILITY A NOTE
---------
EXHIBIT B      -  FORM OF FACILITY B NOTE
---------
EXHIBIT C      -  FORM OF FACILITY C NOTE
---------
EXHIBIT D      -  FORM OF LOAN REQUEST
---------
EXHIBIT E      -  FORM OF ISSUANCE REQUEST
---------
EXHIBIT F      -  FORM OF ASSIGNMENT AND ACCEPTANCE
---------
EXHIBIT G      -  FORM OF COMPLIANCE CERTIFICATE
---------
EXHIBIT H      -  FORM OF PLEDGE AGREEMENT
---------
EXHIBIT I      -  FORM OF SECURITY AGREEMENT
---------
EXHIBIT J      -  FORM OF PATENT SECURITY AGREEMENT
---------
EXHIBIT K      -  FORM OF TRADEMARK SECURITY AGREEMENT
---------
EXHIBIT L      -  FORM OF INTERCOMPANY SUBORDINATION AGREEMENT
---------
EXHIBIT M      -  FORM OF CLOSING DATE CERTIFICATE
---------
EXHIBIT N      -  FORM OF LEGAL OPINION OF COUNSEL FOR THE PRINCIPAL COMPANIES
---------

                                CREDIT AGREEMENT
                                ----------------

          CREDIT AGREEMENT, dated as of November 21, 1997, among (a) USTELECENTERS, INC., a Delaware corporation ("Borrower"), (b) VIEW TECH, INC., a
                                              --------
Delaware corporation ("Parent Company"), (c) the financial institutions which
                       --------------
are now, or in accordance with Section 12.2 hereafter become, parties hereto as
                               ------------
Banks (collectively, "Banks") and (d) IMPERIAL BANK, a bank organized under the
                      -----
laws of the State of California, in its capacity as Agent for the Banks (in such capacity, "Agent") and as Issuer with respect to Letters of Credit (as defined
           -----
below) (in such capacity, "Issuer").
                           ------

                                    RECITALS
                                    --------

          The Parent Company and the Borrower have requested that the Agent and the Banks make certain revolving credit facilities (including a letter of credit of facility) and acquisition facilities available to the Borrower. The proceeds of the loans are to be used by the Borrower for working capital and for the other purposes described in Section 3.9, and the letters of credit are to be
                            -----------
issued from time to time to support obligations incurred by the Parent Company and its Subsidiaries (including the Borrower) for working capital. The Agent and the Banks are willing to make the facilities available to the Borrower and to make loans and issue letters of credit to the Borrower thereunder, all upon the terms and subject to the conditions contained in this Agreement.

          Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.1.  DEFINED TERMS.  The following terms, when used in this
                        -------------
Agreement, including the introductory paragraph and Recitals above or in any of
                                                    --------
the other Loan Documents, shall, except where the context otherwise requires, have the following meanings:

          "Accounts Receivable" means, in relation to any Principal Company,
           -------------------
such Principal Company's now owned and hereafter acquired rights to payment for the Sale of inventory or rendition of services in the ordinary course of such Principal Company's business, whether or not evidenced by an Instrument. The amount of any Accounts Receivable shall be determined in accordance with GAAP.

          "Acquisition" means any transaction, or any series of related
           -----------
transactions, in which the Parent Company or any of its Subsidiaries (a) acquires any business or all or substantially all of the Property of any Person or any division or business unit thereof, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the Securities of any corporation, partnership or other Person having ordinary voting power for the election of directors or managers of such corporation, partnership or other Person, or (c) directly or indirectly acquires control of a majority of the equity interests in any Person.

          "Adjusted Borrowing Base" means, as at any date, (a) the
           -----------------------
Borrowing Base determined as at such date, less (b) $500,000.

          "Affiliate" of any Person means (a) any other Person which, directly
           ---------
or indirectly, controls or is controlled by or is under common control with such Person, or (b) any other Person who is a Relative, director or officer of such Person or of any Person described in clause (a). For purposes of this
                                     ----------
definition, control of a Person shall mean the power, whether direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For purposes of this Agreement and the other Loan Documents, (i) none of the View Tech Subsidiaries shall be or be deemed to be an Affiliate of the Parent Company or any other View Tech Subsidiary, and (ii) the Banks shall not be or be deemed to be an Affiliate of any of the Principal Companies or their Subsidiaries.

          "Affiliate Transaction" means any of the following transactions
           ---------------------
or arrangements:

               (a) the making by the Parent Company or by any View Tech Subsidiary of any payment or prepayment (whether of principal, premium, interest or any other sum) of or on account of, or any payment or other distribution by the Parent Company or by any View Tech Subsidiary on account of the redemption, repurchase, defeasance or other acquisition for value of, any Indebtedness of any kind whatsoever (i) of the Parent Company to any other View Tech Affiliate, or (ii) of any View Tech Subsidiary to any View Tech Affiliate;

               (b) the making of any loans, advances or other Investments of any kind whatsoever by the Parent Company to or in any other View Tech Affiliate or by any View Tech Subsidiary to or in any View Tech Affiliate or to or in any holder of any Indebtedness described in clause (a) of this definition;
          ----------

          (c) the Sale by the Parent Company of all or any part of its Property to, or for the direct or indirect benefit of, any other View Tech Affiliate, or the Sale by any View Tech Subsidiary of all or any part of its Property to, or for the direct or indirect benefit of, any View Tech Affiliate;

          (d) the incurrence by the Parent Company or by any View Tech Subsidiary of any Indebtedness of the Parent Company to any other View Tech Affiliate or of any View Tech Subsidiary to any View Tech Affiliate;

          (e) the declaration or payment by the Parent Company or by any View Tech Subsidiary of any dividends or other distributions on account of, or the making by the Parent Company or by any View Tech Subsidiary of any payment or other distribution on account of the purchase, repurchase, redemption or other acquisition for value of, any shares of Capital Stock or any other Securities of any View Tech Affiliate;

          (f) the payment by the Parent Company or by any View Tech Subsidiary to any View Tech Affiliate of any fees or commissions of any kind, including, without limitation, management or consulting fees, investment banking or underwriting fees or commissions, arrangement, placement or syndication fees, or brokers', finders' or other transaction fees or commissions; or

          (g) any other transaction or Contractual Obligation between any Affiliate of the Parent Company and the Parent Company or between any View Tech Affiliate and any View Tech Subsidiary.

For the purposes of this Agreement and the other Loan Documents, the term "Affiliate Transaction" shall not include any salaries, bonuses, advances or
 ---------------------
incentive stock options paid or issued to directors, officers or employees of the Parent Company or any of its Subsidiaries in the ordinary course of business.

          "Agreement" means this Credit Agreement.
           ---------

          "Applicable Law" means and includes statutes and rules and regulations
           --------------
thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any Governmental Authority.

          "Approval" means, relative to any Principal Company, each approval,
           --------
consent, filing or registration by or with any Governmental Authority or any creditor or shareholder of such Principal Company necessary to authorize or permit the execution, delivery or performance by such Principal Company of any of the Loan Documents to which it is a party or the validity or enforceability of any of such Loan Documents against such Principal Company.

          "Assignment" is defined in Section 12.2.1.
           ----------                --------------

          "Assignment and Acceptance Agreement" is defined in Section 12.2.1.
           -----------------------------------                --------------

          "Assigning Bank" is defined in Section 12.2.1.
           --------------                --------------

          "Authorized Officers" is defined in subclause (ii) of Section
           -------------------                --------------    -------
7.1.8(a).
--------

          "BankBoston" means BankBoston, N.A.
           ----------

          "Banks" is defined in the introductory paragraph hereto.
           -----

          "Bankruptcy Code" means Title 11 of the United States Code.
           ---------------

          "Bankruptcy or Insolvency Proceeding" means, with respect to any
           -----------------------------------
Person, any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to such Person or its creditors, as such, or to its Property, or any proceeding for voluntary liquidation, dissolution, or other winding up of such Person, whether or not involving insolvency or bankruptcy.

          "Borrower" is defined in the introductory paragraph hereto.
           --------

          "Borrowing" means any Credit Extension under Section 3.1 consisting of
           ---------                                   -----------
Loans made by the Banks to the Borrower on a single Drawdown Date.

          "Borrowing Base" means, subject to Section 3.5 hereof, at the relevant
           --------------
time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Agent, BankBoston and the other Banks pursuant to subclause (iii) of Section 9.1.1(c) hereof, which is
                        ---------------    ----------------
equal to:


          (a) 80% of Eligible Trade Accounts Receivable of the Parent Company, plus
              ----

          (b) 80% of Eligible Trade Accounts Receivable of the Borrower, plus
                                                                         ----

          (c) 65% of Eligible Contract Accounts Receivable of the Borrower, plus
                                                                            ----

          (d) 20% of Eligible Inventory of the Parent Company.

          "Borrowing Base Report" means a Borrowing Base Report duly executed
           ---------------------
and delivered to the Agent, BankBoston and the other Banks by the chief financial, accounting or executive Authorized Officer of the Borrower in the form provided from time to time to the Borrower by the Agent.

          "Business Day" means a day on which banks are open for business
           ------------
in Boston, Massachusetts and in San Jose, California.

          "Capitalized Lease Obligations" means, with respect to any Person, all
           -----------------------------
monetary obligations of such Person under any leasing or other similar arrangement which in accordance with GAAP is required to be classified on the balance sheet of such Person as a capitalized lease.

          "Capital Stock" means any shares, interests, participations or other
           -------------
equivalents (howsoever designated) of corporate capital stock or any options, warrants or other rights to subscribe for, or to purchase, or to convert any Property into, or to exchange any Property for, any such corporate capital stock, options, warrants or other rights.

          "Cash Equivalents" means:
           ----------------

               (a) marketable obligations issued or unconditionally guaranteed by the United States government, in each case maturing within one (1) year after the date of acquisition thereof;

               (b) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one (1) year after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");
                  ---                                        -------

               (c) commercial paper maturing less than one (1) year after the date of acquisition thereof, issued by a corporation organized under the laws of any State of the United States or of the District of Columbia and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's;

               (d) shares of a money market fund which:

                   (i) is a registered investment company under the Investment Company Act of 1940 ("1940 Act"); and
                                --------

                   (ii) complies with Rule 270.2a7 of the 1940 Act (the "Rule");
                                                                         ----
          and either
          ------

                        (A) is rated in one of the two highest rating categories
               by S&P or Moody's; or

                        (B) (1) has assets of at least $200,000,000 at all times
               upon and after the date of acquisition of such shares, and (2) will limit its portfolio investments to instruments that are, at the time of acquisition, "First Tier Securities" or "Government
                                         ---------------------      ----------
               Securities" as such terms are defined in the Rule;
               ----------

               (e) certificates of deposit maturing within one (1) year after the date of acquisition thereof, issued by the Banks or by any commercial bank that is a member of the Federal Reserve System that has capital, surplus and undivided profits (as shown on its most recent statement of condition) aggregating not less than $100,000,000 and is rated A or better by S&P or Moody's; and

               (f) repurchase agreements entered into with the Banks or any commercial bank of the nature referred to in clause (e), secured by a
                                                  ----------
     fully-perfected first-priority Lien on any obligation of the type described in any of clauses (a) through (e), having a fair market value at the time
               -----------         ---
     such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of the Banks or other commercial bank.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended.

          "Change of Control" means an event or series of events (including a
           -----------------
merger, consolidation, issue or Sale of Capital Stock or other Securities, reorganization, voting agreement or otherwise) as a result of which (a) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Telcom Holding Group) (i) holds or acquires, directly or indirectly, outstanding Voting Shares of the Parent Company such that such person or group, together with all Affiliates thereof, is or becomes the "beneficial owner" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of outstanding Voting Shares of the Parent Company entitling such person or group, together with such Affiliates, to exercise more than 40% of the total voting power of all classes of outstanding Voting Shares of the Parent Company, or (ii) has a sufficient number of its or their nominees elected to the Board of Directors of the Parent Company such that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the Board of Directors of the Parent Company, or (b) individuals who are directors of the Parent Company on the date hereof (and any new directors whose election by the directors of the Parent Company or whose nominations for election by the stockholders of the Parent Company was approved by a vote of at least two-thirds of the directors still then in office who either were directors on the date hereof or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the Board of Directors of the Parent Company.

          "Change of Control Triggering Event" is defined in Section 10.1.9.
           ----------------------------------                --------------

          "Closing Date" means the date on which the first Loans are made
           ------------
or to be made by the Banks to the Borrower hereunder.

          "Closing Date Certificate" is defined in Section 7.1.7.
           ------------------------                -------------

          "Closing Fee" is defined in Section 3.6.1.
           -----------

          "Code" means the Internal Revenue Code of 1986, as amended,
           ----
reformed or otherwise modified from time to time.

          "Collateral" means, collectively, the collateral provided by the
           ----------
Principal Companies to the Agent under the Collateral Documents.

          "Collateral Documents" means, collectively, the Security Agreements,
           --------------------
the Pledge Agreement, the Intercompany Subordination Agreement, all other Instruments executed and delivered to the Agent and the Banks pursuant to
Section 7.1.3, all Instruments executed and delivered to the Agent pursuant to
-------------
Section 9.1.9 from time to time after the date hereof, and all other Instruments
-------------
that shall from time to time after the date hereof be identified by the Agent and any of the Principal Companies as "Collateral Documents" for purposes of
                                       --------------------
this Agreement and the other Loan Documents.

          "Commitments" means, collectively, the Facility A Commitment, the
           -----------
Facility B Commitment and the Facility C Commitment.

          "Commitment Fees" is defined in Section 3.6.2.
           ---------------                -------------

          "Commitment Termination Event" means:
           ----------------------------

               (a) automatically and without any notice or further action, the occurrence of any Default under Section 10.1.6; or
                                          --------------

               (b) the occurrence and continuation of any other Event of Default and the declaration of all or any portion of the outstanding principal amount of any Loans to be due and payable pursuant to clause (b) of Section
                                                           ----------    -------
     10.3 or, in the absence of such declaration, the declaration of termination
     ----
     of all of the Commitments pursuant to clause(a) of Section 10.3;.
                                           ---------    -------------

          "Compliance Certificate" means a certificate duly executed by an
           ----------------------
Authorized Officer of each Principal Company, substantially in the form of

Exhibit G attached hereto (with such changes thereto as may be agreed upon from
---------
time to time by the Agent and the Principal Companies), for purposes of monitoring the compliance of the Principal Companies and their Subsidiaries with the Loan Documents.


          "Consolidated Capital Expenditures" means, in relation to any Person
           ---------------------------------
and its Subsidiaries for any period, all expenditures by such Person and its Subsidiaries paid or accrued for the lease, purchase, construction or use of any Property the value or cost of which, in accordance with GAAP, is required to be (or is permitted to be, and such Person so elects) capitalized on the consolidated balance sheet of such Person and its Subsidiaries as of the end of such period, including, without limitation, all amounts paid or accrued by such Person and its Subsidiaries for such period with respect to Capitalized Lease Obligations (excluding the interest component thereof). For purposes of this Agreement, Consolidated Capital Expenditures shall not in any event include expenditures by any Principal Company in respect of any Permitted Acquisitions.

          "Consolidated Debt Service" means, in relation to the Parent Company
           -------------------------
and its Subsidiaries for any period, the sum of:

               (a) all Consolidated Gross Interest Expense of the Parent Company and its Subsidiaries for such period; and

               (b) all amounts for which the Parent Company or its Subsidiaries shall be obligated (without regard to any applicable subordination provisions or other similar prohibitions) to make payments during such period (i) in respect of principal of Indebtedness for Borrowed Money or on account of the redemption or repurchase of Securities evidencing Indebtedness for Borrowed Money, and (ii) in accordance with the payment, redemption or repurchase schedule fixed by the terms of the Instruments governing such Indebtedness for Borrowed Money; provided
                                                                      --------
          that the Consolidated Debt Service for any period shall not include any principal of Indebtedness for Borrowed Money required to be paid, or any principal of any Securities required to be redeemed or repurchased, (A) otherwise than on specific dates fixed by governing Instruments for such payment, redemption or repurchase, and (B) only out of or with excess cash flow available to the Parent Company and its Subsidiaries.

          "Consolidated EBITDA" means, in relation to the Parent Company and its
           -------------------
Subsidiaries for any period, the sum of (a) the Consolidated Net Operating Profit of the Parent Company and its Subsidiaries for such period, plus (b) the
                                                                   ----
aggregate amount of all depreciation and amortization expense of the Parent Company and its Subsidiaries for such period, but only to the extent that such aggregate amount was deducted in determining Consolidated Net Operating Profit of the Parent Company and its Subsidiaries for such period.

          For purposes of determining the Consolidated EBITDA of the Parent Company and its Subsidiaries for any period, (i) there shall be excluded from such Consolidated EBITDA all operating profit and all related depreciation and amortization expense attributable to any Property sold or disposed of by the Parent Company or its Subsidiaries other than in the ordinary course of business during such period as if such Property were not owned at any time by the Parent Company or its Subsidiaries during such period, and (ii) there shall be included in such Consolidated EBITDA all operating profit and all related depreciation and amortization expense attributable to any Property acquired by the Parent Company or its Subsidiaries other than in the ordinary course of business during such period as if such Property were owned by the Parent Company or its Subsidiaries at all times during such period.

          For all purposes of this Agreement, the "operating profit" and related "depreciation" and "amortization" expense attributable to any Person or attributable to any Property for any period shall be determined in a manner consistent in all relevant respects with the method used to determine Consolidated Net Operating Profit and Consolidated EBITDA, but on a non-consolidated basis.

          "Consolidated Gross Interest Expense" means, in relation to the Parent
           -----------------------------------
Company and its Subsidiaries for any period, the sum of (a) the aggregate of the interest expense on Indebtedness for Borrowed Money of the Parent Company and its Subsidiaries for such period, plus (b) without duplication, that portion of
                                  ----
capital lease rentals of the Parent Company and its Subsidiaries representative of the interest factor for such fiscal period, in each case, as determined for such period and consolidated in accordance with GAAP.

          "Consolidated Net Operating Profit" means, in relation to any Person
           ---------------------------------
and its Subsidiaries for any period, the amount set forth opposite the line item "Net Operating Profit" on the consolidated statement of income of such Person and its Subsidiaries for such period, all as determined and consolidated in accordance with GAAP.

          "Consolidated Net Profit" means, in relation to any Person and its
           -----------------------
Subsidiaries for any period, the amount set forth opposite the line item "Net Profit" on the consolidated statement of income of such Person and its Subsidiaries for such period, all as determined and consolidated in accordance with GAAP.

          "Consolidated Net Worth" means, in relation to any Person and its
           ----------------------
Subsidiaries as at any date, the consolidated shareholders' equity of such Person and its Subsidiaries as at such date, as determined and consolidated in accordance with GAAP.

          "Contingent Obligation" means, in relation to any Person, any direct
           ---------------------
or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall in any event include:

               (a) any direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or Sale with recourse by such Person of the obligation of another; and

               (b) any Indebtedness of such Person of the type described in clause (a) of the definition of the term "Indebtedness".
          ----------                                ------------

The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

          "Continuation/Conversion Notice" means a notice, signed by an
           ------------------------------
Authorized Officer of the Borrower, complying with the requirements of Section
                                                                       -------
4.2 or 4.3, as applicable, and otherwise in form and substance reasonably
---    ---
satisfactory to the Agent.

          "Contract Accounts Receivable" means Accounts Receivable owing to the
           ----------------------------
Borrower pursuant to a written agreement between the Borrower and an account debtor under which agreement (i) the Borrower acts as a sales agent, distributor, servicing agent, licensee, franchisee or the like, and
(ii) the Borrower's compensation is determined on the basis of a royalty, commission on sales or lease revenues or other similar arrangement. The Agent, in its sole discretion, may designate which Accounts Receivable shall be Contract Accounts Receivable for all purposes under this Agreement.

          "Contractual Obligation" means, in relation to any Person, any
           ----------------------
agreement or obligation under any Security issued by such Person or under any Instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

          "corporation" means any corporation, limited liability company,
           -----------
association, joint stock company, business trust or other similar organization or business enterprise.

          "Credit Extension" means (a) the advancing of Loans by the Banks to
           ----------------
the Borrower pursuant to Article II and Article III and (b) the issuance or
                         ----------     -----------
extension by the Issuer of Letters of Credit pursuant to Article V.
                                                         ---------

          "Credit Request" means any Loan Request or Issuance Request.
           --------------

          "Debt Service Coverage Ratio" means the ratio, determined as at the
           ---------------------------
last day of any Reference Period, of (a) Consolidated EBITDA of the Parent Company and its Subsidiaries for such Reference Period, less (i) the aggregate amount of cash taxes paid by the Parent Company and its Subsidiaries during such Reference Period, less (ii) Consolidated Capital Expenditures during such Reference Period to (b) Consolidated Debt Service. For purposes of calculating the Debt Service Coverage Ratio as at September 30, 1997, the numerator (set forth in clause (a) above) and denominator (set forth in clause (b) above) of
         ----------                                      ----------
the Debt Service Coverage Ratio shall be measured on the basis of the two consecutive fiscal quarters ending on September 30, 1997. For purposes of calculating the Debt Service Coverage Ratio as at December 31, 1997, the numerator (set forth in clause (a) above) and the denominator (set forth in
                        ----------
clause (b) above) of the Debt Service Coverage Ratio shall be measured on the
----------
basis of the three consecutive fiscal quarters ending December 31, 1997.

          "Default" means any Event of Default or any condition or event which,
           -------
after notice or lapse of time, or both, would become an Event of Default.

          "Disbursement Date" is defined in Section 5.5.
           -----------------                -----------

          "Disclosure Schedule" means the Disclosure Schedule attached
           -------------------            -------------------
hereto as Schedule 1.
          ----------

          "Dollars" and the sign "$" mean lawful money of the United
           -------                -
States.

          "Domestic Office" means, in relation to any Bank, the office thereof
           ---------------
designated as such in Schedule 2 attached hereto (or designated as such pursuant
                      ----------
to an Assignment and Acceptance Agreement), or such other office of the Bank within the United States as may be designated from time to time by notice from the Bank to the Borrower and the Agent, respectively, by and through which each of the Loans and other Credit Extensions will be made by such Bank hereunder.

          "Drawdown Date" means any date (which must be a Business Day) on which
           -------------
any Loan is made or to be made to the Borrower pursuant to Section 3.1.
                                                           -----------

          "Eligible Contract Accounts Receivable" means, with respect to the
           -------------------------------------
Borrower as at any particular date, the aggregate amount of the unpaid portion of Contract Accounts Receivable determined as at such date in accordance with GAAP (net of (i) the aggregate amount of all credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties as at such date that are adjustments to such Contract Accounts Receivable, and (ii) without duplication of any amounts described in clause (i), the aggregate amount
                                                ----------
of all commissions, fees or royalties constituting proceeds of any Contract Accounts Receivable that the Borrower shall then be required to refund to, or that shall then be recoverable or recapturable by, any account debtor pursuant to the Instruments governing such Contract Accounts Receivable):

               (a) that the Borrower reasonably and in good faith determines to be collectible;

               (b) that are with account debtors that (i) are not Affiliates or Subsidiaries of the Borrower and (ii) are not insolvent or involved in any Bankruptcy or Insolvency Proceeding;

               (c) that are not subject to any Lien other than Permitted Liens;

               (d) in which the Agent has a valid and perfected security interest;

               (e) that are not outstanding for more than ninety (90) days past the due date of such Contract Account Receivable;

               (f) that are payable in Dollars;

               (g) that are not Contract Accounts Receivable from Government Authorities, unless such Contract Accounts Receivable have been formally assigned to the Banks in accordance with Applicable Law;

          (h) that are not payable from an office outside of the United States, unless such Contract Accounts Receivable are backed by a letter of credit in an amount reasonably acceptable to the Agent or by other insurance or credit support in form and substance reasonably satisfactory to the Agent;

          (i) that are not due from any account debtor if more than twenty-five percent (25%) of all Contract Accounts Receivable owing from such account debtor would not be Eligible Contract Accounts Receivable;

          (j) that do not exceed, from any single account debtor and its Affiliates, thirty-five percent (35%) (or, in the case of Bell Atlantic Network Services, Inc. and its Affiliates, seventy-five percent (75%)) of all Contract Accounts Receivable that are Eligible Contract Accounts Receivable (but the portion of such Contract Accounts Receivable not in excess of such percentage may be Eligible Contract Accounts Receivable);

          (k) that are not Contract Accounts Receivable requiring the performance of services by the Borrower prior to payment;

          (l) that are not customer or account debtor deposits; and

          (m) that have not otherwise been determined by the Agent, in its reasonable discretion, to be excluded from Eligible Contract Accounts Receivable, and for which the Agent shall have notified the Borrower.

     The amount of any Contract Account Receivable as at any date shall be determined in accordance with GAAP, and shall be the lower of the amount reflected for such Contract Account Receivable on the Borrower's general ledger as at such date, and the amount reflected for such Contract Account Receivable on the most recent accounts receivable aging report delivered by the Borrower to the Agent and BankBoston.

     "Eligible Inventory" means, with respect to the Parent Company, the net
      ------------------
book value (determined on a first-in first-out basis at a lower of cost or market) of Inventory consisting of finished goods; provided that Eligible
                                                   --------
Inventory shall not include any Inventory:

          (a) of the Parent Company held on consignment, or not otherwise owned by the Parent Company, or of a type which is obsolete or no longer sold by the Parent Company;

          (b) which has been returned by a customer or is damaged or subject to any Lien other than Permitted Liens;

          (c) which is not in the possession of the Parent Company unless the Agent has received a waiver from the party in possession of such Inventory in form and substance reasonably satisfactory to the Agent;

          (d) of the Parent Company which is held by the Parent Company on Property leased by the Parent Company, unless the Agent has received a waiver from the lessor of such leased Property in form and substance reasonably satisfactory to the Agent;

          (e) as to which appropriate Uniform Commercial Code financing statements showing the Parent Company as debtor and the Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Agent's security interest therein;

          (f) which has been shipped to a customer of the Parent Company regardless of whether such shipment is on a consignment basis;

          (g) which is not located within the United States of America;

          (h) which is not covered by property and casualty insurance reasonably satisfactory to the Agent naming the Agent as loss payee;

          (i) which the Agent reasonably deems to be obsolete, or which is no longer used in the manufacture of the Parent Company's finished goods; or

          (j) which the Parent Company uses for spare parts, research and development, demonstration or try and buy, or which is used by the Parent Company in the conduct of its business.

          "Eligible Trade Accounts Receivable" means, with respect to any
           ----------------------------------
Principal Company, the aggregate amount of the unpaid portions of Accounts Receivable (other than Contract Accounts Receivable) (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable):

          (a) that such Principal Company reasonably and in good faith determines to be collectible;

          (b) that are with account debtors that (i) are not Affiliates or Subsidiaries of such Principal Company, (ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, and (iii) are not insolvent or involved in any Bankruptcy or Insolvency Proceeding;

          (c) that are not subject to any Lien other than Permitted Liens;

          (d) in which the Agent has a valid and perfected security interest;

          (e) that are not outstanding for more than ninety (90) days (in the case of the Parent Company) or sixty (60) days (in the case of any other Principal Company) past the invoice date of the respective original invoices therefor;

          (f) that do not exceed, from any single account debtor and its Affiliates, twenty percent (20%) of all Accounts Receivable that are Eligible Trade Accounts Receivable (but the portion of such Accounts Receivable not in excess of such percentage may be Eligible Trade Accounts Receivable);

          (g)  that are payable in Dollars;

          (h) that do not arise from consignment or guaranteed sales, that are not bill and hold accounts, collection accounts or c.o.d. accounts, and that are not distributor sample accounts;

          (i) that are not Accounts Receivable from Government Authorities, unless such Accounts Receivable have been formally assigned to the Banks in accordance with Applicable Law;

          (j) that are not contract receivables or Accounts Receivable arising from pre-billing arrangements;

          (k) that are not payable from an office outside of the United States, unless such Accounts Receivable are backed by a letter of credit in an amount reasonably acceptable to the Agent or by other insurance or credit support in form and substance reasonably satisfactory to the Agent;

          (l) that are not due from any account debtor if more than twenty percent (20%) in the case of the Parent Company or if more than twenty-five percent (25%) in the case of any other Principal Company of all Accounts Receivable owing from such account debtor would not be Eligible Trade Accounts Receivable;

               (m) that are not federal excise tax obligations on the sale of products that are the subject of such Account Receivable;

               (n) that are not Accounts Receivable requiring the performance of services by such Principal Company prior to payment;

               (o) that are not customer or account debtor deposits; and

               (p) that have not otherwise been determined by the Agent, in its reasonable discretion, to be excluded from Eligible Trade Accounts Receivable, and for which the Agent shall have notified the Principal Companies.

          "Environmental Laws" means all Applicable Laws relating to health and
           ------------------
safety matters or protection of the environment or relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, material or pollutant, in each case as in effect from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

          "Eurodollar Loan" means any Loan which bears interest at a rate
           ---------------
determined by reference to the Eurodollar Rate (Reserve Adjusted).

          "Eurodollar Office" means, in relation to the Agent or any Bank, the
           -----------------
office thereof designated as such on Schedule 2 hereto (or designated as such
                                     ----------
pursuant to an Assignment and Acceptance Agreement), or such other office, whether or not outside the United States, of such Bank as may be designated from time to time by notice from such Bank to the Borrower and the Agent as the office from which such Bank shall be making or maintaining Eurodollar Loans hereunder.

          "Eurodollar Rate" means, in relation to each Interest Period
           ---------------
applicable to any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent as the annual rate at which Agent is offered Dollar deposits in immediately available funds two (2) Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market as at or about 1:00 p.m., Boston time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Loan for such Interest Period.

     "Eurodollar Rate Margin" means
      ----------------------

     (a) with respect to the principal amount of any Facility A Loans maintained as Eurodollar Loans, the rate per annum determined in accordance with the schedule set forth below based upon the Leverage Ratio for the Reference Period ending on the day immediately preceding the commencement of the fiscal quarter immediately prior to such fiscal quarter:


------------------------------------------------------------------------------
                                                           EURODOLLAR
                Leverage Ratio                             Rate Margin
----------------------------------------------   -----------------------------
------------------------------------------------------------------------------
Equal to or greater than 5.00:1.00                         3.00%
------------------------------------------------------------------------------
Equal to or greater than 4.00:1.00, but less               2.75%
 than 5.00:1.00
------------------------------------------------------------------------------
Equal to or greater than 3.00:1.00, but less               2.50%
 than 4.00:1.00
------------------------------------------------------------------------------
Less than 3.00:1.00                                        2.25%
------------------------------------------------------------------------------


     (b) with respect to the principal amount of any Facility B Loan and any Facility C Loan maintained as a Eurodollar Loan, the rate per annum determined in accordance with the schedule set forth below based upon the Leverage Ratio for the Reference Period ending on the day immediately preceding the commencement of the fiscal quarter immediately prior to such fiscal quarter:

------------------------------------------------------------------------------
                                                          EURODOLLAR
                Leverage Ratio                            Rate Margin
----------------------------------------------   -----------------------------
------------------------------------------------------------------------------
Equal to or greater than 5.00:1.00                        3.50%
------------------------------------------------------------------------------
Equal to or greater than 4.00:1.00, but less              3.25%
 than 5.00:1.00
------------------------------------------------------------------------------
Equal to or greater than 3.00:1.00, but less              3.00%
 than 4.00:1.00
------------------------------------------------------------------------------
Less than 3.00:1.00                                       2.875%
------------------------------------------------------------------------------

     "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Eurodollar
      ----------------------------------
Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

     Eurodollar Rate  =                 Eurodollar Rate
                         ---------------------------------------------
     (Reserve Adjusted)        1 - Eurodollar Reserve Percentage

     "Eurodollar Reserve Percentage" means, with respect to any Eurodollar Loan
      -----------------------------
for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the maximum percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the F.R.S. Board that prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D.

     "Event of Default" is defined in Section 10.1.
      ----------------                ------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Facility A Commitment" means, with respect to each Bank, such Bank's
      ---------------------
obligation pursuant to clause (a) of Section 2.1 to make Facility A Loans.
                       ----------    -----------

     "Facility A Commitment Amount" is defined in Section 2.2.1.
      ----------------------------                -------------

     "Facility A Commitment Termination Date" means November 21, 2002.
      --------------------------------------

     "Facility A Loans" is defined in clause (a) of Section 2.1.
      ----------------                ----------    -----------

     "Facility A Note" is defined in clause (a) of Section 3.2 and shall also
      ---------------                ----------    -----------
mean and refer to all other promissory notes accepted from time to time in substitution therefor, replacement or renewal thereof or refunding thereof.

     "Facility B Commitment" means, with respect to each Bank, such Bank's
      ---------------------
obligation pursuant to clause (c) of Section 2.1 to make Facility B Loans.
                       -------------------------

     "Facility B Commitment Amount" is defined in Section 2.2.2.
      ----------------------------                -------------

     "Facility B Commitment Termination Date" means December 1, 1998.
      --------------------------------------

     "Facility B Installment" is defined in subclause (ii) of Section 3.3.3(a).
      ----------------------                --------------    ----------------

     "Facility B Loans" is defined in clause (c) of Section 2.1.
      ----------------                ----------    -----------

     "Facility B Note" is defined in clause (b) of Section 3.2 and shall also
      ---------------                ----------    -----------
mean and refer to all other promissory notes accepted from time to time in substitution therefor, replacement or renewal thereof or refunding thereof.

     "Facility C Commitment" means, with respect to each Bank, such Bank's
      ---------------------
obligation pursuant to clause (d) of Section 2.1 to make Facility C Loans.
                       ----------    -----------

     "Facility C Commitment Amount" is defined in Section 2.2.3.
      ----------------------------                -------------

     "Facility C Commitment Termination Date" means December 1, 1999.
      --------------------------------------

     "Facility C Installment" is defined in subclause (ii) of Section 3.3.4(a).
      ----------------------                --------------    ----------------

     "Facility C Loans" is defined in clause (d) of Section 2.1.
      ----------------                ----------    -----------

     "Facility C Note" is defined in clause (c) of Section 3.2 and shall also
      ---------------                ----------    -----------
mean and refer to all other promissory notes accepted from time to time in substitution therefor, replacement or renewal thereof or refunding thereof.

     "Fair Market Value" means, with respect to any asset or Property, the price
      -----------------
which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     "Federal Funds Rate" means, for any day, the rate set forth in the
      ------------------
daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds
 ------------------------------                                   -------------
Effective Rate".  If such rate is not published in the Composite 3:30 p.m.
--------------
Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m., Boston time, on such day by each of the three leading brokers of federal funds transactions in New York City, selected by the Agent. The Federal Funds Rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

          "Fees" means, collectively, the Closing Fee and the Commitment Fee.
           ----

          "Final Maturity Date" means, with respect to the Facility A Loans, the
           -------------------
Facility B Loans and the Facility C Loans, November 21, 2002.

          "Finder's Fee" is defined in Section 3.6.1.
           ------------                -------------

          "F.R.S. Board" means the Board of Governors of the Federal Reserve
           ------------
System.

          "GAAP" is defined in Section 1.4.
           ----                -----------

          "Governing Documents" means, relative to any Person, its certificate
           -------------------
or articles of incorporation, any authorizing resolutions of its Board of Directors setting forth the rights, preferences and privileges of any class or series of its Capital Stock, its by-laws and all shareholder agreements, voting trusts or other similar arrangements applicable to any shares of its Capital Stock.

          "Governmental Authority" means any foreign, federal, state, regional,
           ----------------------
local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

          "Guaranties" means, collectively, the guaranties of each of the
           ----------
Guarantors to the Agent and the Banks contained in Article VI, as such
                                                   ----------
Guaranties are originally given, or, if varied or supplemented from time to time, as so varied or supplemented.

          "Guarantors" is defined in Section 6.1.
           ----------                -----------

          "Hazardous Material" means and includes the following:  any "hazardous
           ------------------
substance", as defined in CERCLA; any "hazardous waste", as defined in the Resource Conservation and Recovery Act, as amended; any petroleum product; or any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Laws.

          "Historical Financials" is defined in Section 8.4.
           ---------------------                -----------

          "Impermissible Qualification" means, relative to the opinion or
           ---------------------------
certification of the Independent Public Accountant as to any financial statement of the Parent Company or any of its Subsidiaries, any qualification or exception to such opinion or certification:

          (a) which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Principal Companies or their Subsidiaries to be in default of any of their Obligations under Section 9.2.4.
                             -------------

     "Incur" means, with respect to any Indebtedness of any Person, to create,
      -----
issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and "incurrence," "incurred," and "incurring" shall have
                           ----------    --------        ---------
meanings correlative to the foregoing). For purposes of this Agreement, Indebtedness (including Indebtedness for Borrowed Money) of any Person acquired by the Principal Companies or any of their Subsidiaries in any Acquisition (whether by purchase, merger, consolidation, other business combination or otherwise) shall be deemed to be incurred upon completion of the Acquisition of such Person.

     "Indebtedness" means, in relation to any Person at any time, all of
      ------------
the obligations of such Person which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person prepared as at such time, and in any event shall include:

          (a) all indebtedness of such Person arising or incurred under or in respect of any agreement, contingent or otherwise, made by such Person

                  (i) to purchase any indebtedness of any other Person or to advance or supply funds for the payment or purchase of any indebtedness of any other Person, or

                  (ii) to purchase, sell or lease (as lessee or lessor) any Property, or to purchase or sell transportation or services, primarily for the purpose of enabling any other Person to make payment of any indebtedness of such other Person or to assure the owner of such other Person's indebtedness against loss, regardless of the delivery or non-delivery of the Property or the furnishing or non-furnishing of the transportation or services, or

                     (iii) to make any Investment in any other Person for the
               purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for or as at any date or to provide funds for the payment of any liability, dividend or stock liquidation payment or otherwise to supply funds to or in any manner invest in any other Person;

               (b) all indebtedness of such Person of any kind (including all Capitalized Lease Obligations of such Person) arising or incurred under or in respect of any lease or other similar agreement or contract (whether written or oral) pursuant to which such Person shall (as lessee) lease or hire from any other Person or Persons any Property;

               (c) all indebtedness, obligations and liabilities secured by or arising under or in respect of any Liens upon or in any Property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, obligations and liabilities; provided,
                                                                    --------
     however, that for purposes of determining the amount of any Indebtedness of
     ------
     the type described in this clause, if recourse with respect to such Indebtedness is limited to such Property, the amount of such Indebtedness shall be limited to the Fair Market Value of such Property;

               (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, even though recourse with respect to such indebtedness is limited to such Property;

               (e) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; and

               (f) all indebtedness of such Person arising or incurred under or in respect of any Contingent Obligations.

     "Indebtedness for Borrowed Money" means, in relation to any Person at
      -------------------------------
any time, (a) all Indebtedness of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar Instruments on which interest charges are customarily paid), all Indebtedness of such Person relative to the face amount of all letters of credit, whether or not drawn, all Indebtedness of such Person constituting Capitalized Lease Obligations, and all Indebtedness of such Person of the type described in clause (d) of the definition of the term
                                     ----------
"Indebtedness" and all other obligations of such Person for the deferred
-------------
purchase price of Property or services, and (b) all Contingent Obligations of such Person in respect of any Indebtedness of any other Persons of the kind described in clause (a) of this definition. Anything in the foregoing sentence
             ----------
of this definition to the contrary notwithstanding, for purposes of this Agreement and the other Loan Documents, the term "Indebtedness for Borrowed
                                                  -------------------------
Money", when used in relation to any Person, shall in no event include any
-----
Indebtedness or Contingent Obligations of such Person in respect of any accounts payable, accrued liabilities or other Indebtedness to trade creditors or employees.

          "Indemnified Liabilities" is defined in Section 13.4.
           -----------------------                ------------

          "Indemnified Party" is defined in Section 13.4.
           -----------------                ------------

          "Independent Public Accountant" means Arthur Andersen LLP, or any
           -----------------------------
other firm of certified public accountants of recognized standing selected by the Principal Companies and reasonably acceptable to the Agent.

          "Instrument" means any contract, agreement, indenture, mortgage or
           ----------
other document or writing (whether a formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

          "Intercompany Subordination Agreement" means the Subordination
           ------------------------------------
Agreement, substantially in the form of Exhibit L attached hereto, to be
                                        ---------
executed and delivered by each of the Principal Companies on or prior to the Closing Date.

          "Interest Period" means, relative to any Eurodollar Loan, the period,
           ---------------
selected in accordance with Section 4.4.1, for which such Eurodollar Loan bears
                            -------------
interest at a rate determined with reference to the Eurodollar Rate (Reserve Adjusted).

          "Inventory" means, in relation to any Principal Company, all now owned
           ---------
and hereafter acquired goods (including, without limitation, (a) goods in the possession of such Principal Company or of a bailee or other Person for sale, storage, transit, processing, use or otherwise and (b) supplies, finished goods, parts and components) which are: (i) held for sale or lease, (ii) furnished or to be furnished under contracts of service, or (iii) raw materials, work-in-process and materials used or consumed in its business.

     "Investment" means, in relation to any Person,
      ----------

               (a) any loan, advance or other extension of credit made by such Person to any other Person;

               (b) the creation of any Contingent Obligation of such Person to support any of the Indebtedness of any other Person; or

               (c) any capital contribution by such Person to, or purchase of Capital Stock or other Securities or partnership interests by such Person in, any other Person, or any other investment evidencing an ownership or similar interest of such Person in any other Person.

     "Issuance Request" means a request and certificate duly executed by the
      ----------------
chief financial, accounting or executive Authorized Officer of the Borrower, in or substantially in the form of Exhibit E attached hereto (with such changes
                                ---------
thereto as may be agreed upon from time to time by the Agent and the Borrower).

     "Issuer"  means Imperial Bank, in its capacity as issuer of one or more
      ------
Letters of Credit, or any affiliate, unit or agency of Imperial Bank which has agreed to issue one or more Letters of Credit at the request of the Agent.

     "Letter of Credit"  is defined in Section 5.1.
      ----------------                 -----------

     "Letter of Credit Outstandings"  means, at any time, an amount equal to the
      -----------------------------
sum of

          (a) the then aggregate amount which is undrawn and available under all outstanding Letters of Credit,

plus
----
          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     "Leverage Ratio" means the ratio, calculated on of the last day of any
      --------------
Reference Period, of (a) Total Liabilities at such time, less the outstanding
                                                         ----
principal amount of Designated Seller Debt at such time, to (b) Consolidated EBITDA for such Reference Period. The term "Designated Seller Debt" shall mean all Permitted Subordinated Seller Debt designated by the Agent as Designated Seller Debt for purposes of this definition on or prior to the date of incurrence of such Permitted Subordinated Seller Debt. For purposes of determining the Leverage Ratio at any time during the period September 30, 1997 through December 30, 1997, the Consolidated EBITDA shall be equal to the aggregate Consolidated EBITDA for the period of the two consecutive fiscal quarters ending on September 30, 1997, multiplied by 2.0. For purposes of determining the Leverage Ratio at any time during the period December 31, 1997 through March 30, 1998, the Consolidated EBITDA shall be equal to the aggregate Consolidated EBITDA for the period of the three consecutive fiscal quarters ending on December 31, 1997, multiplied by four-thirds. For purposes of determining the Leverage Ratio at any time after March 30, 1998, the Consolidated EBITDA shall be equal to the aggregate Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters then ended.

     "Lien" means any mortgage, security interest, pledge, hypothecation,
      ----
assignment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Loan" means any of the Facility A Loans, the Facility B Loans and the
      ----
Facility C Loans; and "Loans" means, collectively, the Facility A Loans, the
                       -----
Facility B Loans and the Facility C Loans.

     "Loan Documents" means, collectively, this Agreement, the Notes, the
      --------------
Letters of Credit, the Collateral Documents, and each other Instrument executed and delivered pursuant to or in connection with any thereof.

     "Loan Request" means a loan request and certificate duly executed and
      ------------
delivered to the Agent by the chief financial, accounting or executive Authorized Officer of the Borrower, in or substantially in the form of Exhibit D
                                                                       ---------
attached hereto, with such changes thereto as may be agreed upon by the Borrower and the Agent.

     "Materially Adverse Effect" means, in relation to any event, occurrence or
      -------------------------
development of whatsoever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding),

               (a) a materially adverse effect on the business, Property, operations, prospects or condition, financial or otherwise, of Parent Company and its Subsidiaries, taken as a whole;

               (b) a materially adverse effect on the ability of any Principal Company to perform any of its payment or other material Obligations under any Loan Document to which it is a party; or

               (c) a material impairment of the validity or enforceability of any Loan Document or any material impairment of the rights, remedies or benefits available to the Agent or the Banks under any Loan Document.

     "Maturity" means, relative to any Loan, the date on which such Loan is
      --------
stated to be due and payable in whole or in part (in accordance with the Note evidencing such Loan, this Agreement or otherwise) or such earlier date when such Loan (or any portion thereof) shall be or become due and payable in whole or in part in accordance with the terms of this Agreement, whether by required prepayment, declaration, acceleration or otherwise.

     "Maximum Facility A Availability" means, at any date of determination, an
      -------------------------------
amount equal to the lesser of (a) the Facility A Commitment Amount, less the sum
                                                                    ----
of (i) the aggregate outstanding principal amount of Facility A Loans, plus (ii)
                                                                       ----
the aggregate amount of Letter of Credit Outstandings, or (b) the Adjusted Borrowing Base, less the sum of (i) the aggregate outstanding principal amount
                ----
of Facility A Loans, plus (ii) the aggregate amount of Letter of Credit
                     ----
Outstandings, plus (iii) the aggregate outstanding principal amount of Facility
              ----
B Loans, plus (iv) the aggregate outstanding principal amount of Facility C
         ----
Loans.

     "Maximum Facility B Availability" means, at any date of determination, an
      -------------------------------
amount equal to the lesser of (a) the Facility B Commitment Amount, less the
                                                                    ----
aggregate outstanding principal amount of Facility B Loans, or (b) the Adjusted Borrowing Base, less the sum of (i) the aggregate outstanding principal amount
                ----
of Facility A Loans, plus (ii) the aggregate amount of Letter of Credit
                     ----
Outstandings, plus (iii) the aggregate outstanding principal amount of Facility
              ----
B Loans, plus (iv) the aggregate outstanding principal amount of Facility C
         ----
Loans.

     "Maximum Facility C Availability" means, at any date of determination, an
      -------------------------------
amount equal to the lesser of (a) the Facility C Commitment Amount, less the
                                                                    ----
aggregate outstanding principal amount of Facility C Loans, or (b) the Adjusted Borrowing Base, less the sum of (i) the aggregate outstanding principal amount
                ----
of Facility A Loans, plus (ii) the aggregate amount of Letter of Credit
                     ----
Outstandings, plus (iii) the aggregate outstanding principal amount of Facility
              ----
B Loans, plus (iv) the aggregate outstanding principal amount of Facility C
         ----
Loans.

     "Net Equity Proceeds" means, with respect to the issuance by the Parent
      -------------------
Company of any Capital Stock, the gross amount of cash consideration payable to or receivable by the Parent Company in respect of such issuance, less (to the extent applicable and without duplication) reasonable sales and underwriting commissions, investment banking, accounting and legal fees and disbursements, and printing expenses and any governmental fees incurred in connection with such issuance and payable by the issuer of such Capital Stock. If the Parent Company receives any Property (other than cash) as part of the consideration for any such issuance, Net Equity Proceeds shall be deemed to include any cash payments in respect of such Property when and to the extent received by the Parent Company.

     "Notes" means, collectively, the Facility A Notes, the Facility B Notes and
      -----
the Facility C Notes.

     "Obligations" means, collectively, all of the indebtedness, obligations and
      -----------
liabilities existing on the date of this Agreement or arising from time to time thereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Borrower or any other Principal Company to the Agent or the Banks (a) in respect of any of the Loans made to the Borrower by the Banks pursuant to this Agreement, (b) under or in respect of any of the Letters of Credit issued pursuant to this Agreement, or (c) under or in respect of this Agreement, the Notes or any of the other Loan Documents. For all purposes of this Agreement and the other Loan Documents, the term "Obligations" shall include all Reimbursement Obligations of
                     -----------
the Borrower or any Principal Company.

     "Paid (or payment) in full" means paid (or payment) in full in cash.
      -------------------------

     "Parent Company" is defined in the introductory paragraph hereto.
      --------------

     "Participant" is defined in Section 12.1.1.
      -----------                --------------

     "Patent Security Agreements" means, collectively,  the Patent Security
      --------------------------
Agreements, substantially in the form of Exhibit J attached hereto, to be
                                         ---------
executed and delivered by each of the Principal Companies on or prior to the Closing Date in favor of the Agent for the benefit of the Secured Parties.


     "Percentage" of any Bank means, at any time, the percentage set forth
      ----------
opposite such Bank's name on Schedule 2 hereto (or, if such Bank has executed an
                             ----------
Assignment and Acceptance Agreement, opposite such Bank's signature on the most recent Assignment and Acceptance Agreement then executed by it).

     "Permitted Acquisition" means any Acquisition by any Principal Company
      ---------------------
from time to time after the Closing Date; provided, however, that:
                                          --------  -------

               (a) after giving effect to such Acquisition, all of the Property acquired pursuant thereto shall be owned exclusively by such Principal Company or one of its direct Subsidiaries that, immediately upon completion of such Acquisition, shall have become party hereto as a Principal Company and shall have complied with the covenants contained in Section 9.1.9
                                                             -------------
     hereof;

               (b) the Parent Company shall have demonstrated to the reasonable satisfaction of the Agent, based on historical financial statements, projections and pro-forma financial statements, in each case certified by an Authorized Officer of the Parent Company, that all covenants, including all covenants contained in Article IX hereof, contained herein (A) would
                                ----------
     have been satisfied on a pro forma basis as at the end of or for the most recent Reference Period, and (B) will be satisfied on a pro forma basis through the Final Maturity Date, based on operating and financial projections which are consistent with historical results which conservatively can be expected for the future;

               (c) the Acquisition is of a Person or business engaged in one of the businesses of the Principal Companies as of the date hereof, or of a business reasonably incidental or related thereto; and

               (d) at any time any offer or commitment is made to engage in any such Acquisition, at any time any agreement to engage in any such Acquisition is entered into, and after giving effect to any such Acquisition, no Default or Event of Default shall occur or be continuing.

     "Permitted Capital Stock" means any Capital Stock of any Person with
      -----------------------
respect to which such Person has no obligation to (a) declare or pay any dividend (other than dividends payable in shares of Permitted Capital Stock), at any time on or prior to November 30, 2003, (b) make any redemption, repurchase, retirement or acquisition, whether through a Subsidiary of such Person or otherwise, at any time on or prior to November 30, 2003, except redemptions of such Permitted Capital Stock of the Parent Company by the Parent Company the sole consideration for which shall be of Permitted Capital Stock of the Parent Company, (c) make any return of capital to the holder thereof at any time on or prior to November 30, 2003, or (d) make any other distribution of any kind at any time on or prior to November 30, 2003.

     "Permitted Disposition" means:
      ---------------------

               (a) any Sale by any of the Principal Companies or their Subsidiaries of its inventory in the ordinary course of its business;

               (b) any Sale by any of the Principal Companies or their Subsidiaries in the ordinary course of its business of its equipment or other tangible personal Property that is obsolete or no longer useful or necessary to its business;

               (c) any Sale by any of the Principal Companies or their Subsidiaries in the ordinary course of its business, and in a manner consistent with its customary and usual cash management practices, of its Permitted Investments; or

               (d) the creation or incurrence by any of the Principal Companies or their Subsidiaries of any Liens permitted by Section 9.2.3.
                                                     -------------

     "Permitted Indebtedness" means any of the following Indebtedness:
      ----------------------

               (a) Indebtedness of any of the Principal Companies or any of their Subsidiaries in respect of taxes, assessments, levies or other governmental charges, and Indebtedness of any such Person in respect of accounts payable or other Indebtedness to trade creditors incurred in the ordinary course of business or in respect of claims against it for labor, materials or supplies, to the extent that (in each case) the payment thereof shall not at the time be required to be made in accordance with the provisions of Section 9.1.4;
                   -------------

               (b) Indebtedness of any of the Principal Companies or their Subsidiaries secured by Liens of carriers, warehousemen, mechanics, landlords or materialmen that constitute Permitted Liens under clause (c)
                                                                    -----------
     or (e) of the definition thereof;
        ---

               (c) Indebtedness of any of the Principal Companies or their Subsidiaries in respect of judgments or awards which have been in force for less than the applicable appeal period so long as (i) (in each case) such Person shall at the time in good faith be prosecuting an appeal or proceedings for review and execution thereof shall have been stayed pending such appeal or review, and (ii) the aggregate amount of all such Indebtedness of any of the Principal Companies or their Subsidiaries outstanding at any time (determined on a consolidated basis in accordance with GAAP) does not exceed $500,000;

               (d) Indebtedness incurred by any of the Principal Companies or their Subsidiaries in connection with the acquisition, construction or improvement by such Person of equipment used or to be used in the ordinary course of business of such Person; provided, however, that (i) the
                                        --------  -------
     aggregate amount of all such Indebtedness of the Principal Companies or their Subsidiaries outstanding at any time (determined on a consolidated basis in accordance with GAAP) does not exceed $1,500,000, and (ii) any Liens on such equipment securing such Indebtedness constitute Permitted Liens under clause (g) of the definition thereof;
                 ----------

               (e) Contractual Obligations of any of the Principal Companies or their Subsidiaries (other than Contractual Obligations constituting Indebtedness for Borrowed Money) under Instruments (including operating leases or subleases of real or personal Property, but in any event excluding any Instruments creating, governing or securing Indebtedness for Borrowed Money) entered into in the ordinary course of business of such Person, and Contingent Obligations of any of the Principal Companies or their Subsidiaries incurred in the ordinary course of business of such Person in respect of any of such Contractual Obligations;

               (f) Indebtedness under or in respect of Contingent Obligations of any of the Principal Companies or their Subsidiaries in respect of letters of credit or surety or other bonds issued in the ordinary course of business of such Person in connection with Liens that constitute Permitted Liens under clause (c) of the definition thereof;
                 ----------

               (g) Indebtedness for Borrowed Money of any of the Principal Companies that (i) is existing on the date of this Agreement and is not otherwise expressly permitted by this Agreement, (ii) is identified in

     Section 8.7 of the Disclosure Schedule and (iii) does not, with respect to
     -----------        -------------------
     any such item of Indebtedness for Borrowed Money, at any time exceed the outstanding amount of such Indebtedness for Borrowed Money set forth in

     Section 8.7 of the Disclosure Schedule; and
     -----------        ---------- --------

               (h) any extension, refunding, replacement or renewal of any Indebtedness referred to in paragraph (g), so long as such Indebtedness is
                                 -------------
     not increased or secured by additional Property.

     "Permitted Investments" means any of the following Investments by any of
      ---------------------
the Principal Companies or their Subsidiaries:

               (a) Investments that (i) are owned or held by the Principal Companies or are outstanding or are in effect on the date of this Agreement, and (ii) are identified in Section 8.20 of the Disclosure
                                           ------------        ----------
     Schedule;
     --------

               (b) Investments in cash and Cash Equivalents;

               (c) Investments in the form of Accounts Receivable;

               (d) Investments in the form of advances or prepayments to suppliers in the ordinary course of business; and

               (e) Investments in the form of loans or advances to employees in the ordinary course of business for travel expenses, drawing accounts or other similar business-related expenses.

     "Permitted Liens" means any of the following Liens:
      ---------------

               (a) Liens that (i) are in existence on the date of this Agreement, (ii) are identified in Section 8.15 of the Disclosure Schedule,
                                       ------------        -------------------
     and (iii) secure Indebtedness for Borrowed Money of any of the Principal Companies or their Subsidiaries constituting Permitted Indebtedness under clause (g) of the definition thereof;
     ----------

               (b) Liens to secure taxes, assessments, levies or other governmental charges imposed upon any of the Principal Companies or their Subsidiaries, and Liens to secure claims against any of the Principal Companies or their Subsidiaries for labor, materials or supplies, to the extent (in each case) that the payment thereof shall not at the time be required to be made in accordance with the provisions of Section 9.l.4;
                                                              -------------

               (c) Deposits or pledges made by any of the Principal Companies or their Subsidiaries in the ordinary course of its business (i) in connection with, or to secure payment of, workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) to secure the performance of bids, tenders, statutory obligations, leases or contracts (other than contracts relating to borrowed money), or (iii) to secure surety, appeal, indemnity or performance bonds, in each case in the ordinary course of the business of such Person, and in each case only to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 9.1.4;
                                               -------------

               (d) Liens in respect of judgments or awards against any of the Principal Companies or their Subsidiaries to the extent that such judgments or awards constitute Permitted Indebtedness under clause (c)
                                                                      ----------
     of the definition thereof;

               (e) Liens of carriers, warehousemen, mechanics, landlords or materialmen incurred in the ordinary course of the business of any of the Principal Companies or their Subsidiaries, in each case, for sums not overdue or being contested in good faith by appropriate proceedings, and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Parent Company and its Subsidiaries in accordance with GAAP to the extent required under such principles;

               (f) easements, rights-of-way, zoning and other similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of any of the Principal Companies or their Subsidiaries;

               (g) Liens created by any of the Principal Companies or their Subsidiaries to secure the payment of the cost of equipment acquired, constructed or improved by such Person after the date of this Agreement and which Liens are created substantially contemporaneously with or within 360 days after the acquisition, construction or improvement of the equipment subject thereto (all Liens of the type described in this clause (g) being
                                                              ----------
     hereinafter called "Purchase Money Liens"); provided, however, that:
                         --------------------    --------  -------

                  (i) any equipment subject to any such Purchase Money Lien created by any of the Principal Companies or their Subsidiaries is used or to be used in the ordinary course of business of such Person;

                  (ii) no such Purchase Money Lien on any such equipment shall extend to or cover any Property of such Person other than such equipment; and

                  (iii) the aggregate amount of all Indebtedness of any of the Principal Companies or their Subsidiaries outstanding at any time and secured by all such Purchase Money Liens on equipment (determined on a consolidated basis in accordance with GAAP) shall at no time exceed $1,500,000; and

               (h) Extensions, renewals and replacements of Liens described in clauses (a) and (g) of this definition, provided that each such extension,
     -----------     ---                     --------
     renewal or replacement Lien is limited to the

     Property covered by the Lien so extended, renewed or replaced and does not secure any Indebtedness that is different from or in excess of that secured immediately prior to such extension, renewal or replacement.

     "Permitted Subordinated Seller Debt" means Seller Debt:
      ----------------------------------

               (a) that is not guarantied in any manner by any Principal Company or secured by any Property of any Principal Company;

               (b) the terms of which, including (i) the payment, prepayment, redemption, repurchase and other similar terms, (ii) the interest rate and interest and fee payment terms and (iii) the covenants, defaults and other provisions, shall be acceptable in all respects to the Agent; and

               (c) that is subordinated in right of payment and exercise of remedies to the prior payment in full of all the Obligations, and any Indebtedness which refunds, refinances or replaces the Obligations, pursuant to a subordination agreement among the holder of such Indebtedness, the Borrower and the Agent which is acceptable in all respects to the Agent.

     "Person" means any natural person, corporation, partnership, joint venture,
      ------
association, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Pledge Agreement" means the Pledge Agreement, substantially in the form of
      ----------------
Exhibit H attached hereto, to be executed and delivered by the Borrower on or
---------
prior to the Closing Date in favor of the Secured Parties.

     "Prime Rate" means the higher of (a) the annual rate of interest announced
      ----------
from time to time by the Agent at its head office in San Jose, California, as its "prime rate" and (b) one-half of one percent (1/2%) above the Federal Funds Rate.

     "Prime Rate Margin" means
      -----------------

     (a) with respect to the principal amount of any Facility A Loan for any fiscal quarter of the Borrower, the rate per annum determined in accordance with the schedule set forth below based upon the Leverage Ratio for the Reference Period ending on the day immediately preceding the commencement of the fiscal quarter immediately prior to such fiscal quarter:


------------------------------------------------------------------------------
                                                             PRIME
                  LEVERAGE RATIO                          Rate Margin
-------------------------------------------------- ---------------------------
------------------------------------------------------------------------------
Equal to or greater than 5.00:1.00                          0.50%
------------------------------------------------------------------------------
Equal to or greater than 4.00:1.00, but less than           0.25%
 5.00:1.00
------------------------------------------------------------------------------
Equal to or greater than 3.00:1.00, but less than           0.125%
 4.00:1.00
------------------------------------------------------------------------------
Less than 3.00:1.00                                         0%
------------------------------------------------------------------------------

          (b) with respect to the principal amount of (i) any Facility B Loan or (ii) any Facility C Loan, for any fiscal quarter of the Borrower, the rate per annum determined in accordance with the schedule set forth below based upon the Leverage Ratio for the Reference Period ending on the day immediately preceding the commencement of the fiscal quarter immediately prior to such fiscal quarter:



------------------------------------------------------------------------------
                                                             PRIME
                  LEVERAGE RATIO                          Rate Margin
-------------------------------------------------- ---------------------------
------------------------------------------------------------------------------
Equal to or greater than 5.00:1.00                           1.00%
------------------------------------------------------------------------------
Equal to or greater than 4.00:1.00, but less than            0.75%
 5.00:1.00
------------------------------------------------------------------------------
Equal to or greater than 3.00:1.00, but less than            0.50%
 4.00:1.00
------------------------------------------------------------------------------
Less than 3.00:1.00                                          0.375%
------------------------------------------------------------------------------

     "Principal Companies" means, collectively, the Parent Company, the
      -------------------
Borrower, and each of the other View Tech Subsidiaries.

     "Projections" is defined in 8.5.
      -----------                ---

     "Property" means any interest in any kind of property or asset, whether
      --------
real, personal or mixed, and whether tangible or intangible.

     "Purchasing Bank" is defined in Section 12.2.1.
      ---------------                --------------

     "Public Offering" means any public offering by the Parent Company for
      ---------------
its own account of Capital Stock of Parent Company pursuant to an effective registration statement on Form S-1, Form S-2 or Form S-3 under the Securities Act of 1933, as amended.

     "Reference Period" means each period of four (4) consecutive fiscal
      ----------------
quarters of the Principal Companies and their Subsidiaries.

     "Register" is defined in Section 12.2.4.
      --------                --------------

     "Reimbursement Obligations" is defined in Section 5.6.
      -------------------------                -----------

     "Related Parties" is defined in Section 11.2.
      ---------------                ------------

     "Relative" means, in relation to any Person, any spouse, parent,
      --------
grandparent, child, grandchild, brother or sister of such Person, or the spouse of any of the foregoing.

     "Release" means a "release," as such term is defined in CERCLA.
      -------

     "Required Banks" means, at the time any determination thereof is to be
      --------------
made, (a) Banks having in the aggregate more than 66-2/3% of the aggregate Commitments, and (b) if all the Commitments have terminated, Banks then holding in the aggregate more than 66-2/3% of the aggregate outstanding principal amount of all of the Loans.

     "Restricted Payments" means, in relation to the Parent Company and its
      -------------------
Subsidiaries:

          (a) any payment, prepayment, distribution, loan, advance, Investment or Sale by the Parent Company or by any View Tech Subsidiary which constitutes an Affiliate Transaction described in clause (a), (b), (c),
                                                       ----------  ---  ---
     (d), (e), (f) or (g) of the definition "Affiliate Transaction"; and
     ---  ---  ---    ---                    ---------------------

          (b) any declaration or payment by the Parent Company or by any View Tech Subsidiary of any dividends or other distributions on account of, or any payment or other distribution by the Parent Company or by any View Tech Subsidiary on account of the purchase, repurchase, redemption, retirement or other acquisition for value of, any shares of Capital Stock of the Parent Company or any View Tech Subsidiary.

For the purposes of this Agreement and the other Loan Documents, the term "Restricted Payments" shall not include any salaries, bonuses, advances or
--------------------
incentive stock options paid or issued to directors, officers or employees of the Parent Company or any of its Subsidiaries in the ordinary course of business.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Sale" means any sale, conveyance, exchange, swap, trade, transfer or other
      ----
disposition of any Property.

     "Secured Parties" means, collectively, the Agent, the Issuer and the Banks.
      ---------------

     "Securities" means any Capital Stock, partnership interests, voting trust
      ----------
certificates, bonds, debentures, notes or other evidences of Indebtedness for Borrowed Money, secured or unsecured, convertible, subordinated or otherwise, or in general any Instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Security Agreement" means the Security Agreement, substantially in the
      ------------------
form of Exhibit I attached hereto, to be executed and delivered by the Principal
        ---------
Companies on or prior to the Closing Date in favor of the Agent, for the benefit of the Secured Parties.

     "Security Agreements" means, collectively, the Security Agreement, the
      -------------------
Patent Security Agreements and the Trademark Security Agreements.

     "Security Instrument" means any security agreement, chattel mortgage,
      -------------------
assignment, financing or similar statement or notice, continuation statement, or other agreement or Instrument, or any amendment or supplement to any thereof, providing for, evidencing or perfecting any Lien.

     "Seller Debt" means Indebtedness of any Principal Company (whether in
      -----------
respect of promissory notes, non-compete covenants or otherwise) incurred in connection with any Permitted Acquisition by such Principal Company.

     "Stated Amount" of each Letter of Credit means the "Stated Amount" as
      -------------                                      -------------
defined therein or, if not defined therein, the face amount thereof.

     "Stated Expiry Date" is defined in clause (b) of Section 5.1.
      ------------------                ----------    -----------

     "Subsidiary" means, in relation to any Person (in this paragraph called the
      ----------
"parent") at any time, any corporation, partnership or other Person (a) of which shares of Capital Stock, partnership interests or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other Person, or representing a majority of the equity interests in such corporation, partnership or other Person, are at the time owned, controlled or held, directly or indirectly, by the parent, or (b) the management of which is otherwise controlled, directly or indirectly, by the parent.

     "Taxes" is defined in Section 3.8.
      -----                -----------

     "Telcom Holding Group" means Telcom Holding, LLC and any of its Affiliates.
      --------------------

     "Total Liabilities" means, at any time, the total liabilities of the Parent
      -----------------
Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Trademark Security Agreements" means, collectively, the Trademark Security
      -----------------------------
Agreements, substantially in the form of Exhibit K attached hereto, to be
                                         ---------
executed and delivered by each of the Principal Companies on or prior to the Closing Date in favor of the Agent, for the benefit of the Secured Parties.

     "Transfer Effective Date" is defined in Section 12.2.1.
      -----------------------                --------------

     "Transferee" is defined in Section 12.3.
      ----------                ------------

     "Unused Commitment Amount" means, for any period (of one or more days), the
      ------------------------
sum of

          (a) the average daily amount for such period by which the Facility A Commitment Amount (as reduced by any permanent reduction pursuant to
     Section 2.2.1) on each day during such period exceeds the sum of (i) the
     -------------                                 -------
     aggregate principal amount of all Facility A Loans outstanding on each such day, plus (ii) the aggregate amount of Letter of Credit Outstandings on
          ----
     each such day, plus
                    ----

          (b) the average daily amount for such period by which the Facility B Commitment Amount (as reduced by any permanent reduction pursuant to
     Section 2.2.2) on each day during such period exceeds the aggregate
     -------------
     principal amount of all Facility B Loans outstanding on each such day, plus
                                                                            ----

          (c) the average daily amount for such period by which the Facility C Commitment Amount (as reduced by any permanent reduction pursuant to
     Section 2.2.3) on each day during such period exceeds the aggregate
     -------------
     principal amount of all Facility C Loans outstanding on each such day.

     "View Tech Affiliate" means the Parent Company or any of its Affiliates.
      -------------------

     "View Tech" is defined in the introductory paragraph hereto .
      ---------

     "View Tech Subsidiaries" means, collectively, the Borrower and each of the
      ----------------------
other Subsidiaries of the Parent Company.

     "Voting Shares" means Capital Stock of the class or classes having general
      -------------
voting power under ordinary circumstances to elect the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     SECTION 1.2.  USE OF DEFINED TERMS.  Terms for which meanings are provided
                   --------------------
in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in the Notes, the Disclosure Schedule,
                                                         -------------------
each of the other Loan Documents and each notice or other communication delivered from time to time in connection with this Agreement or any Instrument executed pursuant hereto.

     SECTION 1.3.  CROSS-REFERENCES.  Unless otherwise specified, references in
                   ----------------
this Agreement or in any of the other Loan Documents to any Article or Section
                                                            -------    -------
are references to such Article or Section of this Agreement or such other Loan
                       -------    -------
Document, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any paragraph or clause are references to such
-------  -------                      ---------    ------
paragraph or clause of such Section, Article or definition.
---------    ------         -------  -------

     SECTION 1.4.  ACCOUNTING AND FINANCIAL DETERMINATIONS. Where the character
                   ---------------------------------------
or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purposes of this Agreement and the other Loan Documents, such determination or calculation shall, to the extent applicable, be made in accordance with generally accepted accounting principles ("GAAP"). Inasmuch as the parties have
                                           ----
agreed to certain financial ratios and limitations based upon application of generally accepted accounting principles now in effect, in the event of any change after the date hereof in generally accepted accounting principles, which change materially affects the composition or calculation of accounts or items used in determining the financial ratios or limitations herein, the Borrower and the Agent shall cause such ratios or limitations to be appropriately modified so as to eliminate or minimize, to the extent practicable, the effect of such changes.

     SECTION 1.5.  GENERAL PROVISIONS RELATING TO DEFINITIONS. Terms for which
                   ------------------------------------------
meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any
          ---------
description preceding such term. Each reference herein to any Person shall include a reference to such Person's successors and assigns. References to any Instrument defined in this Agreement refer to such Instrument as originally executed or, if subsequently amended or supplemented from time to time, as so amended or supplemented and in effect at the relevant time of reference thereto.

                                   ARTICLE II

                                  COMMITMENTS
                                  -----------

     SECTION 2.1.  COMMITMENTS.  Subject to the terms and conditions of this
                   -----------
Agreement (including Article VI):
                     ----------

          (a) each Bank severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the date hereof and continuing to and including the Facility A Commitment Termination Date, make loans (relative to each Bank, its "Facility A
                                                               ----------
     Loans") to the Borrower equal to such Bank's Percentage of the aggregate
     -----
     principal amount of the Facility A Loans requested by the Borrower pursuant to Section 3.1; provided, however, that no Bank shall be permitted or
        -----------  --------  -------
     required to make any Facility A Loan if the amount of such Facility A Loan shall exceed the Maximum Facility A Availability then in effect;

          (b) the Issuer agrees that it will, from time to time on any Business Day occurring during the period commencing on the Closing Date and continuing to (but not including) the Facility A Commitment Termination Date, issue or extend Letters of Credit for the account of the Borrower or any of its Subsidiaries, all in accordance with the provisions of Article
                                                                       -------
     V; provided, however, that neither the Issuer nor any Bank shall be
     -  --------  -------
     permitted or required to issue or extend, in the case of the Issuer, or participate in the issuance or extension of, in the case of such Bank, a Letter of Credit if the face amount of such Letter of Credit shall exceed the Maximum Facility A Availability then in effect;

          (c) each Bank severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the date hereof and continuing to and including the Facility B Commitment Termination Date, make loans (relative to each Bank, its "Facility B
                                                               ----------
     Loans") to the Borrower equal to such Bank's Percentage of the aggregate
     -----
     principal amount of the Facility B Loans requested by the Borrower pursuant to Section 3.1; provided, however, that no Bank shall be permitted or
        -----------  --------  -------
     required to make any Facility B Loan if the amount of such Facility B Loan shall exceed the Maximum Facility B Availability then in effect; and

          (d) each Bank severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the date hereof and continuing to and including the Facility C Commitment Termination Date, make loans (relative to each Bank, its "Facility C
                                                               ----------
     Loans") to the Borrower equal to such Bank's Percentage of the aggregate
     -----
     principal amount of the Facility C Loans requested by the Borrower pursuant to Section 3.1; provided, however, that no Bank shall be permitted or
        -----------  --------  -------
     required to make any Facility C Loan if the amount of such Facility C Loan shall exceed the Maximum Facility C Availability then in effect. Subject always to the terms and conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans pursuant to the Commitments.

     SECTION 2.2.  COMMITMENT AMOUNTS.  The amount of each of the Commitments
                   ------------------
shall be as set forth as follows in this Section 2.2:
                                         -----------

     SECTION 2.2.1.  FACILITY A COMMITMENT AMOUNT.  The aggregate principal
                     ----------------------------
amount ("Facility A Commitment Amount") of the Facility A Commitments of all the
         ----------------------------
Banks on any date on or prior to the Facility A Commitment Termination Date shall be $7,000,000. The Facility A Commitment shall in any event terminate in full and the Facility A Commitment Amount shall be reduced to zero on the Facility A Commitment Termination Date. The Facility A Commitment Amount from time to time in effect shall be subject to permanent reduction, automatically and without further action, by the aggregate principal amount of each voluntary permanent reduction of the Facility A Commitment Amount made by the Borrower from time to time after the date hereof; provided, however, that
                                         --------  -------

          (a) each such permanent reduction of the Facility A Commitment Amount shall require at least three (3) Business Days' prior notice to the Agent and shall be permanent, and any partial reduction of such amount shall be in a minimum amount of $500,000 or in an integral multiple of $100,000 in excess thereof, and

          (b) no such permanent reduction of the Facility A Commitment Amount may be made by the Borrower if, after giving effect to such reduction, the Facility A Commitment Amount would be reduced to an amount which is less than the sum of the aggregate principal amount of all Facility A Loans then outstanding and the aggregate amount of Letter of Credit Outstandings at such time.

     SECTION 2.2.2.  FACILITY B COMMITMENT AMOUNT.  The aggregate principal
                     ----------------------------
amount ("Facility B Commitment Amount") of the Facility B Commitments of all the
         ----------------------------
Banks on any date on or prior to the Facility B Commitment Termination Date shall be $5,000,000. The Facility B Commitment shall in any event terminate in full and the Facility B Commitment Amount shall be reduced to zero on the Facility B Commitment Termination Date. The Facility B Commitment Amount from time to time in effect shall be subject to permanent reduction, automatically and without further action, by the aggregate principal amount of each voluntary permanent reduction of the Facility B Commitment Amount made by the Borrower from time to time after the date hereof; provided, however, that
                                         --------  -------

          (a) each such permanent reduction of the Facility B Commitment Amount shall require at least three (3) Business Days' prior notice to the Agent and shall be permanent, and any partial reduction of such amount shall be in a minimum amount of $500,000 or in an integral multiple of $100,000 in excess thereof, and

          (b) no such permanent reduction of the Facility B Commitment Amount may be made by the Borrower if, after giving effect to such reduction, the Facility B Commitment Amount would be reduced to an amount which is less than the aggregate principal amount of all Facility B Loans then outstanding.

     The Facility B Commitment Amount from time to time in effect shall also be subject to automatic permanent reduction by the aggregate amount of Net Equity Proceeds received from time to time by the Parent Company from any Public Offering, effective on and as of the date of receipt by the Parent Company of any such Net Equity Proceeds.

     SECTION 2.2.3.  FACILITY C COMMITMENT AMOUNT.  The aggregate principal
                     ----------------------------
amount ("Facility C Commitment Amount") of the Facility C Commitments of all the
         ----------------------------
Banks on any date on or prior to the Facility C Commitment Termination Date shall be $3,000,000. The Facility C Commitment shall in any event terminate in full and the Facility C Commitment Amount shall be reduced to zero on the Facility C Commitment Termination Date. The Facility C Commitment Amount from time to time in effect shall be subject to permanent reduction, automatically and without further action, by the aggregate principal amount of each voluntary permanent reduction of the Facility C Commitment Amount made by the Borrower from time to time after the date hereof; provided, however, that
                                         --------  -------

          (a) each such permanent reduction of the Facility C Commitment Amount shall require at least three (3) Business Days' prior notice to the Agent and shall be permanent, and any partial reduction of such amount shall be in a minimum amount of $500,000 or in an integral multiple of $100,000 in excess thereof, and

          (b) no such permanent reduction of the Facility C Commitment Amount may be made by the Borrower if, after giving effect to such reduction, the Facility C Commitment Amount would be reduced to an amount which is less than the aggregate principal amount of all Facility C Loans then outstanding.

     SECTION 2.3  Commitments Several.  The failure of any Bank to make any Loan
                  -------------------
or any other Credit Extension hereunder shall not relieve any other Bank of its obligation (if any) to make a Loan or any other Credit Extension, but no Bank shall be responsible for the failure of any other Bank to make a Loan or other Credit Extension required to be made by such other Bank.

                                  ARTICLE III

                                LOANS AND NOTES
                                ---------------

     SECTION 3.1.  BORROWING PROCEDURES.  Loans shall be made by the Banks in
                   --------------------
accordance with this Section 3.1.
                     -----------

     SECTION 3.1.1.  REQUESTS FOR BORROWING.  By delivering to the Agent a Loan
                     ----------------------
Request on or before 11:00 a.m., Boston time, the Borrower may

          (a) from time to time request, on not less than one (1) nor more than five (5) Business Days' notice for Prime Rate Loans (or not less than three
     (3) nor more than five (5) Business Days' notice for Eurodollar Loans), that a Facility A Loan be made by the Banks in a minimum aggregate principal amount of $100,000, or any integral multiple of $100,000 in excess thereof, on the Drawdown Date (which must be a Business Day) specified in such Loan Request,

          (b) from time to time request, on not less than one (1) nor more than five (5) Business Days' notice for Prime Rate Loans (or not less than three
     (3) nor more than five (5) Business Days' notice for Eurodollar Loans), that a Facility B Loan be made by the Banks in a minimum aggregate principal amount of $100,000, or any integral multiple of $100,000 in excess thereof, on the Drawdown Date (which must be a Business Day) specified in such Loan Request, and

          (c) from time to time request, on not less than one (1) nor more than five (5) Business Days' notice for Prime Rate Loans (or not less than three
     (3) nor more than five (5) Business Days' notice for Eurodollar Loans), that a Facility C Loan be made by the Banks in a minimum aggregate principal amount of $100,000, or any integral multiple of $100,000 in excess thereof, on the Drawdown Date (which must be a Business Day) specified in such Loan Request.

The Agent shall promptly notify the Banks of the receipt of any such Loan Request. Subject to the terms and conditions of this Agreement, on or before 3:00 p.m., Boston time, on the Drawdown Date specified in the Loan Request, each Bank shall provide the Agent with funds in an amount equal to such Bank's Percentage of the requested Loans, by transferring same day or immediately available funds to such account as the Agent shall specify from time to time by notice to the Banks. The proceeds of each Borrowing shall be made available by the Agent to the Borrower on the Drawdown Date specified in the Loan Request by wire transferring such funds in such amount or causing such funds in such amount to be wire transferred to such account of the Borrower, or to such designees of the Borrower, as shall be designated by the Borrower to the Agent in the Loan Request therefor. Each request for Loans made pursuant to this Section 3.1.1
                                                                -------------
shall constitute the representation and warranty of the Principal Companies made to the Agent and the Banks that all of the applicable conditions contained in
Article VII will, after giving effect to such Loans, be satisfied and the making
-----------
available of such

Loans to the Borrower shall be subject to the satisfaction of the applicable conditions of Article VII.
              -----------

     SECTION 3.1.2.  FUNDING RELIANCE FOR LOANS.  With respect to any Loans,
                     --------------------------
unless the Agent shall have been notified in writing by any Bank prior to the date of such Loan at the Agent's address specified pursuant to Section 13.2 that
                                                               ------------
such Bank does not intend to make available to the Agent all or any portion of such Bank's Percentage of the Loans to be made by such Bank on such date, the Agent may (but shall not be obligated to) assume that such Bank has made such amount available to the Agent on that date, and, in reliance on such assumption, the Agent may make available to the Borrower a corresponding amount. If any such amount referred to in the preceding sentence of this Section 3.1.2 is made
                                                          -------------
available by such Bank to the Agent on a date after the date of such Loan, such Bank shall pay to the Agent (for its account) on demand interest on such amount at a rate of interest equal to, for the first three Business Days following the date on which the Agent made such amounts available to the Borrower, the daily average Federal Funds Rate plus 1/2% and, thereafter, at the Prime Rate plus 1-1/2%. A statement of the Agent submitted to any Bank with respect to any amounts owing under this Section 3.1.2 shall be conclusive in the absence of
                         -------------
manifest error. If such amount is not in fact made available to the Agent by such Bank within three Business Days after the date of such Loan, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans, upon demand, from the Bank. Nothing in this
Section 3.1.2 shall be deemed to relieve any Bank from its obligation to fulfill
-------------
its Commitments hereunder or to prejudice any rights which the Borrower or the Agent may have against any Bank as a result of any default by that Bank hereunder.

     SECTION 3.2.  NOTES.
                   ------

          (a) All Facility A Loans made by each Bank shall be evidenced by a promissory note of the Borrower, dated as of the Closing Date, and in or substantially in the form of Exhibit A attached hereto (as amended,
                                  ---------
     endorsed, replaced or otherwise modified from time to time, such Bank's "Facility A Note"), payable to the order of such Bank in a face amount
     ----------------
     equal to such Bank's Percentage of the Facility A Commitment Amount.

          (b) All Facility B Loans made by each Bank shall be evidenced by a promissory note of the Borrower, dated as of the Closing Date, and in or substantially in the form of Exhibit B attached hereto (as amended,
                                  ---------
     endorsed, replaced or otherwise modified from time to time, such Bank's "Facility B Note"), payable
      ---------------
     to the order of such Bank in a face amount equal to such Bank's Percentage of the Facility B Commitment Amount.

          (c) All Facility C Loans made by each Bank shall be evidenced by a promissory note of the Borrower, dated as of the Closing Date, and in or substantially in the form of Exhibit C attached hereto (as amended,
                                  ---------
     endorsed, replaced or otherwise modified from time to time, such Bank's "Facility C Note"), payable to the order of such Bank in a face amount
      ---------------
     equal to such Bank's Percentage of the Facility C Commitment Amount.

The Borrower hereby irrevocably authorizes each Bank to make (or cause to be made) appropriate notations on the grid attached to such Bank's Note (or on a continuation of such grid attached to any such Note and made a part thereof), which notations, if made, shall evidence, among other things, the date of, the outstanding principal of and payments on the Loans evidenced thereby. Any such notations on any such grid indicating the outstanding principal amount of the Loans evidenced thereby shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such information on such grid shall not, however, limit or otherwise affect the Obligations of the Borrower hereunder or under such Notes to make payments of principal of or interest on the Loans when due.

     SECTION 3.3.  PRINCIPAL PAYMENTS.  Repayments and prepayments of principal
                   ------------------
of the Loans shall be made as follows in accordance with this Section 3.3:
                                                              ------------

     SECTION 3.3.1.  REPAYMENTS.  The Borrower promises to make payment in full
                     ----------
of all of the unpaid principal of each Loan at the final Maturity thereof. All of the Obligations evidenced by each Bank's Facility A Note shall, if not sooner paid, be in any event due and payable in full on the Facility A Commitment Termination Date. All of the Obligations evidenced by each Bank's Facility B Note shall, if not sooner paid, be in any event due and payable in full on the Facility B Commitment Termination Date. All of the Obligations evidenced by each Bank's Facility C Note shall, if not sooner paid, be in any event due and payable in full on the Facility C Commitment Termination Date.

     SECTION 3.3.2.  FACILITY A LOAN PREPAYMENTS.
                     ---------------------------

          (a)  Voluntary Prepayment.  The Borrower may, from time to time on any
               --------------------
     Business Day (without premium or penalty, except as may be required by
     Section 4.8), make a voluntary prepayment, in whole or in part, of the then
     -----------
     aggregate outstanding principal amount of all Facility A Loans; provided,
                                                                     --------
     however, that
     -------

               (i)  all such voluntary prepayments shall require at least one
          (1) and no more than five (5) Business Days' prior notice as to prepayments of Prime Rate Loans, and at least three (and no more than five) Business Days' prior notice as to prepayments of Eurodollar Loans, in each case to the Agent (which will promptly notify the Banks thereof); and

               (ii) all such voluntary prepayments in part shall be in a minimum aggregate principal amount of $100,000 or in any integral multiple of $100,000 in excess thereof; and

          (b)  Each prepayment of any Facility A Loans made pursuant to this
     Section 3.3.2 shall be without premium or penalty, except as may be
     -------------
     required by Section 4.8.  Subject always to the terms and conditions
                 -----------
     hereof, the Borrower shall be entitled to reborrow all or any part of the principal of the Facility A Loans which shall be repaid or prepaid. Voluntary prepayments of any Eurodollar Loans pursuant to subclause (i) of
                                                               -------------
     Section 3.3.2(a) shall only be made at the end of the Interest Periods
     ----------------
     applicable thereto, unless all losses and expenses referred to in Section
                                                                       -------
     4.8 shall be paid by the Borrower to the Agent concurrently with such
     ---
     prepayments.

          (c) Any partial payment of the Obligations of the Borrower under or in respect of any Facility A Loan shall be applied: (i) first, to the
                                                              -----
     payment of all interest due and payable on principal of such Facility A Loan at the time of such partial payment; (ii) then, to the payment of all
                                                    ----
     (if any) other amounts (except principal) due and payable under the applicable Facility A Note at such time; and (iii) finally, to the payment
                                                        -------
     of the principal of the applicable Facility A Note due and payable at such time.

          SECTION 3.3.3.  FACILITY B LOAN PREPAYMENTS AND REPAYMENTS.
                          ------------------------------------------

          (a)  The Borrower:

               (i)  Voluntary Prepayments.  May, from time to time on any
                    ---------------------
          Business Day (without premium or penalty, except as may be required by
          Section 4.8), make a voluntary prepayment, in whole or in part, of the
          -----------
          then aggregate outstanding principal amount of the Facility B Loans; provided, however, that
          --------  -------

                    (A) all such voluntary prepayments shall require at least one (1) and no more than five (5) Business

               Days' prior notice as to prepayments of Prime Rate Loans, and at least three (and no more than five) Business Days' prior notice as to prepayments of Eurodollar Loans, in each case to the Agent (which will promptly notify the Banks thereof); and

                    (B) all such voluntary prepayments in part shall be in a minimum aggregate principal amount of $100,000 or in any integral multiple of $100,000 in excess thereof; and

               (ii)  Certain Mandatory Repayments.  Shall pay the aggregate
                     ----------------------------
          principal amount of all Facility B Loans outstanding as of the Facility B Commitment Termination Date in sixteen (16) consecutive equal quarterly installments, one such installment due on the last day of each calendar quarter, commencing on March 31, 1999, with a final payment in the remaining principal amount of all Facility B Loans on the Maturity Date. The principal amount of all Facility B Loans payable on any quarterly payment date shall be referred to as a "Facility B Installment."
           ----------------------

               (iii)  Net Equity Proceeds.  Shall prepay the outstanding
                      -------------------
          Facility B Loans with the entire amount of Net Equity Proceeds (up to the aggregate outstanding principal of Facility B Loans) received by the Parent Company from any Public Offering, immediately upon receipt by the Parent Company of such Net Equity Proceeds.

          (b) Each repayment or prepayment of the Facility B Loans made pursuant to clause (a) of Section 3.3.3 shall be without premium or
                 ----------    -------------
     penalty. Each voluntary prepayment of the Facility B Loans made pursuant to subclause (i) of Section 3.3.3(a), and each mandatory prepayment of
        -------------    ----------------
     Facility B Loans with Net Equity Proceeds pursuant to subclause (iii) of
                                                           ---------------
     Section 3.3.3(a), shall be applied towards the payment of each of the
     ----------------
     Facility B Installments in the inverse order of the respective due dates of such Facility B Installments. The Borrower shall not be entitled to reborrow all or any part of the principal of the Facility B Loans which shall be repaid or prepaid at any time after the Facility B Commitment Termination Date.

          Voluntary prepayments of any Eurodollar Loans pursuant to subclause
                                                                    ---------
     (i) of Section 3.3.3(a) shall only be made at the end of the Interest
     ---    ----------------
     Periods applicable thereto, unless all losses and expenses referred to in Section 4.8 shall be paid by the Borrower to the Agent
                    -----------
     concurrently with such prepayments.

          (c) Any partial payment of the Obligations of the Borrower under or in respect of any Facility B Note shall be applied: (i) first, to the
                                                              -----
     payment of all of the interest due and payable on principal of such Facility B Note at the time of such partial payment; (ii) then, to the
                                                               ----
     payment of all (if any) other amounts (except principal) due and payable under such Facility B Note at such time; and (iii) finally, to the payment
                                                        -------
     of the principal of such Facility B Note due and payable at such time in accordance with paragraph (b).
                     -------------

          SECTION 3.3.4.  FACILITY C LOAN PREPAYMENTS AND REPAYMENTS.
                          ------------------------------------------

          (a)  The Borrower:

               (i)  Voluntary Prepayments.  May, from time to time on any
                    ---------------------
          Business Day (without premium or penalty, except as may be required by
          Section 4.8), make a voluntary prepayment, in whole or in part, of the
          -----------
          then aggregate outstanding principal amount of the Facility C Loans; provided, however, that
          --------  -------

                    (A) all such voluntary prepayments shall require at least one (1) and no more than five (5) Business Days' prior notice as to prepayments of Prime Rate Loans, and at least three (and no more than five) Business Days' prior notice as to prepayments of Eurodollar Loans, in each case to the Agent (which will promptly notify the Banks thereof); and

                    (B) all such voluntary prepayments in part shall be in a minimum aggregate principal amount of $100,000 or in any integral multiple of $100,000 in excess thereof; and

               (ii)  Certain Mandatory Repayments.  Shall pay the aggregate
                     ----------------------------
          principal amount of all Facility C Loans outstanding as of the Facility C Commitment Termination Date in twelve (12) consecutive equal quarterly installments, one such installment due on the last day of each calendar quarter, commencing on March 31, 2000, with a final payment in the remaining aggregate outstanding principal amount of all Facility C Loans on the Maturity Date. The principal amount of all Facility C Loans payable on any quarterly payment date shall be referred to as a "Facility C Installment."
                                                  ----------------------

          (b) Each repayment or prepayment of the Facility C Loans made pursuant to clause (a) of Section 3.3.4 shall be without premium or
                 ----------    -------------
     penalty. Each voluntary prepayment of the Facility C Loans made pursuant to subclause (i) of Section 3.3.4(a) shall be applied towards the payment
        -------------    ----------------
     of each of the Facility C Installments in the inverse order of the respective due dates of such Facility B Installments. The Borrower shall not be entitled to reborrow all or any part of the principal of the Facility C Loans which shall be repaid or prepaid at any time after the Facility C Commitment Termination Date. Voluntary prepayments of any Eurodollar Loans pursuant to subclause (i) of Section 3.3.4(a) shall only
                                  -------------    ----------------
     be made at the end of the Interest Periods applicable thereto, unless all losses and expenses referred to in Section 4.8 shall be paid by the
                                        -----------
     Borrower to the Agent concurrently with such prepayments.

          (c) Any partial payment of the Obligations of the Borrower under or in respect of any Facility C Note shall be applied: (i) first, to the
                                                              -----
     payment of all of the interest due and payable on principal of such Facility C Note at the time of such partial payment; (ii) then, to the
                                                               ----
     payment of all (if any) other amounts (except principal) due and payable under such Facility C Note at such time; and (iii) finally, to the payment
                                                        -------
     of the principal of such Facility C Note due and payable at such time in accordance with paragraph (b).
                     -------------

     SECTION 3.3.5.  CERTAIN MANDATORY PREPAYMENTS.  The Borrower shall, on each
                     -----------------------------
Business Day when the sum of (a) the then aggregate outstanding principal amount of Facility A Loans, plus (b) the then outstanding amount of Letter of Credit
                    -----
Outstandings, plus (c) the then outstanding principal amount of Facility B
              ----
Loans, plus (d) the then outstanding principal amount of Facility C Loans
       ----
exceeds the Adjusted Borrowing Base, pay to the Agent such excess, for application as follows:

          (i)   to Facility A Loans;

          (ii)  to Facility B Loans;

          (iii) to Facility C Loans; and

          (iv)  as cash collateral for Letter of Credit Outstandings.

     Each prepayment of Loans pursuant to this Section 3.3.5 shall be without
                                               -------------
premium or penalty, except as may be required by Section 4.8.
                                                 -----------

Each prepayment of Facility B Loans or Facility C Loans made pursuant to this
Section 3.3.5 shall be applied towards the payment of each of the Facility B
-------------
Installments or Facility C Installments, as applicable, in the order of the respective due dates of such Facility B Installments or Facility C Installments.

     SECTION 3.4.  INTEREST PAYMENTS.  The Borrower shall make payments of
                   -----------------
interest in accordance with this Section 3.4 as follows:
                                 -----------

     SECTION 3.4.1.  INTEREST RATES.  The Borrower hereby absolutely and
                     --------------
unconditionally promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

          (a)  with respect to Facility A Loans:

               (i) on any portion of each Facility A Loan that constitutes a Prime Rate Loan, at a rate per annum equal to the sum of the Prime Rate from time to time in effect, plus the Prime Rate Margin
                                            ----
          applicable to Facility A Loans and in effect at such time; and

               (ii) on any portion of each Facility A Loan that constitutes a Eurodollar Loan, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Eurodollar Loan, plus the Eurodollar Rate Margin applicable to
                           ----
          Facility A Loans and in effect at such time;

          (b)  with respect to Facility B Loans:

               (i) on any portion of each Facility B Loan that constitutes a Prime Rate Loan, at a rate per annum equal to the sum of the Prime Rate from time to time in effect, plus the Prime Rate Margin
                                            ----
          applicable to Facility B Loans and in effect at such time;

               (ii) on any portion of each Facility B Loan that constitutes a Eurodollar Loan, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Eurodollar Loan, plus the Eurodollar Rate Margin applicable to
                           ----
          Facility B Loans and in effect at such time; and

          (c)  with respect to Facility C Loans:

               (i) on any portion of each Facility C Loan that constitutes a Prime Rate Loan, at a rate per annum equal to the sum of the Prime Rate from time to time in effect, plus the Prime Rate Margin
                                            ----
          applicable to Facility C Loans and in effect at such time; and

               (ii) on any portion of each Facility C Loan that constitutes a Eurodollar Loan, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Eurodollar Loan, plus the Eurodollar Rate Margin applicable to
                           ----
          Facility C Loans and in effect at such time;

provided, that in no event shall the rate of interest on any Loan exceed the
--------
maximum rate permitted by Applicable Law.

     SECTION 3.4.2.  INTEREST ON OVERDUE AMOUNTS.  The Borrower shall pay
                     ---------------------------
interest

          (a) on any overdue principal of any Loan, from the date on which such principal shall have first become due and payable to the date on which such principal shall be paid to the Agent (whether before or after judgment), at a rate per annum that is at all times equal to the sum of the Prime Rate from time to time in effect, plus four percent (4%); and
                                  ----

          (b) to the maximum extent permitted by Applicable Law, on any overdue interest, fees or other sums (other than principal) owing to the Agent or any Bank, from the fourth Business Day after such overdue amount shall have first become due and payable to the date on which such amount shall be paid to the Agent (whether before or after judgment), at a rate per annum that is at all times equal to the sum of the Prime Rate from time to time in effect, plus four percent (4%).
             ----

Interest accrued pursuant to this Section 3.4.2 on any overdue principal of any
                                  -------------
of the Loans, and, to the maximum extent permitted by Applicable Law, on any overdue interest, fees or other sums, shall be payable upon demand and, in any event, on the last Business Day of each month.

     SECTION 3.4.3.  PAYMENT DATES.  Interest accrued on each Loan shall be
                     -------------
payable, without duplication:

          (a)  on the Maturity of such Loan;

          (b) with respect to the outstanding principal amount of each Prime Rate Loan, on the last Business Day of each month;

          (c) with respect to the outstanding principal amount of all Eurodollar Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed one month, on the last day of each monthly period occurring during such Interest Period);

          (d) with respect to that portion of the outstanding principal amount of Loans converted into Prime Rate Loans or Eurodollar Loans on a day when interest would not otherwise have been payable pursuant to clause (b) or
                                                                ----------
     (c), the date of such conversion; and
     ---

          (e) with respect to any portion of any Loans prepaid pursuant to
     Section 3.3.2, Section 3.3.3 or Section 3.3.4, on the date of such
     -------------  -------------    -------------
     prepayment.

     SECTION 3.5.  THE BORROWING BASE. The Borrowing Base shall be determined
                   ------------------
monthly by the Agent by reference to the Borrowing Base Report delivered to the Agent, BankBoston and the other Banks pursuant to Section 7.1.4 or subclause
                                                  -------------    ---------
(iii) of Section 9.1.1(c) hereof, and to such other information as shall be
-----    ----------------
available to the Agent.

     SECTION 3.6.  FEES.
                   ----

     SECTION 3.6.l.  CLOSING FEE; FINDER'S FEE.  The Borrower shall pay to the
                     -------------------------
Agent, for the account of the Banks in accordance with their Percentages, on the Closing Date, a non-refundable closing fee ("Closing Fee") in an amount equal to
                                             -----------
$100,000 (it being understood that the Agent has received $50,000 for application toward the Closing Fee prior to the date hereof). In addition, the Borrower shall pay to the Agent, for the account of Montgomery Capital Corporation, on the Closing Date, a non-refundable finder's fee ("Finder's Fee")
                                                                  ------------
in an amount equal to $12,500.

   SECTION 3.6.2.  COMMITMENT FEES.  The Borrower shall pay to the Agent, for
                   ---------------
the account of each Bank, fees ("Commitment Fees") on the amount of each Bank's
                                 ---------------
allocable portion of the Unused Commitment Amount from time to time in effect during the period commencing on the date hereof and ending on the Maturity Date. The Commitment Fees shall be payable by the Borrower to the Agent for each calendar month ending after the date hereof and (a) shall be computed on the Unused Commitment Amount in effect on each day during each calendar month at the annual rate equal to 0.375%, and (b) shall be payable in arrears on the last Business Day of each quarter and on the Maturity Date, it being understood that Commitment Fees payable in respect of the Facility A Commitment Amount, the Facility B Commitment Amount and the Facility C Commitment Amount shall cease to accrue upon the termination of the Facility A Commitment, the Facility B Commitment and the Facility C Commitment, respectively.

   SECTION 3.7.  MAKING OF PAYMENTS; COMPUTATIONS; ETC.
                 --------------------------------------

   SECTION 3.7.1.  MAKING OF PAYMENTS.  All payments of principal of and
                   ------------------
interest on the Notes, and all payments of Fees and other sums payable under the Loan Documents, shall be made by the Principal Companies to the Agent in immediately available funds at its Domestic Office not later than 1:00 p.m., San Jose time, on the date due, and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Bank its share (if any) of all such payments received in collected funds by the Agent. All payments under Sections 4.5, 4.8,
                                                              ------------------
13.3 and 13.4 shall be made by the Principal Companies directly to the Bank
-------------
entitled thereto. Each payment of principal shall be applied to such Loans as the Borrower shall direct by notice to the Agent on or before the date of payment, or, in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with its remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.

   SECTION 3.7.2.  SETOFF.  Each Principal Company agrees that, regardless of
                   ------
the adequacy of any Collateral, the Agent and each Bank shall continue to have all rights of set-off and bankers' liens provided by Applicable Law, and, in addition thereto, each Principal Company further agrees that, if at any time any amount owing by such Principal Company under this Agreement or the Notes is then due to the Agent or any Bank, the Agent or such Bank may, regardless of the adequacy of any Collateral, apply to the payment of such amount any and all balances, credits, deposits, accounts or moneys of such Principal Company then or thereafter deposited with or held by such Bank and will promptly notify such Principal Company (it being understood that the failure to give any such notice shall not affect the rights of the Agent or the Banks hereunder).

   SECTION 3.7.3.  DUE DATE EXTENSION.  If any payment of principal of or
                   ------------------
interest on any of the Notes, or any payment of any Fees or other sums payable under any of the Loan Documents, falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day (unless, in the case of interest due on the principal amount of any Eurodollar Loan, such next following Business Day is the first day of a calendar month, in which case such due date shall be the immediately preceding Business Day), and additional interest and Commitment Fees shall accrue and be payable for the period of such extension.

     SECTION 3.7.4.  NOTICES OF CHANGES IN PRIME RATE; NOTICE OF EURODOLLAR
                   ------------------------------------------------------
RATES.  Changes in the rate of interest on any Prime Rate Loans shall take
-----
effect simultaneously with each change in the Prime Rate. The Agent shall give notice promptly to the Borrower and the Banks of changes in the Prime Rate. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Borrower and each Bank. Each determination of the Prime Rate and the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of manifest error. The Agent shall, upon written request of the Borrower or any Bank, deliver to the Borrower or such Bank a statement showing in reasonable detail the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

     SECTION 3.7.5.  COMPUTATIONS.  Interest and Commitment Fees shall be
                     ------------
computed based on the actual number of days elapsed and a year of 360 days.

     SECTION 3.7.6.  RECORDKEEPING.  Each Bank shall record in its records, or
                     -------------
at its option on the grid attached to each of its Notes, the date and amount of each of the Loans and other Credit Extensions made by such Bank, each repayment and prepayment thereof and, in the case of each Eurodollar Loan, the principal amount thereof and the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of any Principal Company hereunder or under any Note to repay the principal amount of the Loans or other Credit Extensions evidenced by such Note together with all interest accruing thereon.

   SECTION 3.8.  TAXES.  All payments of principal of and interest on the Notes
                 -----
and of all Fees and other sums payable hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes or other taxes, fees, duties, withholdings or charges of any nature whatsoever imposed by any Governmental Authority, but excluding franchise taxes imposed on the Agent or any Bank and taxes imposed on the Agent or any Bank measured by such Person's net income or receipts imposed by the jurisdiction where such Person's principal lending office is located (all non-excluded items being called "Taxes"). If any
                                                        -----
withholding or deduction from any such payment to be made hereunder or under any of the other Loan Documents is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower or other Principal Company obligated to make such payment will:

          (a) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Agent and each affected Bank an official receipt or other documentation satisfactory to the Agent evidencing that the Borrower or other Principal Company obligated to make such payment has made such payment to such Governmental Authority; and

          (c) pay to the Agent such additional amounts as are necessary to ensure that the net amount actually received by each affected Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

     Moreover, if any Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank hereunder or under any of the other Loan Documents, the Agent or such Bank may pay such Taxes and the Borrower or other Principal Company obligated to make such payment will promptly pay such additional amounts (including any penalty, interest or expense) as are necessary in order that the net amount received by the Agent or such Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Agent or such Bank would have received had such Taxes not been asserted.

     If any Principal Company fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent when due any payments required by this Section 3.8 or any required receipts or other required
                 -----------
documentary evidence, the Borrower or other Principal Company shall indemnify the Agent and each of the Banks for any incremental Taxes, interest or penalties that may become payable by the Agent or any of the Banks as a result of any such failure and shall promptly pay to the Agent any amounts not paid when due to the Agent as required by this Section 3.8.
                          -----------

     SECTION 3.9.  USE OF PROCEEDS.  The Borrower covenants and agrees that the
                   ---------------
entire proceeds of all Loans and other Credit Extensions made pursuant hereto will be used and applied by the Borrower as follows: (a) with respect to the Facility A Loans (including Letters of Credit) and Facility B Loans, for working capital and other general corporate purposes not prohibited by this Agreement (including, without limitation, the financing of Permitted Acquisitions and the repayment on the Closing Date of the entire amount of outstanding obligations of the Principal Companies under the credit facilities described on Schedule 3.9)
                                                                 ------------
and (b) with respect to the Facility C Loans, to finance Permitted Acquisitions by the Principal Companies.

                                   ARTICLE IV

                                FUNDING OPTIONS
                                ---------------

     SECTION 4.1.  PRICING OF EACH LOAN.  The outstanding principal amount of
                   --------------------

each Loan made by each Bank may be allocated among different types (as hereinafter defined) of Loans selected by the Borrower from time to time in accordance with Sections 3.1, 4.2 and 4.3. Each Loan shall be either a Prime
                ------------  ---     ---
Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Borrower shall
                                        ----
specify in the initial notice of borrowing delivered by the Borrower pursuant to
Section 3.1, or in any Continuation/Conversion Notice delivered by the Borrower
-----------
pursuant to Section 4.2 or 4.3.  All Prime Rate Loans, and all Eurodollar Loans
            -----------    ---
having the same Interest Period, may sometimes be referred to as a "Group" of
                                                                    -----
Loans.

     SECTION 4.2.  CONVERSION PROCEDURES.  Subject to the provisions of Section
                   ---------------------                                -------
4.4, the Borrower may convert all or any part of any outstanding Group of Loans
---
into a Group of Loans of a different type by delivering a Continuation/Conversion Notice to the Agent not later than (a) in the case of conversion into a Prime Rate Loan, 1:00 p.m., Boston time, on the proposed date of such conversion, and (b) in the case of a conversion into a Eurodollar Loan, 1:00 p.m., Boston time, at least three (3) Business Days prior to the proposed date of such conversion. Each such notice shall be irrevocable upon receipt by the Agent and shall specify the date and amount of such conversion, the Group of Loans (or portion thereof) to be so converted, the type of Loan to be converted into and, in the case of a conversion into a Eurodollar Loan, the initial Interest Period therefor; provided, however, that no Eurodollar Loan shall be
                          --------  -------
converted on any day other than the last day of its Interest Period. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Subject to the provisions of this Section 4.2 and Section 4.4, each Loan shall be so
                          -----------     -----------
converted on the requested date of conversion.

     SECTION 4.3.  CONTINUATION PROCEDURES.  Subject to the provisions of
                   -----------------------
Section 4.4, the Borrower may continue all or any part of any outstanding Group
-----------
of Eurodollar Loans for an additional Interest Period commencing upon the conclusion of the Interest Period then in effect for such Group of Eurodollar Loans, by delivering a Continuation/Conversion Notice to the Agent not later than 1:00 p.m., Boston time, at least three (3) Business Days prior to the end of such then-current Interest Period. Each such notice shall be irrevocable upon receipt by the Agent and shall specify the amount to be so continued, the date of such continuation and the Interest Period therefor that is to commence upon the termination of the then-current Interest Period. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof.

     SECTION 4.4.  LIMITATIONS ON INTEREST PERIODS AND CONTINUATION AND
                   ----------------------------------------------------
CONVERSION ELECTIONS.  The Borrower's rights under Sections 3.1, 4.2 and 4.3
--------------------                               ------------  ---     ---
shall be subject to the following limitations.

     SECTION 4.4.1.  INTEREST PERIODS.  Each Interest Period for a Eurodollar
                     ----------------
Loan shall commence on the date the Loan is made, if applicable, or on the date such Loan is converted from a Prime Rate Loan, or, in the case of a continuation, on the expiration of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is one, two, three or six months thereafter, as the Borrower may specify in the related notice of borrowing pursuant to Section 3.1, or in any Continuation/Conversion Notice
                      -----------
pursuant to Section 4.2 or 4.3; provided, however, that:
            -----------    ---  --------  -------

          (a) each Interest Period for a Eurodollar Loan that would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day);

          (b) the Borrower may not select any Interest Period for any principal of any Loan which would end after the Maturity of such principal; and

          (c) absent the timely selection of a new Interest Period for a then outstanding Eurodollar Loan, or any part thereof, such Eurodollar Loan or such part, as the case may be, shall, immediately upon the expiration of such Interest Period, automatically and without further action, be converted into a Prime Rate Loan.

     SECTION 4.4.2.  CONDITIONS PRECEDENT.  No portion of the outstanding
                     --------------------
principal amount of any Loan may be continued as, or converted into, one or more Eurodollar Loans unless, on and as of the requested date of continuation or conversion, as the case may be, all of the conditions precedent set forth in
Section 7.2 have been satisfied.
-----------

     SECTION 4.4.3.  OTHER LIMITATIONS.  At all times:
                     -----------------

          (a) the aggregate principal amount of each Group of Eurodollar Loans shall be in a minimum amount of $100,000 or in an integral multiple of $100,000 in excess thereof; and

          (b) the total number of Eurodollar Loans in effect at any time shall not exceed six (6).

     SECTION 4.5.  INCREASED COSTS.
                   ---------------

          (a) If (i) Regulation D of the F.R.S. Board, or (ii) after the date hereof, the adoption of any Applicable Law, or any change therein or in any existing Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

               (A) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to the Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans available, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans available (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located); or

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the F.R.S. Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or any Eurodollar Office of such Bank); or

               (C) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Notes or such Bank's obligation to make Eurodollar Loans available;

     and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Notes with respect thereto, then upon demand by such Bank, the Borrower shall pay directly to such

     Bank such additional amount as will compensate such Bank for such increased cost or such reduction.

          (b) If any Bank shall reasonably determine that the adoption or phase-in of any Applicable Law regarding capital adequacy, or any change therein or in any existing Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Office) or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder (including, without limitation, the Commitments) to a level below that which such Bank or such controlling Person could have achieved but for such adoption, phase-in, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then such Bank shall promptly after its determination of such occurrence give notice thereof to the Borrower. The Borrower and such Bank shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Bank for such reduction. If the Borrower and the Bank are unable to agree to such adjustment within thirty (30) days of the day on which the Borrower receives such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the Borrower shall pay such additional amounts which will, in such Bank's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrower, compensate such Bank or such controlling Person for such reduction. In determining such amount, a Bank may use any reasonable methods of averaging, allocating or attributing such reductions among its customers.

     SECTION 4.6.  INTEREST RATE INADEQUATE OR UNFAIR.  If with respect to any
                   ----------------------------------
Interest Period:

          (a) deposits in Dollars (in the applicable amounts) are not being offered to one or more Banks in the relevant market for such Interest Period, or the Agent otherwise determines (which determination shall be binding and conclusive on the Borrower) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (b) the Required Banks determine that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding Eurodollar Loans for such Interest Period, or that the maintaining or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects Eurodollar Loans;

     then the Agent shall promptly notify the Borrower and the Banks, so long as
     ----
     such circumstances shall continue, (i) no Bank shall thereafter have any obligation to fund or make available Eurodollar Loans and (ii) on the last day of the current Interest Period for any Eurodollar Loan, such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Prime Rate Loan.

     SECTION 4.7.  CHANGES IN LAW RENDERING EURODOLLAR LOANS UNLAWFUL.  In the
                   --------------------------------------------------
event that the adoption or phase-in of any Applicable Law, or any change therein or in any existing Applicable Law or any change in the interpretation thereof by any Governmental Authority charged with the interpretation or administration thereof, shall make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to maintain or fund Eurodollar Loans, then such Bank shall promptly notify the Borrower, the other Banks and the Agent and, so long as such circumstances shall continue, (a) such Bank shall thereafter have no obligation to fund or make available Eurodollar Loans and (b) on the last day of the current Interest Period for any Eurodollar Loan (or, in any event, on such earlier date as may be required by the relevant Applicable Law), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Prime Rate Loan.

     SECTION 4.8.  FUNDING LOSSES.  The Borrower hereby agrees that, upon demand
                   --------------
by any Bank, the Borrower will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including, without limitation, any net loss or expense reasonably incurred by reason of the liquidation or employment of deposits or other funds acquired by such Bank to maintain or fund any Eurodollar Loan), as reasonably determined by such Bank, as a result of (a) any payment, repayment, prepayment or conversion of any Eurodollar Loan of such Bank on a date other than the last day of an Interest Period for such Eurodollar Loan (including any conversion pursuant to Section 4.7) or (b) any failure of
                                           -----------
the Borrower to borrow, continue or convert any Loan on a
date specified therefor in a notice of borrowing pursuant to Section 3.1 or in
                                                             -----------
any Continuation/Conversion Notice pursuant to Section 4.2 or 4.3.
                                               -----------    ---

     SECTION 4.9.  DISCRETION OF BANK AS TO MANNER OF FUNDING.  Notwithstanding
                   ------------------------------------------
any provision of this Agreement to the contrary, each Bank shall be entitled to maintain and fund all or any part of any of the Loans in any manner it sees fit, it being understood, however, that for purposes of this Agreement all determinations hereunder (including determinations of any net loss or expense under Section 4.8) shall be made as if such Bank had actually funded and
      -----------
maintained each Eurodollar Loan during each Interest Period for such Eurodollar Loan through the purchase of a deposit on the first day of such Interest Period having a principal amount equal to the principal amount of such Eurodollar Loan, having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     SECTION 4.10.  CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS.
                    ----------------------------------------------------
Demands made by any Bank to the Borrower under Section 4.5 or 4.8 shall be
                                               -----------    ---
accompanied by a statement setting forth in reasonable detail the basis for the calculations of the amounts being claimed. Such statements, and all other determinations and statements of any Bank pursuant to Section 4.5, 4.6, 4.7 or
                                                      -----------  ---  ---
4.8, shall be conclusive absent manifest error.  Banks may use reasonable
---
averaging and attribution methods in determining compensation under Sections 4.5
                                                                    ------------
and 4.8, and the provisions of such sections shall survive repayment or
    ---
prepayment of any of the Loans, cancellation of the Notes and any termination of this Agreement.

                                   ARTICLE V

                               LETTERS OF CREDIT
                               -----------------

     SECTION 5.1.  REQUESTS FOR LETTERS OF CREDIT.  The Borrower may request, by
                   ------------------------------
delivering to the Agent and the Issuer an Issuance Request on or before 1:00 p.m., Boston time, at any time and from time to time prior to the Facility A Commitment Termination Date and on not less than two nor more than five Business Days' notice, that the Issuer issue, for the account of the Borrower an irrevocable standby letter of credit in such form as may be requested by the Borrower and approved by the Issuer (each a "Letter of Credit"), in support of
                                             ----------------
financial obligations of the Parent Company or the Borrower incurred in the ordinary course of its business and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Agent shall promptly notify the Banks thereof. Each Letter of Credit shall by its terms:

          (a)  be issued in a Stated Amount which

               (i) is at least $100,000 and an integral multiple of $100,000 in excess thereof, and

               (ii) immediately before giving effect to the issuance of such Letter of Credit, does not exceed (or would not exceed) the Letter of Credit Availability then in effect;

          (b)  be stated to expire on a date (its "Stated Expiry Date") that is
                                                   ------------------
     no later than the earlier of one year from its date of issuance or the Facility A Commitment Termination Date; and

          (c)  on or prior to its Stated Expiry Date

               (i) terminate immediately upon notice to the Issuer thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid or otherwise satisfied in full,

               (ii) reduce in part immediately and to the extent the beneficiary thereunder has notified the Issuer thereof that the obligations covered thereby have been paid or otherwise satisfied in part, or

               (iii) terminate thirty (30) days after notice to the beneficiary thereunder from the Issuer thereof that an Event of Default has occurred and is continuing.

     By delivery to the Issuer and the Agent of an Issuance Request at least two but not more than five Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request the Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of one year from its date of extension or the Facility A Commitment Termination Date.

     SECTION 5.2.  ISSUANCES AND EXTENSIONS.  Subject to the terms and
                   ------------------------
conditions of this Agreement (including Article VIII), the Issuer shall issue
                                        ------------
Letters of Credit and extend the Stated Expiry Dates of outstanding Letters of Credit for additional periods of the shorter of (a) one year, or (b) the Facility A Commitment Termination Date, in accordance with the Issuance Requests made therefor. The Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide each of the Banks with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit issued by it of any extension of the Stated Expiry Date thereof.

     SECTION 5.3.  FEES AND EXPENSES.  The Borrower agrees to pay to the Agent:
                   -----------------

          (a) for the account of the Issuer, with respect to all Letters of Credit, a fronting fee of 0.5% per annum (calculated from and including the date of issuance (or date of renewal or extension, if any) thereof to the Stated Expiry Date thereof) on the Stated Amount of all Letters of Credit; and

          (b) for the account of the Banks ratably in accordance with their respective Percentages, an issuing fee equal to 2.5% (calculated from and including the date of issuance (or date of renewal or extension, if any) thereof to the Stated Expiry Date thereof) on the Stated Amount of all Letters of Credit;

payable in each case on the date of issuance, extension or (as the case may be) renewal of such Letters of Credit. The Borrower further agrees to pay to the Agent for the account of the Issuer reasonable administrative expenses of the Issuer in connection with the issuance, maintenance, modification (if any) and administration of each applicable Letter of Credit upon demand from time to time.

     SECTION 5.4.  OTHER BANKS' PARTICIPATIONS.  Each Letter of Credit issued
                   ---------------------------
pursuant to Section 5.2 shall, effective upon its issuance and without further
            -----------
action, be issued on behalf of all Banks (including the Issuer) pro rata
                                                                --- ----
according to their respective Percentages. Each Bank shall, to the extent of its Percentage, be deemed to have irrevocably participated in the issuance of such Letter of Credit and shall be responsible to reimburse promptly the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 5.5, or which have been reimbursed by the Borrower but
                -----------
must be returned, restored or disgorged by the Issuer for any reason, and each Bank shall, to the extent of its Percentage, be entitled to receive from the Issuer a ratable portion of the letter of credit fees received by the Issuer pursuant to clause (b) of Section 5.3, with respect to each Letter of Credit.
            ----------    -----------
In the event that the Borrower shall fail to reimburse the Issuer, or if for any reason Facility A Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 5.5 in an amount equal to the amount of any drawing
                   -----------
honored by the Issuer under a Letter of Credit issued by it, or in the event the Issuer must for any reason return or disgorge such reimbursement, the Issuer shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each Bank shall make available to the Issuer, whether or not any Default or Event of Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of the Issuer specified in such notice not later than 12:00 p.m. (Boston time) on the Business Day after the date notified by the Issuer. In the event that any Bank fails to make available to such Issuer the amount of such Bank's participation in such Letter of Credit as provided herein, the Issuer shall be entitled to recover such amount on demand from such Bank together with interest at the daily average Federal Funds Rate for three Business Days (together with such other compensatory amounts as may be required to be paid by such Bank to the Issuer pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the Prime Rate plus 1-1/2%. Nothing in this Section 5.4 shall be deemed to prejudice the right of any Bank to
        -----------
recover from the Issuer any amounts made available by such Bank to the Issuer pursuant to this Section 5.4 in the event that it is determined by a court of
                 -----------
competent jurisdiction that the payment with respect to a Letter of Credit by the Issuer in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuer. The Issuer shall distribute to each other Bank which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by the Issuer such other Bank's Percentage of all payments received by the Issuer from the Borrower in reimbursement of drawings honored by the Issuer under such Letter of Credit when such payments are received.

     SECTION 5.5.  DISBURSEMENTS.  The Issuer will notify the Borrower and the
                   -------------
Agent promptly of the presentment for payment of any Letter of Credit issued by it, together with notice of the date (the "Disbursement Date") such payment
                                           -----------------
shall be made. Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 1:00 p.m., Boston time, on the Disbursement Date, the Borrower will reimburse the Issuer for all amounts which the Issuer has disbursed under such Letter of Credit issued by it. To the extent the Issuer is not reimbursed in full in accordance with the third sentence of this Section
                                                                     -------
5.5, the Reimbursement Obligations in respect of a Letter of Credit shall accrue
---
interest at a fluctuating rate determined by reference to the Prime Rate, plus
                                                                          ----
the Prime Rate Margin applicable to Facility A Loans, payable on demand. In the event the Issuer is not reimbursed by the Borrower on the Disbursement Date, or if the Issuer must for any reason return or disgorge such reimbursement, the Banks (including the Issuer) shall fund the Reimbursement Obligations therefor by making Facility A Loans which are Prime Rate Loans as provided in Section 3.1
                                                                     -----------
(the Borrower
being deemed to have given a timely Loan Request therefor for such amount); provided, however, that for the purpose of determining the availability of the
--------  -------
Commitments immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligations shall be deemed not to be outstanding at such time.

     SECTION 5.6.  REIMBURSEMENT.  The Borrower's Obligations under Section 5.5
                   -------------                                    -----------
to reimburse the Issuer with respect to each Disbursement (including interest thereon) in respect of Letters of Credit (the "Reimbursement Obligations"), and
                                               -------------------------
each Bank's obligations to make participation payments in each drawing under Letters of Credit which have not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuer, any Bank or any beneficiary of any Letter of Credit, including any defense based upon the occurrence of any Default or Event of Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion in respect of Letters of Credit, such Disbursement is determined to be appropriate), or any nonapplication or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity or enforceability of such Letter of Credit; and provided, however, that nothing herein shall adversely affect the right of
    --------  -------
the Borrower to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

     SECTION 5.7.  DEEMED DISBURSEMENTS.  Upon the occurrence and during the
                   --------------------
continuation of any Event of Default, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the option of the Issuer (in the case of Letters of Credit), and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer thereof under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Issuer, as the case may be, to the Agent and the Borrower of its Obligations under this Section 5.7, the Borrower shall be immediately
                           -----------
obligated to reimburse the Issuer, as the case may be, the amount deemed to have been so paid or disbursed by the Issuer. Any amounts so received by the Issuer from the Borrower pursuant to this Section 5.7 shall be held as collateral
                                   -----------
security for the repayment of the Borrower's Obligations, in connection with the Letters of Credit issued by the Issuer. At any time when such Letters of Credit shall terminate and all obligations of the

Issuer are either terminated or paid or reimbursed to the Issuer in full, the Obligations of the Borrower under this Section 5.7 shall be reduced accordingly
                                       -----------
(subject, however, to reinstatement in the event any payment in respect of such
 -------  -------
Letters of Credit is recovered in any manner from the Issuer), and the Issuer will, if no other monetary Obligations are then owed to the Issuer or the Banks hereunder, return to the Borrower the excess, if any, of

          (a) the aggregate amount deposited by the Borrower with the Issuer and not theretofore applied by the Issuer to any Reimbursement Obligations owed to the Issuer, over
                    ----

          (b) the aggregate amount of all Reimbursement Obligations owed to the Issuer pursuant to this Section, as so adjusted.

If any other monetary Obligations shall be owed by the Borrower or any of its Subsidiaries to the Issuer or any Bank hereunder, then the Issuer shall turn over such excess amount to the Agent for application to such Obligations until the same shall be paid in full. At such time when all Events of Default shall have been cured or waived and all of the Borrower's Obligations hereunder shall have been paid in full, the Issuer or the Agent, as the case may be, shall return to the Borrower all amounts then on deposit with the Issuer pursuant to this Section 5.7. All amounts on deposit pursuant to this Section shall, until
     -----------
their application to any Reimbursement Obligations or their return to the Borrower, as the case may be, bear interest at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the Issuer or the Agent, as the case may be, as additional collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by the Issuer and the Borrower's other Obligations hereunder or under any Loan Document.

     SECTION 5.8.  NATURE OF REIMBURSEMENT OBLIGATIONS.  The Borrower shall
                   -----------------------------------
assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Issuer nor any Bank (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) the failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Bank hereunder. In furtherance and extension, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith shall be binding upon the Borrower and shall not put the Issuer under any resulting liability to the Borrower.

          SECTION 5.9.  INDEMNITY.  In addition to amounts payable as elsewhere
                        ---------
provided in this Article V or in Article VI, the Borrower hereby agrees to
                 ---------       ----------
protect, indemnify, pay and save the Issuer and each Bank participating in any Letter of Credit harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuer or such Bank participating in such Letter of Credit may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuer or such Bank participating in such Letter of Credit as determined by a court of competent jurisdiction, or (b) the failure of the Issuer or such Bank participating in such Letter of Credit to honor a drawing under any Letter of Credit issued by it as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or
                                                                    -- ----
de facto Governmental Authority.
-- -----

                                   ARTICLE VI

                                   GUARANTIES
                                   ----------

     SECTION 6.1.  GUARANTY.
                   --------

     SECTION 6.1.1.  GUARANTY OF PAYMENT.  Each of the Principal Companies (in
                     -------------------
their capacities as guarantors under this Article VI, the "Guarantors") hereby
                                          ----------       ----------
absolutely, unconditionally and irrevocably guaranties to the Secured Parties the full and punctual payment when due, whether at stated maturity, by scheduled repayment, required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)), of each of the Obligations, in accordance with its terms, whether such Obligations are outstanding on the date of this Agreement or arise or are incurred at any time or times thereafter. The Guaranties hereby made constitute guaranties of payment when due and not of collection, and each of the Guarantors individually agrees that it shall not be necessary or required that any Secured Party exercise any rights, assert any claim or demand or enforce any remedy whatsoever against any Principal Company before or as a condition to the obligations of the Guarantors hereunder. The liabilities and obligations of each of the Guarantors to the Secured Parties under its respective Guaranty made hereunder shall be unlimited, and such liabilities and obligations are joint and several.

     SECTION 6.1.2.  GUARANTY OF PERFORMANCE.  Without prejudice to any of the
                     -----------------------
obligations of the Guarantors to the Secured Parties under Section 6.1.1, which
                                                           -------------
obligations are absolute and unconditional, but as a separate undertaking on the part of the Guarantors, each of the Guarantors hereby absolutely, unconditionally and irrevocably, and jointly and severally, covenants and agrees to cause each of the other Principal Companies to perform and comply with all of the covenants, agreements and conditions to be complied with by any such Principal Company under the Loan Documents, and each of the Guarantors hereby agrees, jointly and severally, to take or to cause to be taken, promptly and without any expense to the Secured Parties, all such measures as may be appropriate and can be lawfully effected by such Guarantor to prevent the occurrence of any Default and to cure or make good promptly any Default which may occur at any time or times.

     SECTION 6.2.  GUARANTY ABSOLUTE.  The obligations of the Guarantors under
                   -----------------
Section 6.1.1 are and shall be construed as continuing, absolute, irrevocable
-------------
and unconditional guaranties of payment, and shall remain in full force and effect, until all of the Obligations shall have been paid in full in cash. The Guarantors guarantee that each of the Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. The liabilities and obligations of the Guarantors under the Guaranties hereby made shall be absolute, unconditional and irrevocable, and also joint and several, irrespective of:

               (a) any lack of validity or enforceability of this Agreement or any other Loan Document or any other agreement or Instrument relating to any thereof or to any of the Obligations;

               (b) any change in the corporate existence, structure or ownership of any of the Principal Companies or their Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any such Person or any Property of any such Person or any resulting release or discharge of any Obligation contained in this Agreement or any other Loan Document;

               (c)  the failure of any Secured Party

                    (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Guarantor, or any other Person under the provisions of this Agreement or any other Loan Document or any other agreement or Instrument relating to any thereof or under any Applicable Law, or

                    (ii) to exercise any right or remedy against any Collateral;

               (d) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other compromise, renewal, extension, acceleration or release with respect thereto or with respect to the Collateral, or any other amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of this Agreement or any other Loan Document or any other Instrument relating to any thereof;

               (e) any increase, reduction, limitation, impairment or termination of any of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, or unenforceability of, or any other event or occurrence affecting, any of the Obligations (and the Guarantors hereby waive any right to or claim of any such defense or set-off, counterclaim, recoupment or termination);

               (f) any exchange, release or non-perfection of any Collateral, or any amendment to or waiver or release of, or consent to departure from, any other guaranties held by any Secured Party securing all or any of the Obligations;

               (g) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrower or any other Principal Company against any other Principal Company or against the Agent; or

               (h) any other circumstance which might otherwise constitute a suretyship or other defense available to, or a legal or equitable discharge of, the Borrower or any other Guarantor.

     SECTION 6.3.  REINSTATEMENT, ETC.  The Guarantors agree that the Guaranties
                   ------------------
hereby made shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by the Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

     SECTION 6.4.  WAIVER.  Each of the Guarantors hereby waives promptness,
                   ------
diligence, notice of acceptance and any other notice with respect to any of the Obligations or its Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Borrower, the other Guarantors, or any other Person or entity or any Collateral.

     SECTION 6.5.  SUBORDINATION OF SUBROGATION RIGHTS.  The rights which any
                   -----------------------------------
Guarantor shall acquire against any of the other Principal Companies as a consequence of making any payment under its Guaranty are, in this Section 6.5,
                                                                  -----------
collectively called the "Subrogation Rights."  In the event of any proceeding
                         ------------------
for the distribution, division or application of all or any part of the Property of any of the other Principal Companies, whether such proceeding be for the liquidation, dissolution or winding up of any of the other Principal Companies, a receivership, insolvency or bankruptcy proceeding, an assignment for the benefit of creditors, or a proceeding by or against any of the other Principal Companies for relief under any bankruptcy, reorganization or insolvency law, if all of the Obligations have not been paid and satisfied in full at the time, the Bank is hereby irrevocably authorized by such Guarantor at any such proceeding:

               (a) to enforce all of the Subrogation Rights of such Guarantor, in the name of the Agent or in the name of such Guarantor, by proof of debt, proof of claim, suit or otherwise;

               (b) to collect any Property of any of the other Principal Companies distributed or applied by way of dividend or payment on account of such Subrogation Rights, and to apply the same, or the proceeds of any realization thereof, towards the payment of the Obligations until all the Obligations have been paid and satisfied in full in cash; and

               (c) to vote all claims arising under or in respect of all such Subrogation Rights.

          So long as any Obligations remain unpaid, no Guarantor shall take any action of any kind to enforce any of its Subrogation Rights, and no Guarantor shall receive or accept from any Person any payments or other distributions in respect of any of its Subrogation Rights. Should any payment on account of any of the Subrogation Rights be received by any Guarantor, such payment shall be delivered by such Guarantor forthwith to the Agent for the benefit of the Secured Parties in the form received by such Guarantor, except for the addition of any endorsement or assignment necessary to effect transfer of all rights therein to the Agent. Until so delivered, each such payment shall be held by such Guarantor in trust for the benefit of the Secured Parties and shall not be commingled with any other funds of such Guarantor.

                                  ARTICLE VII

                        CONDITIONS TO CREDIT EXTENSIONS
                        -------------------------------

     SECTION 7.1.  CONDITIONS TO MAKING FIRST CREDIT EXTENSIONS.  The
                   --------------------------------------------
obligations of each Secured Party to make its first Credit Extensions hereunder on the Closing Date are subject to the fulfillment of the following conditions precedent prior to or simultaneously with the making of the first Credit Extensions on the Closing Date:

     SECTION 7.1.1.  EXECUTION AND DELIVERY OF THIS AGREEMENT AND NOTES.  The
                     --------------------------------------------------
Agent shall have received (a) counterparts of this Agreement duly executed and delivered by the Principal Companies, the Agent and the Banks and (b) for the account of each Bank, such Bank's Facility A Note, Facility B Note and Facility C Note, dated as of the

Closing Date, duly executed and delivered by the Borrower and containing appropriate insertions and conforming to the requirements of Section 3.2.
                                                             -----------

     SECTION 7.1.2.  PLEDGE AGREEMENT.  The Agent shall have received
                     ----------------
counterparts of the Pledge Agreement, dated as of the Closing Date and duly executed by the Parent Company, together with stock certificates evidencing the so-called Initial Pledged Shares identified in Attachment 1 attached thereto
                                               ------------
(accompanied by undated stock powers duly executed in blank).

     SECTION 7.1.3.  SECURITY AGREEMENTS; UCC FILINGS, ETC. The Agent shall
                     -------------------------------------
have received counterparts of the Security Agreement, each dated as of the Closing Date and duly executed and delivered by the Principal Companies, together (in each case) with

               (a) acknowledgment copies of proper financing statements (Form UCC-1), or such other evidence of filing or the making of arrangements for filing as may be reasonably acceptable to the Agent, naming the applicable Principal Company as the debtor, and the Agent as the secured party, and other similar Instruments or documents, filed under the Uniform Commercial Code in the States identified in the Security Agreement;

               (b) executed copies of proper financing statements (Form UCC-3) necessary to release all Liens and other rights of any other Persons in the Collateral described in the Security Agreement previously granted by any Principal Company (or an undertaking reasonably satisfactory to the Agent by the secured party under any such security agreement to execute and deliver all financing statements (Form UCC-3) reasonably required by the Agent to release all such Liens), except for any Lien that constitutes a Permitted Lien under clause (a) of the definition thereof; and
                          ----------

               (c) certified copies of search reports, dated a date reasonably near (but prior to) the Closing Date, listing all effective financing statements which name any Principal Company (under its present name or any previous name) as debtor and which are filed in the jurisdictions in which filings were made or are to be made pursuant to clause (a), together with
                                                     ----------
     copies of such financing statements.

Any other action, including the taking of possession of specific Collateral by the Agent, reasonably required by the Agent to create in favor of the Agent and for the benefit of the Secured Parties perfected first-priority Liens in the Collateral described in the Security Instruments referred to in this Section 7.1.3 shall have been properly taken by or on behalf of the
        -------------
Principal Companies.

     SECTION 7.1.4.  BORROWING BASE REPORT. The Agent and BankBoston shall have
                     ---------------------
received from the Principal Companies the initial Borrowing Base Report, dated as of the Closing Date, evidencing the Borrowing Base as of a recent date acceptable to the Agent and BankBoston.

     SECTION 7.1.5.  ACCOUNTS RECEIVABLE AGING REPORT. The Agent shall have
                     --------------------------------
received from the Principal Companies an Accounts Receivable and accounts payable aging report of the Principal Companies and their Subsidiaries dated as of a date which shall be no more than ten (10) days prior to the Closing Date, and certified by the chief financial or accounting Authorized Officer of each Principal Company to be true and complete in all material respects as of such date.

     SECTION 7.1.6.  OTHER LOAN DOCUMENTS.
                     --------------------

               (a) Each of the other Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect.

               (b) The Agent shall have received counterparts of each of such other Loan Documents and true and complete copies of each Ancillary Document. Each Loan Document shall, where applicable, be substantially in the form of an Exhibit attached hereto, and all other Loan Documents shall
                    -------
     be in form and substance reasonably satisfactory to the Required Banks and the Agent. All exhibits, schedules or other attachments to any of the Collateral Documents shall be in form and substance reasonably satisfactory to the Required Banks and the Agent.

     SECTION 7.1.7.  CLOSING DATE CERTIFICATE.  The Agent shall have received a
                     ------------------------
duly executed and completed certificate, dated as of the Closing Date, in or substantially in the form of Exhibit M, duly executed and delivered by an
                             ---------
Authorized Officer of each Principal Company.

     SECTION 7.1.8.  RESOLUTIONS, ETC.  The Agent shall have received:
                     -----------------

               (a) from each of the Principal Companies, a certificate, dated as of the Closing Date, of its Secretary or any Assistant Secretary as to

                   (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of, in each case, to the extent such Principal Company is a party thereto, this Agreement, and each of the other Loan Documents;

                   (ii) the incumbency and signatures of the officers of each such Principal Company (the "Authorized Officers") authorized to act
                                       -------------------
          with respect to (in each case, to the extent such Principal Company is a party thereto) this Agreement, and each of the other Loan Documents (upon which certificate the Agent and the Banks may conclusively rely until the Agent shall have received a further certificate of such Principal Company canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Agent); and

                   (iii) each Governing Document of such Principal Company;

                   (iv) any shareholder agreement, stock subscription agreement, voting trust agreement, securities purchase agreement or similar agreement to which it is a party;

               (b) such other documents (certified as of the Closing Date) as the Agent may reasonably request with respect to any matter relevant to this Agreement and the other Loan Documents or the transactions contemplated hereby or thereby.

     Each of such documents shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

     SECTION 7.1.9.  CERTIFICATES OF GOOD STANDING.  The Agent shall have
                     -----------------------------
received a certificate signed by the Secretary of State of the State of incorporation of each Principal Company, dated a date reasonably near (but prior to) the Closing Date, stating that such Principal Company is a corporation duly organized, validly existing and in good standing under the laws of such State.

     SECTION 7.1.10  COMPLIANCE CERTIFICATE.  The Agent shall have received
                     -----------------------
a duly executed and completed Compliance Certificate, dated as of the Closing Date, in or substantially in the form of Exhibit G hereto, duly executed by an
                                         ------- -
Authorized Officer of each Principal Company.

     SECTION 7.1.11.  OPINION OF COUNSEL.  The Agent shall have received an
                      ------------------
opinion, dated the Closing Date addressed to the Agent and the Banks from Burns & Levinson, LLP, counsel to the Principal Companies, in or substantially in the form of Exhibit N hereto, and otherwise in form and substance reasonably
        ---------
satisfactory to the Agent.

     SECTION 7.1.12.  FINANCIAL STATEMENTS.  The Principal Companies shall
                      --------------------
have furnished to the Agent and the Banks the Historical Financials and the Projections.

     SECTION 7.1.13.  NO MATERIALLY ADVERSE EFFECT.  No events or
                      ----------------------------
developments shall have occurred since December 31, 1996 which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect.

     SECTION 7.1.14.  FEES AND EXPENSES.  The Agent shall have received
                      -----------------
from the Principal Companies payment in full of all of the Fees required to be paid on or prior to the Closing Date in accordance with Section 3.6, and the
                                                        -----------
Agent shall have received from the Principal Companies payment in full of its reasonable out-of-pocket costs and expenses (including reasonable counsel fees and disbursements) payable in accordance with Section 13.3 for which invoices
                                              ------------
have been submitted to the Principal Companies on or prior to the Closing Date.

     SECTION 7.1.15  CERTIFICATE AS TO COMPLIANCE WITH WARRANTIES; ABSENCE
                     -----------------------------------------------------
OF LITIGATION; ETC.  The Agent shall have received, with counterparts for each
------------------
of the Agent and the Banks, a duly executed and completed certificate, dated as of the Closing Date, duly executed by an Authorized Officer of each Principal Company to the effect set forth in Section 7.2.1.
                                   -------------

     SECTION 7.2.  ALL CREDIT EXTENSIONS.  The obligations of the Issuer
                   ---------------------
and each Bank to make each of its Credit Extensions hereunder (including its first Credit Extensions to be made on the Closing Date) shall also be subject to the satisfaction of each of the following conditions precedent set forth in this
Section 7.2.
-----------

     SECTION 7.2.1.  COMPLIANCE WITH WARRANTIES; ABSENCE OF LITIGATION; NO
                     -----------------------------------------------------
DEFAULT; ETC.  The representations and warranties set forth in Article VIII, in
------------                                                   ------------
the Collateral Documents and in the other Loan Documents shall have been true and correct in all material respects as of the date made; and, both immediately before and immediately after giving effect to each of such Credit Extensions,

               (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made (except for any such representation or warranty that relates solely to a prior date);

               (b) (i) no litigation, arbitration or governmental investigation or proceeding shall be pending or, to the best knowledge of the Principal Companies (after due inquiry), threatened against the Principal Companies or any of their Subsidiaries or affecting the business, operations or prospects of any thereof which was not disclosed by the Principal Companies to the Banks in Section 8.8 of the
                                                              -----------
     Disclosure Schedule, and
     -------------------


                    (ii) no development shall have occurred in any litigation, arbitration or governmental investigation or proceeding so disclosed,

     which, in either event, has had or could reasonably be expected to have a Materially Adverse Effect, or relates to the validity or enforceability of this Agreement, the Notes or any other Transaction Documents or of any Transaction Obligations existing under or, if such Credit Extension is made, would be existing under any thereof; and

               (c) no Default shall have occurred and then be continuing.

     SECTION 7.2.2.  CREDIT REQUEST; CONTINUATION/CONVERSION NOTICE.  The
                     ----------------------------------------------
Agent shall have received a Loan Request, Issuance Request or Continuation/Conversion Notice, as applicable, for each Credit Extension. The delivery of such Credit Request shall constitute a representation and warranty by each of the Principal Companies that on and as of the requested date of such Credit Extension, and before and after giving effect to such Credit Extension, all representations and warranties required by Section 7.2.1 are true and
                                               -------------
correct.

     SECTION 7.2.3.  BORROWING BASE REPORT.  In the case of any request for
                     ---------------------
any Facility A Loan, the Agent shall have received from the Principal Companies, if the Agent has so requested, such information and reports relating to the Borrowing Base, and such certificates of Authorized Officers of each Principal Company relating to the Borrowing Base, as the Agent shall have reasonably requested in order to calculate and confirm the Borrowing Base as of the Drawdown Date of such Facility A Loan.

     SECTION 7.2.4.  LEGALITY OF TRANSACTIONS.  It shall not be unlawful
                     ------------------------
(a) for the Issuer or the Agent or any Bank to perform any of its obligations under any of the Loan Documents or (b) for any Principal Company to perform any of its obligations under any of the Loan Documents.

     SECTION 7.2.5.  SATISFACTORY LEGAL FORM, ETC.  All documents executed
                     ----------------------------
and delivered or submitted pursuant hereto by or on behalf of the Principal Companies or any of their Subsidiaries shall be reasonably satisfactory in form and substance to the Agent and its special counsel; the Agent and its special counsel shall have received all such information, and such counterpart originals or such certified or other copies of such materials, as the Agent or its special counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to special counsel to the Agent.

                                  ARTICLE VIII

                                WARRANTIES, ETC.
                                ---------------

          In order to induce the Secured Parties to enter into this Agreement and in order to induce the Secured Parties to make loans and other Credit Extensions hereunder, each of the Principal Companies represents and warrants to the Secured Parties as set forth in this Article VIII as follows:
                                         ------------

          SECTION 8.1.  ORGANIZATION, ETC.  Each of the Principal Companies is a
                        -----------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would have or could reasonably be expected to have a Materially Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to own or hold under lease its material Property, except where the failure to hold such licenses, permits and other approvals would not have a Material Adverse Effect, and to conduct its business substantially as currently conducted by it and as proposed to be conducted by it, and to execute, deliver and perform the Loan Documents executed or to be executed by it.

          SECTION 8.2.  POWER, AUTHORITY.  Each of the Principal Companies has
                        ----------------
taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents executed or to be executed by it. The execution, delivery and performance of each of the Loan Documents to which any Principal Company is or is to become a party do not and will not (except for Approvals which have been already given or obtained) require any Approvals, will not conflict with, result in any violation of, or constitute any default under,
(a) any provisions of any Governing Document of any Principal Company, (b) any Contractual Obligations of any of the Principal Companies or their Subsidiaries, or (c) any Applicable Laws, and do not and will not result in or require the creation or imposition of any Liens on any of the material Property of any of the Principal Companies pursuant to the provisions of any agreements (excluding,
                                                                      ---------
however, the Liens created by the Collateral
-------

Documents) or other Instruments binding upon or applicable to any of the Principal Companies or any of their Property.

     SECTION 8.3.  VALIDITY, ETC.  This Agreement has been duly executed
                   -------------
and delivered by the Principal Companies and constitutes the legal, valid, and binding Obligation of the Principal Companies, enforceable in accordance with its terms. Each of the other Loan Documents, including without limitation the Notes, to which any of the Principal Companies is or is to become a party has been, or, upon execution and delivery thereof will be, duly executed and delivered by such Principal Company, and does or will constitute the legal, valid and binding obligation of such Principal Company, enforceable in accordance with its terms. The enforceability of this Agreement and the other Loan Documents against the Principal Companies shall be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles.

     SECTION 8.4.  FINANCIAL INFORMATION.  All balance sheets, all
                   ---------------------
statements of income and of cash flows, and all other financial statements which have been furnished by or on behalf of the Principal Companies to the Agent under cover letter dated Wednesday, November 12, 1997, for the purposes of or in connection with this Agreement, including:

               (a) the audited consolidated balance sheets at December 31, 1996, June 30, 1996 and June 30, 1995 and the related audited consolidated statements of income, of retained earnings and of cash flows, for the fiscal years (or six month periods) then ended, of the Parent Company and its Subsidiaries accompanied by the notes thereto and the reports thereon of the Independent Public Accountant, and the related letters to management for each of the fiscal years (or six month periods) then ended;

               (b) the unaudited consolidated balance sheet at June 30, 1997 and the related unaudited consolidated statements of income and of cash flows, for the six-month period then ended of the Parent Company and its Subsidiaries; and

               (c) the unaudited consolidated balance sheet at September 30, 1997 and the related unaudited consolidated statements of income for the one-month and nine-month period then ended of the Parent Company and its Subsidiaries (the financial statements referred to in clauses (a), (b) and
                                                           -----------   -
     (c) being herein referred to, collectively, as the "Historical
      -                                                  ----------
     Financials");

have been prepared in accordance with GAAP consistently (except as otherwise described therein) applied throughout the periods involved (except that the financial statements referred to in clauses (b) and (c) do not include
                                    -----------      -
footnotes) and present fairly (subject to normal year-end adjustments in the case of the financial statements referred to in clauses (b) and (c)) the
                                                -----------     ---
financial condition of the corporations covered thereby as at the dates thereof and the results of its operations for the periods then ended.

     SECTION 8.5.  PROJECTIONS.  The projected consolidated statements of
                   -----------
income and of cash flows of the Parent Company and its Subsidiaries for each of the fiscal quarters of the Parent Company and its Subsidiaries from October 1, 1997 through 2000, all of which have been delivered to the Agent and the Banks prior to the date of this Agreement (collectively, the "Projections"), have been
                                                        -----------
prepared on the basis of the assumptions accompanying them and reflect, as of the date of preparation, the best good faith estimates by the Principal Companies of the performance of the Principal Companies for the periods covered thereby based on such assumptions.

     SECTION 8.6.  MATERIALLY ADVERSE EFFECT.
                   -------------------------

               (a) For purposes of the Credit Extensions to be made on the Closing Date, no events or developments have occurred since December 31, 1996 which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect.

               (b) For purposes of each Credit Extension requested to be made after the Closing Date, no events or developments have occurred since the Closing Date which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect.

     SECTION 8.7.  EXISTING INDEBTEDNESS; ABSENCE OF DEFAULTS.  The
                   ------------------------------------------
Indebtedness for Borrowed Money of the Principal Companies in existence on the Closing Date is identified in Section 8.7 of the Disclosure Schedule. With
                              -----------        -------------------
respect to each item of Indebtedness for Borrowed Money identified in Section
                                                                      -------
8.7 of the Disclosure Schedule, the Principal Companies have delivered or
---        -------------------
otherwise made available to the Agent a true and complete copy of each Instrument evidencing such Indebtedness for Borrowed Money or pursuant to which such Indebtedness for Borrowed Money was issued or secured (including each amendment, consent, waiver or other similar Instrument executed and/or delivered in respect thereof), as the same is in effect on the Closing Date. Except as otherwise disclosed in Section 8.7 of the Disclosure Schedule, none of the
                       -----------        -------------------
Principal Companies
or their Subsidiaries is in default in the payment of any such Indebtedness for Borrowed Money or in the performance of any other material obligation under any Instrument evidencing such Indebtedness for Borrowed Money or pursuant to which such Indebtedness for Borrowed Money was issued or secured.

     SECTION 8.8.  LITIGATION, ETC.  Except as to matters identified in
                   ---------------
Section 8.8 of the Disclosure Schedule, there is no pending or, to the best
-----------        -------------------
knowledge of the Principal Companies (after due inquiry), threatened litigation, arbitration or governmental investigation or proceeding against the Principal Companies or any of their Subsidiaries or to which any of the material Property of any thereof is subject which

               (a) if adversely determined, could reasonably be expected to have a Materially Adverse Effect;

               (b) relates to this Agreement or any of the other Loan Documents; or

               (c) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, any of the transactions contemplated by or in connection with this Agreement or any of the other Loan Documents.

None of such pending or threatened proceedings has had or could reasonably be expected to have a Materially Adverse Effect.

     SECTION 8.9.  REGULATIONS G, U AND X.  None of the Principal Companies
                   ----------------------
or any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Loans or other Credit Extensions will be used for the purpose of, or be made available by the Borrower in any manner to any other Person to enable or assist such Person in, directly or indirectly, purchasing or carrying margin stock. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 8.9 with such
                                                           -----------
meanings.

     SECTION 8.10.  GOVERNMENT REGULATION.  None of the Principal Companies
                    ---------------------
or their Subsidiaries is an "investment company" or a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a

"holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 8.11.  TAXES.  Each of the Principal Companies and their
                         -----
Subsidiaries has filed all material tax returns and material reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. No tax Liens (other than tax Liens that constitute Permitted Liens under paragraph (b)
                                                                  -------------
of the definitions thereof) have been filed with respect to the Principal Companies or any of their Subsidiaries and, to the best knowledge of the Principal Companies (after due inquiry), no claims are being asserted with respect to any such taxes or charges (and no basis exists for any such claims), which Liens and claims, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect.

          SECTION 8.12.  COMPLIANCE WITH ERISA.  Each of the Principal Companies
                         ---------------------
and their Subsidiaries is in substantial compliance with all material provisions of ERISA, except to the extent that any failure so to be in compliance with any provisions of ERISA has not had and could not be reasonably expected to have a Materially Adverse Effect.

          SECTION 8.13.  LABOR CONTROVERSIES.  Except as disclosed in Section
                         -------------------                          -------
8.13 of the Disclosure Schedule, there are no labor controversies pending or, to
----        -------------------
the best knowledge of the Principal Companies (after due inquiry), threatened against the Principal Companies or any of their Subsidiaries, which, if adversely determined, will have or could reasonably be expected to have a Materially Adverse Effect.

          SECTION 8.14.  CORPORATE STRUCTURE, ETC..  Section 8.14 of the
                         -------------------------   ------------
Disclosure Schedule identifies, as of the Closing Date, each Subsidiary of the
-------------------
Parent Company.  Section 8.14 of the Disclosure Schedule identifies, with
                 ------------        -------------------
respect to the Parent Company and each of its Subsidiaries identified in Section
                                                                         -------
8.14 of the Disclosure Schedule, as of the Closing Date, (a) the State of
----        -------------------
incorporation of each such corporation, (b) the number of authorized and outstanding shares of each class of Capital Stock of each such corporation, (c) to the best knowledge of the Parent Company, each of the owners of greater than five percent (5%) of its outstanding Voting Shares, as of the date of this Agreement, and (d) the businesses in which each of such corporations is engaged.

          SECTION 8.15.  OWNERSHIP OF PROPERTIES; LIENS.  Section 8.15 of the
                         ------------------------------   ------------
Disclosure Schedule identifies all of the real Property owned or leased by the
-------------------
Parent Company or any of its Subsidiaries as of the Closing

Date. Each of the Principal Companies and their Subsidiaries has valid fee or leasehold interests in all of its real Property and good and marketable title to all of its material personal Property, and none of such Property is or will be subject to any Liens, except such Liens as are permitted by Section 9.2.3.
                                                            -------------
Section 8.15 of the Disclosure Schedule identifies all of the Liens that are in
------------        -------------------
existence upon Property of the Principal Companies and their Subsidiaries on the Closing Date and that secure Indebtedness for Borrowed Money of the Principal Companies and their Subsidiaries.

     SECTION 8.16.  PATENTS, TRADEMARKS, COPYRIGHTS, ETC.  Each Principal
                    ------------------------------------
Company owns and possesses all such patent rights, trademark rights, trade name rights, service mark rights and copyrights material to the conduct of the businesses of such Principal Company, to their knowledge, without any infringement upon any proprietary or other rights of any other Principal Company, except to the extent that any such infringement has not had and could not reasonably be expected to have a Materially Adverse Effect.

     SECTION 8.17.  COLLATERAL DOCUMENTS.  The provisions of the Collateral
                    --------------------
Documents will be, from and after the Closing Date, effective to create, in favor of the Agent for the benefit of the Secured Parties and as security for the Obligations, legal, valid and enforceable Liens in all right, title and interest of the Principal Companies in the Collateral described in the Collateral Documents. Each of the Collateral Documents will create a fully perfected Lien in all right, title and interest of the Principal Companies in the Collateral described therein superior in right to any Liens, existing or future, which any Principal Company, any creditor of or purchaser from any Principal Company or any other Person may have against such Collateral, except to the extent otherwise permitted hereby or by the other Loan Documents.

     SECTION 8.18.  ENVIRONMENTAL MATTERS.  Except as identified in
                    ---------------------
Section 8.18 of the Disclosure Schedule:
------------        -------------------

               (a) to the best knowledge of the Principal Companies, all Property (including underlying groundwater) owned or leased by any of the Principal Companies or their Subsidiaries has been, and continues to be, owned or leased by such Person in substantial compliance with all Environmental Laws, except to the extent that any failure so to be in compliance with Environmental Laws has not had and could not reasonably be expected to have a Materially Adverse Effect;

               (b) there have been no past, and there are no pending or, to the knowledge of the Principal Companies, threatened

                  (i) material claims, complaints, notices or requests for information received by any of the Principal Companies or their Subsidiaries from any Governmental Authority with respect to any alleged violation of any Environmental Laws, or

                  (ii) material complaints, notices or inquiries to any of the Principal Companies or their Subsidiaries from any Governmental Authority alleging liability under any Environmental Laws;

               (c) to the best knowledge of the Principal Companies, there have been no Releases of Hazardous Materials at, on or under Property now or (to the best knowledge of the Principal Companies) previously owned or leased by any of the Principal Companies or their Subsidiaries, the costs to address which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect;

               (d) each of the Principal Companies and their Subsidiaries has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and required under Environmental Laws for its businesses, except to the extent that any failure so to be in compliance has not had and could not reasonably be expected to have a Materially Adverse Effect; and

               (e) to the best knowledge of the Principal Companies, no conditions exist at, on or under any Property now or previously owned or leased by any of the Principal Companies or their Subsidiaries which, with the passage of time or the giving of notice, or both, will give rise or could reasonably be expected to give rise to liability under any Environmental Laws, which liability will have or could reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect.

     SECTION 8.19.  COMPLIANCE WITH APPLICABLE LAWS.  Each of the Principal
                    -------------------------------
Companies and their Subsidiaries is in substantial compliance in all material respects with all Applicable Laws, except to the extent that any failure so to be in compliance has not had and could not reasonably be expected to have a Materially Adverse Effect.


     SECTION 8.20.  EXISTING INVESTMENTS.  Section 8.20 of the Disclosure
                    --------------------   ------------        ----------
Schedule identifies each Investment of any of the Principal Companies or their
--------
Subsidiaries that is owned or held or is outstanding or in effect on the Closing Date other than Investments of the kind described in clause (b), (c), (d) or (e) of the definition of the term "Permitted
   ----------   -    -      -                                 ---------
Investments".
-----------

     SECTION 8.21.  TRANSACTIONS WITH AFFILIATES.
                    ----------------------------

               (a) Section 8.21 of the Disclosure Schedule identifies (i) all
                   ------------        -------------------
     (if any) Indebtedness of the Borrower to any View Tech Affiliate on or as of the Closing Date and all (if any) Contractual Obligations of the Borrower to any View Tech Affiliate on or as of the Closing Date, and (ii) all (if any) Indebtedness of the Parent Company to any other View Tech Affiliate or the Borrower on or as of the Closing Date and all (if any) Contractual Obligations of the Parent Company to any other View Tech Affiliate or the Borrower on or as of the Closing Date.

               (b) Except as disclosed in Section 8.21 of the Disclosure
                                          ------------        ----------
     Schedule, during the period from December 31, 1996 through the Closing
     --------
     Date, no Restricted Payment has been made by any of the Principal Companies or their Subsidiaries and no Affiliate Transaction has been entered into, paid, performed or completed.

               (c) Except as disclosed in Section 8.21 of the Disclosure
                                          ------------        ----------
     Schedule, during the period from December 31, 1996 through the Closing
     --------
     Date, none of the Principal Companies or their Subsidiaries has merged or consolidated with or into any other Person or sold, transferred or otherwise disposed of any Property except in connection with Permitted Dispositions.

     SECTION 8.22.  OWNERSHIP OF BORROWER, ETC.
                    --------------------------

               (a) The Parent Company owns and controls, both legally and beneficially, with full power to vote, one hundred percent (100%) of the issued and outstanding shares of Capital Stock of each View Tech Subsidiary of every class.

               (b) Since December 31, 1996, no Change of Control with respect to the Parent Company has occurred.

     SECTION 8.23.  REPRESENTATIONS IN LOAN DOCUMENTS.  Each of the
                    ---------------------------------
representations and warranties made by the Principal Companies in the Loan Documents is true and correct, and each Principal Company makes to the Secured Parties each such representation and warranty made therein to the same extent and with the same full force and effect as if such representation or warranty were set forth herein in full.

                                   ARTICLE IX

                                   COVENANTS
                                   ---------

     SECTION 9.1.  CERTAIN AFFIRMATIVE COVENANTS.  Each Principal Company
                   -----------------------------
agrees with the Secured Parties and warrants that, from and after the date of this Agreement and until all of the Commitments have terminated, all of the Letters of Credit have been fully drawn, terminated or expired, and all of the Obligations have been paid in full, each Principal Company will, and will cause each of its Subsidiaries to:

     SECTION 9.1.1.  FINANCIAL INFORMATION, ETC.  Furnish to the Agent and
                     --------------------------
each Bank copies of the following financial statements, reports and other information:

               (a) promptly when available and in any event within one hundred twenty (120) days after the close of each fiscal year of the Parent Company,

                  (i) a consolidated balance sheet as at the close of such fiscal year, and related consolidated statements of income, retained earnings and cash flows for such fiscal year, of the Parent Company and its Subsidiaries (with comparable information as at the close of and for the prior fiscal year), such statements for such fiscal year to be audited and accompanied by an audit report issued without Impermissible Qualification by the Independent Public Accountant,

                  (ii) consolidating balance sheets as at the close of such fiscal year, and related consolidating statements of income for such fiscal year, of the Parent Company and its Subsidiaries (with comparable information as at the close of and for the prior fiscal year), certified as to fairness of presentation by the principal accounting or financial Authorized Officer of the Parent Company,

                  (iii) a Compliance Certificate calculated as at the close of such fiscal year, and

                  (iv) commencing with the fiscal year of the Borrower ending December 31, 1997, a written statement of the Independent Public Accountant stating that in making the examination necessary to make the audit report on the financial statements delivered pursuant to clause (i), they obtained no knowledge of any default by the Parent
          ----------
          Company or any of its Subsidiaries in the performance or observance of any of the covenants contained in Article IX, or, if the
                                            ----------

          Independent Public Accountant shall have obtained knowledge of any such default, specifying all such defaults and the nature and status thereof;;

               (b) promptly when available and in any event within forty-five
     (45) days after the close of each of the first three fiscal quarters of each fiscal year of the Parent Company,

                  (i) a consolidated balance sheet as at the close of each such fiscal quarter, and related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, of the Parent Company and its Subsidiaries (with comparable information as at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year), certified as to fairness of presentation by the principal accounting or financial Authorized Officer of the Parent Company,

                  (ii) consolidating balance sheets as at the close of such fiscal quarter, and related consolidating statements of income and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, of the Parent Company and its Subsidiaries (with comparable information as at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year), certified as to fairness of presentation by the principal accounting or financial Authorized Officer of the Parent Company, and

                  (iii) a Compliance Certificate calculated as at the close of such fiscal quarter;

               (c) promptly when available and in any event within thirty (30) days (or, with respect to subclause (iii) below, fifteen (15) days) after
                               ---------------
     the close of each fiscal month of the Parent Company,

                  (i) a consolidated balance sheet as at the close of each such fiscal month, and related consolidated statements of income and cash flows for such fiscal month, of the Parent Company and its Subsidiaries,

                  (ii) a statement as at the close of each such fiscal month showing aging and reconciliation of the Accounts
          Receivable and the accounts payable of the Parent Company and its Subsidiaries and all collections thereon; and

                  (iii) a Borrowing Base Report setting forth (a) the amount of Eligible Trade Accounts Receivable of the Parent Company, (b) the amount of Eligible Trade Accounts Receivable of the Borrower (c) the amount of Eligible Contract Accounts Receivable of the Borrower and
          (d) Eligible Inventory as of the last day of such fiscal month, attached to which shall be all reports and supporting information required by the Agent to confirm the Borrowing Base calculations as of the last day of such month;

               (d) promptly upon receipt thereof, copies of all detailed financial and management reports, if any, submitted to the Parent Company or any of its Subsidiaries by any independent public accountant in connection with any annual or interim audit made by any such independent public accountant of the books of the Parent Company or of any of its Subsidiaries;

               (e) promptly upon completion thereof, and in any event not later than the first day of December of each fiscal year of the Parent Company, a copy of the annual business plan and budget for the following fiscal year for the Parent Company and its Subsidiaries, including, in each case, budgeted results for each fiscal quarter and for the fiscal year as a whole, together with an explanation of any differences between the sum of the individual budgets and the consolidated totals, and upon the delivery of any financial statements relating to any period included in such budget, a summary comparing the actual financial performance of the Parent Company and its Subsidiaries during such period to that provided for in such budget;

               (f) promptly upon any filing thereof by the Parent Company or any of its Subsidiaries with the SEC, any annual, periodic or special reports or registration statements which the Parent Company or any of its Subsidiaries may file with the SEC or with any other securities exchange and copies of any financial statements which the Parent Company or any of its Subsidiaries may file with any Governmental Authority; and

               (g) promptly, such additional financial and other information with respect to the Parent Company or any of its Subsidiaries as the Agent may from time to time reasonably request.



     SECTION 9.1.2.  MAINTENANCE OF CORPORATE EXISTENCE, ETC. Maintain and
                     ---------------------------------------
preserve its corporate existence, rights and franchises; continue to own and hold, legally and beneficially, free and clear of all

Liens (except Liens permitted by Section 9.2.3), all of the outstanding shares
                                 -------------
of Capital Stock of each of its Subsidiaries; and take all reasonable steps to maintain its identity as a separate legal entity and to make it apparent to third parties that it is a corporation with Property and liabilities distinct from those of any of its Affiliates, provided that the foregoing shall not
                                     --------
prohibit any Principal Company from entering into any Permitted Disposition.

          SECTION 9.1.3.  FOREIGN QUALIFICATION.  Cause to be done at all times
                          ---------------------
all things necessary to be duly qualified to do business and to be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify will have or could reasonably be expected to have a Materially Adverse Effect.

          SECTION 9.1.4.  PAYMENT OF TAXES, ETC.  Pay and discharge, as the same
                          ---------------------
become due and payable, all material federal, state and local taxes, assessments and other governmental charges or levies against or on any of its income, profits or Property, as well as all claims of any kind, including all claims for labor, materials and supplies, which, if unpaid, might become a Lien upon any of its Property, and pay before they become delinquent all other material obligations and liabilities; provided, however, that the foregoing
                                      --------  -------
shall not require any of the Principal Companies or their Subsidiaries to pay or discharge any such tax, assessment, charge, levy, claim, obligation or liability
(a) which is not yet due and payable, or (b) so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto. Nothing in this Section 9.1.4 shall impair the absolute and
                          -------------
unconditional Obligations of the Principal Companies to pay all of the Transaction Obligations as and when the same shall become due and payable.

          SECTION 9.1.5.  MAINTENANCE OF PROPERTY.  Keep all of its Property
                          -----------------------
that is useful and necessary in its businesses in good working order and condition (ordinary wear and tear excepted), and maintain or cause to be maintained insurance with respect to its Property and businesses against such casualties and contingencies and of such types and in such amounts and with such deductibles as are customary in the case of similar businesses, including without limitation property and casualty insurance complying with the foregoing provisions and naming the Agent as loss payee; and, upon the reasonable request of the Agent, furnish to the Agent at reasonable intervals a certificate of an Authorized Officer of each Principal Company setting forth the nature and extent of all insurance maintained by the Borrower or by any of its Subsidiaries in accordance with this Section 9.1.5.
                     -------------

     SECTION 9.1.6.  NOTICE OF DEFAULT, ETC.  Give written notice
                     ----------------------
(accompanied by a reasonably detailed explanation with respect thereto) promptly, and in any event within five (5) Business Days after obtaining knowledge thereof, to the Agent of:

               (a)  the occurrence of

                    (i) any Default or Event of Default, or

                    (ii) receipt by any Principal Company from or on behalf of any holder of any Capital Stock of the Parent Company of any notice, demand or request for redemption, purchase, repurchase or other acquisition by such Principal Company of any of the Capital Stock of the Parent Company;

               (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by any Principal Company to the Agent which has been instituted or, to the best knowledge of the Principal Companies (after due inquiry), is threatened against any of the Principal Companies or their Subsidiaries or to which any of their respective Property is subject which

                    (i) if adversely determined, will have or could reasonably be expected to have a Materially Adverse Effect, or

                    (ii) relates to this Agreement or any other Loan Document;

               (c) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by any Principal Company to the Agent;

               (d) any development in the business, operations, Property, financial condition or prospects of any of the Principal Companies or their Subsidiaries which has had or could reasonably be expected to have a Materially Adverse Effect; and

               (e) any termination or any material amendment or modification of any Governing Document of any Principal Company or any of its Subsidiaries, which written notice shall include a copy (if in writing) or a description (if not in writing) of any such termination, amendment or modification.

     SECTION 9.1.7.  BOOKS AND RECORDS.  Keep proper books and records
                     -----------------
reflecting all of its business affairs and transactions in accordance with GAAP, and permit the Agent, BankBoston and any other Bank or any of their respective representatives, upon reasonable notice at reasonable times and intervals during ordinary business hours, to visit any of its offices and Properties, discuss financial matters relating to the Principal Companies or any of their Subsidiaries with their officers and the Independent Public Accountant (and each Principal Company hereby authorizes the Independent Public Accountant to discuss its financial matters with the Agent, any Bank or any of their respective representatives), and examine and make abstracts or photocopies from any of its books or other corporate records, all at the expense of the Principal Companies for any charges imposed by such accountant or for making such abstracts or photocopies. The Principal Companies acknowledge and agree that the Agent (with the participation of BankBoston) intends to perform a collateral audit at the Principal Companies' offices and locations at least twice per year, and that the reasonable costs of such audits shall be for the account of the Principal Companies.

     SECTION 9.1.8.  COMPLIANCE WITH LAWS, ETC.
                     --------------------------

               (a) Obtain all such Approvals and take all such other action with respect to any Governmental Authority as may be required for the execution, delivery or performance of this Agreement and the other Loan Documents and duly perform and comply with all of the terms and conditions of all Approvals so obtained.

               (b) Comply in all material respects with all Applicable Laws, including all Environmental Laws and all material provisions of ERISA, except to the extent that any failure so to comply will not have and could not reasonably be expected to have a Materially Adverse Effect.

     SECTION 9.1.9.  IDENTIFICATION OF SUBSIDIARIES; PROVISION OF COLLATERAL.
                     -------------------------------------------------------

               (a) If and whenever any direct or indirect Subsidiary of the Principal Companies shall be created or acquired by any of the Principal Companies or by any of their Subsidiaries at any time after the date hereof:



               (i) furnish promptly to the Agent a written notice identifying such Subsidiary and setting forth with respect to such Subsidiary information of the kind required by Section 8.14 with
                                                              ------------
          respect to the Parent Company;

               (ii) promptly pledge or cause to be pledged to the Agent, upon the terms contained in a pledge agreement in form and substance reasonably satisfactory to the Agent, and in order to secure payment and performance of all of the Obligations, all of the issued and outstanding shares of the Capital Stock of such Subsidiary;

               (iii) promptly cause such Subsidiary to execute and deliver to the Agent an accession agreement in form and substance reasonably satisfactory to the Agent upon the terms of which such Subsidiary will become a party hereto as a Principal Company and a Guarantor; and

               (iv) promptly cause such Subsidiary to execute and deliver to the Agent a security agreement in form and substance reasonably satisfactory to the Agent and all such other Security Instruments as shall be required to create in favor of the Agent for the benefit of itself and the Banks, and as security for the payment and performance of all of the Obligations, perfected first-priority Liens with respect to all of the Property (whether tangible or intangible) of such Subsidiary.

               (b) From time to time after the date hereof, upon and in accordance with the reasonable request of the Agent, and at the cost and expense of the Principal Companies, promptly create or cause to be created in favor of the Agent for the benefit of the Secured Parties, as security for the payment and performance of all of the Obligations, perfected first-priority Liens with respect to all (if any) of its Property (whether tangible or intangible) which is not then subject to perfected first-priority Liens in favor of the Agent, all such Liens to be created under Security Instruments in form and substance reasonably satisfactory to the Agent; deliver or cause to be delivered to the Agent all such instruments (including legal opinions, Lien search results and releases and termination statements) as the Agent shall reasonably request to evidence satisfaction of the Obligations created by this Section 9.1.9(b); and promptly provide such evidence as the Agent shall from time to time reasonably request as to the perfection and priority of such Liens and any other Liens created pursuant to any of the Collateral Documents.

     SECTION 9.2.  CERTAIN NEGATIVE COVENANTS.  Each Principal Company
                   --------------------------
agrees with the Secured Parties and warrants that, from and after the date of this Agreement and until all of the Commitments have terminated and all the Obligations have been paid in full, each Principal Company will not, and will not cause or permit any of its Subsidiaries to:

     SECTION 9.2.1.  LIMITATION ON NATURE OF BUSINESS.  At any time
                     --------------------------------
undertake, conduct or transact, directly or indirectly, any business except the business in which it is presently engaged and any other businesses reasonably incidental or related thereto, or undertake, conduct or transact any business in a manner prohibited by Applicable Law.

     SECTION 9.2.2.  INDEBTEDNESS.  Incur or permit or suffer to exist, or
                     ------------
otherwise become or be liable in respect of or be responsible for, any Indebtedness for Borrowed Money, except:
                                 ------

               (a) Indebtedness for Borrowed Money of any of the Principal Companies or of any of their Subsidiaries under any of the Loan Documents or in respect of any of the Loans or any of the Obligations;

               (b) Permitted Indebtedness of any of the Principal Companies or of any of their Subsidiaries;

               (c) Indebtedness for Borrowed Money in respect of Investments permitted by any of clauses (a) through (d) of Section 9.2.5;
                         -----------         ---    -------------

               (d) Indebtedness of any of the Principal Companies or their Subsidiaries consisting of dividends declared but not paid, to the extent that such dividends are permitted by Section 9.2.6; and
                                          -------------

               (e) Permitted Subordinated Seller Debt, in an aggregate amount that shall not at any time exceed $2,500,000.

     SECTION 9.2.3.  LIENS.  Create, incur, assume, or permit or suffer to
                     -----
exist, any Liens upon any of its Property (including Capital Stock of any of its Subsidiaries), whether now owned or hereafter acquired, except:
                                                        ------

               (a) Liens in favor of the Agent securing the payment or performance of any of the Loans or any of the Obligations; and

               (b)  Permitted Liens.

     SECTION 9.2.4.  FINANCIAL COVENANTS.
                     -------------------

          (a)  Maximum Leverage Ratio.  Permit the Leverage Ratio on or as
               ----------------------
     of the last day of any Reference Period ending in any period identified below to be greater than the Leverage Ratio specified below opposite such period:


----------------------------------------------------------------------------
                     Period                          Maximum Leverage Ratio
                     ------                          ----------------------
----------------------------------------------------------------------------
September 30, 1997 through December 30, 1997               7.25:1
----------------------------------------------------------------------------
December 31, 1998 through March 30, 1998                   6.00:1
----------------------------------------------------------------------------
March 31, 1998 through June 29, 1998                       5.75:1
----------------------------------------------------------------------------
June 30, 1998 through September 29, 1998                   4.50:1
----------------------------------------------------------------------------
September 30, 1998 through  December 30, 1998              4.00:1
----------------------------------------------------------------------------
December 31, 1998 through March 30, 1998                   3.75:1
----------------------------------------------------------------------------
Thereafter                                                 3.00:1
----------------------------------------------------------------------------

          (b)  Minimum Consolidated Net Worth.  Permit the Consolidated Net
               ------------------------------
     Worth on or as of any date to be less than the sum of (i) $7,000,000, plus
                                                                           ----
     (ii) one-half of cumulative Consolidated Net Profit for the Parent Company and its Subsidiaries for the most recently completed fiscal quarter ending after September 30, 1997 for which the Banks shall have received financial statements required by Section 9.1.1(b), and for each, if any, prior fiscal
                            ----------------
     quarter of the Parent Company ending after September 30, 1997 for which Consolidated Net Profit shall be positive, plus (iii) the aggregate amount
                                                ----
     of Net Equity Proceeds received by the Parent Company since September 30, 1997.

          (c)  Minimum Debt Service Coverage Ratio.  Permit the Debt Service
               -----------------------------------
     Coverage Ratio for the Reference Periods ending September 30,

     1997 and December 31, 1997 to be less than 1.25:1, and for any Reference Period ending thereafter to be less than 1.50:1.

          (d)  Maximum Consolidated Capital Expenditures.  Permit the
               -----------------------------------------
     Consolidated Capital Expenditures of the Parent Company and its Subsidiaries to exceed $2,000,000 for any Reference Period.

          SECTION 9.2.5.  INVESTMENTS.  Make, incur, assume, or permit or suffer
                          -----------
     to exist, or make any offer or commitment to make, or enter into any agreement to make, any Investments in any other Person, except:
                                                             ------

               (a)  Permitted Investments;

               (b) Investments by any View Tech Subsidiary constituting Restricted Payments permitted by Section 9.2.6(b);
                                           ----------------

               (c) Investments by any View Tech Subsidiary in any other View Tech Subsidiary that is a Principal Company;

               (d) Investments by the Parent Company in any View Tech Subsidiary that is a Principal Company made by way of (i) cash contributions to the capital of such Subsidiary, or (ii) cash Investments in the Permitted Capital Stock of such Subsidiary;

               (e)  Investments in any View Tech Affiliate permitted by clause
                                                                        ------
          (e) of Section 9.2.10;  and
          ---------------------

               (f) Investments by any of the Principal Companies or their Subsidiaries that constitute Permitted Acquisitions.

          SECTION 9.2.6.  RESTRICTED PAYMENTS.  Make, extend or enter into any
                          -------------------
     offer or commitment to make, or enter into any agreement to make, any Restricted Payments, except:
                          ------

               (a) the declaration and payment of cash dividends by any View Tech Subsidiary other than the Borrower to any other View Tech Subsidiary that is at the time a Principal Company;

               (b) Restricted Payments in the form of cash dividends or loans and advances by any View Tech Subsidiary to the Parent Company, provided, however, that at the time of the declaration and payment of
          -----------------
          any such cash dividends or the making of such loans or advances, and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing;

               (c) the purchase by the Borrower in the ordinary course of business of videoconferencing equipment from the Parent Company; and

               (d) payments, not otherwise permitted by any of the other clauses of this Section 9.2.6, by any of the Principal Companies or their
     -------         -------------
     Subsidiaries to any View Tech Affiliates, but, in each case, only to the extent permitted by Section 9.2.10.
                         --------------

     SECTION 9.2.7.  MERGERS; SALES OF PROPERTY.  Consolidate or merge with
                          --------------------------
or into any Person, engage in any Sale of all or any substantial part of its Property (either in a single transaction or a series of related transactions), sell and thereafter lease back all or any part of its Property, make any offer or commitment to do so, or enter into any agreement to do so, except (a) any
                                                              ------
Permitted Dispositions, and (b) any merger constituting a Permitted Acquisition.

     SECTION 9.2.8.  ACQUISITIONS.  Engage in or undertake, make any offer or
                     ------------
commitment to engage in, or enter into any agreement to engage in, any Acquisition, except Permitted Acquisitions.
             ------

     SECTION 9.2.9.  MODIFICATION OF GOVERNING DOCUMENTS, ETC.
                     ----------------------------------------

               (a) Consent to or enter into or permit any material amendment, supplement or other modification of any Governing Document of any of the Principal Companies or their Subsidiaries.

               (b) Cause or permit any of the Principal Companies or their Subsidiaries to create or permit to exist any contractual restrictions (except for such restrictions set forth herein and in the other Loan Documents) on the making of Restricted Payments or Investments by any Principal Company to or in any other Principal Company.

     SECTION 9.2.10.  TRANSACTIONS WITH AFFILIATES.  Enter into, engage in
                      ----------------------------
or perform any Affiliate Transaction, make any offer or commitment to do so, or enter into any agreement to do so, except:
                                   ------


               (a) Restricted Payments by any of the View Tech Subsidiaries to the extent permitted by Section 9.2.6;
                             --------------

               (b) loans or advances to any director, officer or employee of any of the Principal Companies or any of their Subsidiaries made in the ordinary course of business;

               (c) any other Affiliate Transaction with the Parent Company or any other View Tech Affiliate not otherwise permitted by any of the other provisions of this Section 9.2.10; provided, that (i)
                                            --------------  --------
     the terms of such Affiliate Transaction, taken as a whole, are no less favorable to any of the Principal Companies or their Subsidiaries than would be the case if such Affiliate Transaction had been entered into with a Person that is not a View Tech Affiliate, (ii) the aggregate Fair Market Value (as determined on a reasonable basis and in good faith by the Board of Directors of the Borrower) of all Affiliate Transactions permitted by this clause (c) (and not otherwise permitted by any other clause of this
          ----------                                           ------
     Section 9.2.10) during any fiscal year of the Parent Company shall not
     --------------
     exceed $250,000, and (iii) at the time of the completion of such Affiliate Transaction, and after giving effect thereto, no Default or Event of Default shall occur or be continuing.

     SECTION 9.2.11.  SALE OF CAPITAL STOCK, ETC.  Issue, sell, transfer or
                      --------------------------
otherwise dispose of any shares of any Capital Stock of any of the Principal Companies or their Subsidiaries, except:
                                 ------

               (a) the pledge from time to time of Capital Stock of the Borrower and of the other View Tech Subsidiaries to the Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement and the Collateral Documents; and

               (b) the issuance and Sale by the Parent Company of shares of its Permitted Capital Stock; provided, however, that each of the following
                              --------  -------
     conditions shall be satisfied:

                    (i)  no Event of Default under Section 10.1.9 shall be
                                                   --------------
          continuing at the time of such issuance and Sale or shall result therefrom; and

                    (ii) all of the Net Equity Proceeds from any such issuance and Sale pursuant to any Public Offering shall be used by the Parent Company, immediately upon its receipt thereof, to prepay Facility B Loans.

     SECTION 9.2.12.  CHANGE OF CONTROL TRIGGERING EVENTS.  Enter into or
                      -----------------------------------
undertake any transaction, arrangement or agreement (whether a consolidation, merger, issue or Sale of Capital Stock or other Securities, reorganization, voting agreement or otherwise) that will or could reasonably be expected to result in a Default under Section 10.1.9.
                          --------------

     SECTION 9.2.13.  CHANGE OF LOCATION OR NAME.  Change (a) the location
                      --------------------------
of its principal place of business, chief executive office, major executive office, chief place of business or records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, in each case, without first giving the Agent written notice thereof and having taken any and all action reasonably required by the Agent to maintain and preserve the perfected first-priority Liens in favor of the Agent created by the Collateral Documents.

                                   ARTICLE X

                               EVENTS OF DEFAULT
                               -----------------

     SECTION 10.1.  EVENTS OF DEFAULT.  The term "Event of Default" shall
                    -----------------             ----------------
mean any of the following events set forth in this Section 10.1 occurring or
                                                   ------------
existing at any time on or after the date of this Agreement:

     SECTION 10.1.1.  NON-PAYMENT OF OBLIGATIONS.  The Borrower (or, with
                      --------------------------
respect to clause (c), any other Principal Company) shall default:
           ----------

               (a) in the payment or prepayment when due under this Agreement or any Note of any principal of any of the Loans, and such default shall continue unremedied for a period of more than one (1) Business Day;

               (b) in the payment or prepayment when due under this Agreement or any Note of any interest on any of the Loans or other Obligations or any Fees payable under Section 3.6, and such default shall continue unremedied
                        -----------
     for a period of more than three (3) Business Days; or

               (c) in the payment when due under this Agreement or any of the other Loan Documents of any other sum (other than any sum referred to in clause (a) or (b)), and such default shall continue unremedied for a period
     ----------    ---
     of more than five (5) Business Days.

     SECTION 10.1.2.  NON-PERFORMANCE OF CERTAIN OBLIGATIONS.  Any of the
                      --------------------------------------
Principal Companies shall default in the due performance or observance of any of its Obligations under Section 9.1.6 or Section 9.2 (including Sections 9.2.1
                      -------------    -----------            --------------
through 9.2.13, inclusive).
        ------

     SECTION 10.1.3.  NON-PERFORMANCE OF OTHER OBLIGATIONS.  Any Principal
                      ------------------------------------
Company shall default in the due performance or observance of any of its Obligations under any of the Loan documents (other than the obligations specified in Section 10.1.1 or 10.1.2), and such default shall continue
             --------------    ------
unremedied for more than thirty (30) days after notice thereof shall have been given to any Principal Company by the Agent.

     SECTION 10.1.4.  BREACH OF WARRANTY.  Any representation or warranty
                      ------------------
of any Principal Company under any of the Loan Documents is or shall be untrue or incorrect in any material respect when made or deemed made.

     SECTION 10.1.5.  DEFAULT UNDER OTHER INSTRUMENTS.  Any Principal Company:
                      -------------------------------

               (a) shall fail to make any payments, when due, of any Indebtedness for Borrowed Money of such Principal Company or of any of its Subsidiaries (other than the Obligations), such payments shall exceed $500,000 in the aggregate, and such failure shall continue beyond the periods of grace, if any, provided in the Instruments under or by which such Indebtedness for Borrowed Money is governed or evidenced; or

               (b) shall fail to perform or observe the terms of any Instruments governing or evidencing any Indebtedness for Borrowed Money of such Principal Company or of any of its Subsidiaries, and such failure of the kind described in this clause (b) shall permit any one or more holders
                                ----------
     of such Indebtedness for Borrowed Money to declare immediately due and payable or otherwise to accelerate Indebtedness for Borrowed Money of such Principal Company or of any of its Subsidiaries in an aggregate amount exceeding $500,000;

               (c) any Lien on any Property of such Principal Company or of any of its Subsidiaries securing any Indebtedness for Borrowed Money of such Principal Company or of any of its Subsidiaries in an aggregate amount exceeding $500,000 shall be foreclosed or otherwise enforced; or

     SECTION 10.1.6.  BANKRUPTCY, INSOLVENCY, ETC.  Any Principal Company or any
                      ---------------------------
Subsidiary of any Principal Company shall:

               (a) generally fail to pay its debts as they become due, or admit in writing its inability to pay its debts as they become due;

               (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for any Principal Company or any such Subsidiary or any Property of any thereof, or make a general assignment for the benefit of creditors;

               (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for any Principal Company or any such Subsidiary or for a substantial part of the Property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

               (d) permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against any Principal Company or any such Subsidiary, provided
                                                                       --------
     that if not commenced by any Principal Company or any such Subsidiary, such proceeding shall be consented to or acquiesced in by any Principal Company or any such Subsidiary, or shall result in the entry of an order for relief or shall remain undismissed for more than sixty (60) days;

               (e) with respect to any Principal Company, permit or suffer to exist the commencement of any case, proceeding or other action seeking the issuance of a warrant of attachment, execution, distraint or similar process against all or any material part of its Property (except for any such attachment or similar process that would constitute a Permitted Lien); or

               (f) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 10.1.7.  JUDGMENTS.  A final judgment which, with all other such
                      ---------
outstanding final judgments against any of the Principal Companies or any of their Subsidiaries, exceeds an aggregate of $500,000 shall be rendered against any of the Principal Companies or any of their Subsidiaries, and, within thirty
(30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged.

     SECTION 10.1.8.  IMPAIRMENT OF SECURITY, ETC.  Any Loan Document, or any
                      ---------------------------
Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective, or cease to be the legally valid, binding and enforceable obligation of any Principal Company thereto; or any Principal Company shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any of the Obligations shall, in whole or in part, cease to be a perfected first-priority Lien, subject only to the exceptions permitted by the Loan Documents.

     SECTION 10.1.9. CHANGE OF CONTROL TRIGGERING EVENT.  At any time after
                     ----------------------------------
the date hereof, any of the following shall occur (each of the following referred to herein as a "Change of Control Triggering Event"):
                         ----------------------------------


               (a)  any Change of Control; or

               (b) the Parent Company shall, for any reason whatsoever, cease to own, legally and beneficially, with full power to vote, and free and clear of all Liens (other than Liens in favor of the Agent), directly or indirectly, one hundred percent (100%) of the outstanding Capital Stock of every class of each Principal Company.

     SECTION 10.1.10.  CHAIRMAN OF THE BOARD.  At any time after the date
                       ---------------------
hereof, Paul C. O'Brien shall, for any reason whatsoever (including death or disability), at any time cease to be Chairman of the Board of the Parent Company, and the Agent shall, after the 90th day following, and before the 120th day following, the occurrence of such event, notify the Parent Company in writing that the Agent has determined, in its reasonable discretion, that the occurrence of such event could have a Materially Adverse Effect.

     SECTION 10.2.  ACTION IF BANKRUPTCY.  If any Default or Event of Default
                    --------------------
described in Section 10.1.6 shall occur, all of the Commitments and all
             --------------
obligations to issue Letters of Credit shall automatically be terminated and the outstanding principal amount of all Loans and the outstanding amount of all other Obligations shall automatically be and become immediately due and payable, and the Borrower shall automatically become obligated to provide cash collateral to the Agent in an amount equal to the undrawn amount under all Letters of Credit, all without notice, demand, presentment or other action of any kind.

     SECTION 10.3.  ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default
                    --------------------------------
(other than an Event of Default described in Section 10.1.6) shall occur for any
                                             --------------
reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Banks, may, by giving notice to the Borrower, declare
(a) all of the Commitments and all obligations to issue Letters of Credit to be terminated, whereupon the Commitments and all obligations to issue Letters of Credit shall be immediately terminated, and/or (b) all or any portion of the outstanding principal amount of the Loans or the outstanding amount of any other Obligations to be immediately due and payable, whereupon all of the Commitments and all obligations to issue Letters of Credit shall terminate forthwith and such Loans and other Obligations, or, as the case may be, such portion thereof, shall be and become immediately due and payable, and the Borrower shall automatically become obligated to provide cash collateral to the Agent in an amount equal to the undrawn amount under all Letters of Credit, in each case under clause (a) or (b),
                                                       ----------    ---
without further notice, demand, presentment or other action of any kind.

                                  ARTICLE XI

                                   THE AGENT

     SECTION 11.1.  ACTIONS.  Each Bank or other holder of any Note hereby
                    -------
authorizes the Agent to act on behalf of such Bank or holder under this Agreement and the other Loan Documents and, in the absence of other written instructions from the Required Banks (or, if required by the terms of Section
                                                                      -------
12.1, from all the Banks) received from time to time by the Agent, (with respect
----
to which the Agent agrees that it will, subject to the next three sentences of this Section 11.1, comply in good faith except to the extent that it is advised
     ------------
by counsel that such compliance would be contrary to any Applicable Law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Bank agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, promptly upon demand, ratably at the time such demand is transmitted, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively, "Indemnified Costs") which may at any
                                          -----------------
time be imposed on, incurred by, or asserted against the Agent, in any way relating to or arising out of this Agreement or any of the other Loan Documents, including the reimbursement of the Agent for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel, amounts paid in settlement and court costs) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Principal Companies under this Agreement or any of the other Loan Documents, in all cases as to which the Agent is not reimbursed by the Principal Companies; except for any portion of such
                                              ------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which (a) a court of competent jurisdiction has found, in a final nonappealable order, resulted directly and primarily by reason of the Agent's gross negligence or willful misconduct, or (b) have been reimbursed by the Principal Companies pursuant to Section 13.4. The Agent shall
                                                  ------------
not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless indemnified to its satisfaction by the Banks against any Indemnified Costs, except for Indemnified Costs resulting directly and primarily by reason of the Agent's gross negligence or willful misconduct. If any indemnity required by this Section 11.1 in favor of the Agent shall become
                           ------------
impaired, the Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. The Agent may delegate its duties hereunder to any of its Affiliates, agents or attorneys-in-fact selected in good faith by the Agent.

     SECTION 11.2.  EXCULPATION.  Notwithstanding any provision to the contrary
                    -----------
elsewhere in this Agreement or any of the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any trust or fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Neither the Agent nor any of its directors, officers, employees or agents (collectively, the "Related Parties") shall be liable to any
                                        ---------------
Bank for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor shall the Agent or any of the Related Parties be responsible for any recitals or representations or warranties herein or therein, or for the effectiveness, enforceability, validity, or due execution of this Agreement or any other Loan Document, nor shall the Agent or any of the Related Parties be obligated to make any inquiry respecting the performance by the Principal Companies of their obligations hereunder or thereunder, or to inspect the Properties, books or records of the Principal Companies. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Banks (or, to the extent this Agreement requires a higher percentage, such higher percentage), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Obligations. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks (or, to the extent this Agreement requires a higher percentage, such higher percentage) as it deems appropriate.

     SECTION 11.3.  SUCCESSOR.  Subject to the appointment and acceptance of a
                    ---------
successor as provided below, the Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower and all Banks, and the Agent may be removed at any time with reasonable cause by the Required Banks. Upon any such resignation or removal, the Required Banks may, upon consultation with the Borrower, appoint another Bank which is a commercial banking institution or trust institution having a combined capital and surplus of at least $500,000,000 as a successor Agent. If the Required Banks do not make such appointment within ten days, the resigning or removed Agent, shall, upon consultation with the Borrower, appoint a new Agent, from among the Banks which are commercial banking or trust institutions having a combined capital and surplus of at least $500,000,000 or, if no Bank accepts such appointment, from among all other commercial banking institutions or trust institutions having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent, such successor Agent shall thereupon become the Agent hereunder and under the other Loan Documents and shall be entitled to receive from the prior Agent, such documents of transfer and assignment as it may reasonably request, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

     SECTION 11.4.  LOAN DOCUMENTS, ETC.  Each Bank hereby authorizes the
                    -------------------
Agent to enter into the applicable Loan Documents and to take all action contemplated thereby. Each Bank agrees that no Bank shall have any right individually to seek to realize upon any security granted by or guaranty provided by any Loan Document, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Secured Parties upon the terms of the Loan Documents.

     SECTION 11.5.  LOANS BY AGENT.  Any Bank which may at any time be
                    --------------
acting as Agent and as a Bank hereunder shall have the same rights and powers with respect to any Loans made by it and any Notes held by it as any Bank and may exercise the same as if it were not a Bank hereunder, and the term "Bank" and, when appropriate, "holder", shall include any Bank who is then Agent.

     SECTION 11.6.  CREDIT DECISIONS.  Each Bank acknowledges that it has,
                    ----------------
independently of the Agent or other Banks, and based on the financial information referred to in Section 8.4 and such other documents, information and
                           -----------
investigations as it has deemed appropriate, made its own credit decision to make its Commitments and to participate in the Credit Extensions. Each Bank also acknowledges that it will, independently of the Agent or other Banks, and based on such documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, the Notes or the other Loan Documents.

     SECTION 11.7.  NOTICES, ETC., TO THE AGENT.  The Agent will distribute
                    ---------------------------
to each Bank each Instrument and copies of all other communications received by the Agent from any of the Principal Companies in accordance with the terms of this Agreement or any of the other Loan Documents.

                                  ARTICLE XII

                       ADDITIONAL BANKS AND PARTICIPANTS

     SECTION 12.1.  PARTICIPATIONS BY BANKS.
                    -----------------------

     SECTION 12.1.1  PARTICIPATIONS.  From and after the date of this
                     --------------
Agreement, any Bank may, in the ordinary course of its business and in accordance with Applicable Law, sell to one or more banks or other entities ("Participants") participating interests in any Loans owing to such Bank, any
 --------------
Notes held by such Bank, any Commitments of such Bank or any other interests of such Bank under this Agreement and under the other Loan Documents (which Sales shall be, as nearly as practicable, and permitting customary rounding of such sales and resulting retained interests, on a pro rata basis as to all of the
                                             --- ----
Loans, Notes, Commitments and other interests of such Bank under the Loan Documents). In the event of any such sale by any Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of each of its Notes for all purposes under this Agreement and the other Loan Documents, the Principal Companies and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and such Bank shall retain the sole right to enforce the Obligations of the Principal Companies relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement or any of the other Loan Documents.
It is understood that nothing in the prior sentence or elsewhere in this Section
                                                                         -------
12.1.1 shall prohibit a Bank from agreeing with any Participant that such Bank
------
will not, without the consent of such Participant, take any action that would in any event require approval of all of the Banks under Section 13.1. Each Bank
                                                     ------------
hereby agrees that it will not agree with any Participant that such Bank will not take any action without such Participant's consent unless such action would in any event require approval of all Banks under Section 13.1.
                                                 ------------

     SECTION 12.1.2.  PARTICIPANT'S RIGHTS OF SET-OFF IN CERTAIN CASES.
                      ------------------------------------------------
Each of the Principal Companies agrees that each Participant shall be deemed to have all rights of set-off and bankers' liens provided by Applicable Law in respect of its participating interest in amounts owing under this Agreement, any Notes or any of the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to such Participant as a Bank under this Agreement, any Notes or any of the other Loan Documents, provided
                                                                    --------
that such Participant shall only be entitled to such right of set-off if it shall have agreed, for the benefit of the Banks and holders of Notes, in the agreement pursuant to which it shall have acquired its participating interest, to purchase from the Banks and holders of Notes such participations in the Notes held by them as shall be necessary to cause such Participant to share the amount recovered in exercising such right of set-off or bankers' liens pro rata in accordance with the aggregate unpaid principal and
               --- ----
interest on the Loans held by each of them.

     SECTION 12.1.3.  RIGHTS OF PARTICIPANTS.  Each of the Principal Companies
                      ----------------------
also agrees that each Participant shall be entitled to the benefits of Sections
                                                                       --------
3.8, 4.5, 4.8 and 12.4 with respect to its participation in the Loans
---  ---  ---     ----
outstanding from time to time, and all amounts to which any Participant is entitled thereunder shall be paid by the Principal Companies directly to the Participant; provided, that no Participant shall be entitled to receive any
             --------
greater amount pursuant to such Sections than the transferor Bank would have
                                --------
been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

     SECTION 12.2.  ASSIGNMENTS BY BANKS.
                    --------------------

     SECTION 12.2.1.  ASSIGNMENTS.  From and after the date of this
                      -----------
Agreement, any Bank (any such Bank being referred to herein as an "Assigning
                                                                   ---------
Bank") may, in the ordinary course of its business and in accordance with
----
Applicable Law, assign and transfer to any other Bank or to any Affiliate of such Assigning Bank and, with the consent of the Agent (such consent not to be unreasonably withheld), to any one or more additional banks or financial institutions ("Purchasing Bank") any part of such Assigning Bank's rights and
               ---------------
obligations (including Commitments) under this Agreement, its Notes and the other Loan Documents (which assignments and transfers shall be, as nearly as practicable, and permitting customary rounding of such assignments and transfers and resulting retained interests, on a pro rata basis as to all of the Loans,
                                       --- ----
Notes and Commitments of such Assigning Bank and as to all of the other rights and obligations of such Assigning Bank). Any such assignment and transfer ("Assignment") shall be made pursuant to an Assignment and Acceptance Agreement,
------------
substantially in the form of Exhibit F attached hereto (an "Assignment and
                             ---------                      --------------
Acceptance Agreement"), executed by such Purchasing Bank and such Assigning Bank
--------------------
(and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Agent) and delivered to the Agent for its acceptance and recording in the Register (as hereinafter defined); provided, however, that (a)
                                                    --------  -------
the aggregate principal amount of all Loans and Commitments of the Assigning Bank being assigned pursuant to any such Assignment shall in no event be less than $3,000,000 and shall be in an integral multiple of $500,000 in excess thereof, (b) each such Assignment shall be of a constant, and not a varying, percentage of all of the Assigning Bank's interests in all of its Commitments, Loans and Notes and all of its other rights and obligations under this Agreement, the Notes and the other Loan Documents, and (c) after giving effect to any such Assignment by an Assigning Bank, the aggregate amount of the Assigning Bank's Commitments hereunder shall not be less than $3,000,000. From and after the effective date specified in each Assignment and Acceptance Agreement, which effective date must be at least five (5) Business Days after the execution and delivery of such Assignment and Acceptance Agreement to the Agent and (if required) the acceptance of such Assignment and Acceptance Agreement by the Agent (the "Transfer Effective Date"): (i) the Purchasing Bank
                             -----------------------
thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Bank hereunder with respect to the Loans, Commitments and Notes as set forth therein, and (ii) the Assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement.

     SECTION 12.2.2.  EFFECT OF ASSIGNMENT AND ACCEPTANCE AGREEMENT.  Each
                      ---------------------------------------------
Assignment and Acceptance Agreement duly executed and delivered in compliance with the foregoing provisions of Section 12.2.1 shall be deemed to amend this
                                 --------------
Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank hereunder and the resulting adjustment of Percentages.

     SECTION 12.2.3.  DELIVERY OF NEW NOTES BY BORROWER FOLLOWING ASSIGNMENTS.
                      -------------------------------------------------------
In the case of any Assignment under Section 12.2.1 after the Closing Date,
                                    --------------
within five (5) Business Days after the Transfer Effective Date determined pursuant to the applicable Assignment and Acceptance Agreement and Section
                                                                   -------
12.2.1, the Borrower shall execute and deliver to the Agent, against
------
surrender of the Notes of the Assigning Bank to the Agent, new Notes to the order of the Purchasing Bank in an amount equal to the Commitments assigned to it pursuant to such Assignment and Acceptance Agreement and new Notes to the order of the Assigning Bank in a principal amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Transfer Effective Date (or such other date as may be agreed to by the Borrower, the Agent, the Assigning Bank and the Purchasing Bank) and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the Assigning Bank shall be returned by the Agent to the Borrower marked "cancelled."

     SECTION 12.2.4.  AGENT'S MAINTENANCE OF REGISTER.  The Agent shall
                      -------------------------------
maintain at its address a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names
                                     --------
and addresses of the Banks, the Commitments of each Bank in effect from time to time, and the principal amount of the Loans owing to each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Principal Companies, the Agent and the Banks may treat each Person whose name is recorded in the Register as the maker of the Commitments and as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Principal Companies, the Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     SECTION 12.2.5.  ACTIONS OF AGENT; FEES.  Upon its receipt of an
                      ----------------------
Assignment and Acceptance Agreement executed by an Assigning Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Agent), together with (in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof) payment by the Purchasing Bank to the Agent for the account of the Agent of a registration and processing fee of $2,500, the Agent shall (a) promptly accept such Assignment and Acceptance Agreement, (b) on the Transfer Effective Date determined pursuant thereto and Section 12.2.1, record the information contained therein in the
            --------------
Register, and (c) give notice of such acceptance and recordation to each of the Banks and the Principal Companies.

     SECTION 12.2.6.  ASSIGNING BANK, PURCHASING BANK AND OTHER PARTIES;
                      --------------------------------------------------
CONFIRMATIONS AND AGREEMENTS.  By executing and delivering an Assignment and
----------------------------
Acceptance Agreement, the Assigning Bank thereunder and the Purchasing Bank thereunder shall confirm to and agree with each other and the other parties hereto as follows: (a) other than as provided in such Assignment and Acceptance Agreement, such Assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Loan Documents or any other Instrument furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or any other Instrument furnished pursuant hereto; (b) such Assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Principal Companies or the performance or observance by any of the Principal Companies of any of their Obligations under this Agreement, any of the other Loan Documents or any other Instrument furnished pursuant hereto; (c) such Purchasing Bank confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (d) such Purchasing Bank will, independently and without reliance upon any of the Agents, such Assigning Bank or any other Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement or any of the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (f) such Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement or any of the other Loan Documents are required to be performed by it as a Bank; and (g) such Purchasing Bank (i) consents in all respects to the provisions of the Loan Documents, (ii) agrees to be bound by the terms of the Loan Documents, and (iii) authorizes the Agent to act on its behalf under the Loan Documents and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

     SECTION 12.3.  DISCLOSURE OF INFORMATION.  The Principal Companies
                    -------------------------
authorize each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all information in such
 ----------
Bank's possession concerning the Principal Companies which has been delivered to such Bank by or on behalf of the Principal Companies or the Agent pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Principal Companies, or the Agent in connection with such Bank's credit evaluation of the Principal Companies prior to becoming a party to this Agreement; provided, that, prior to any such disclosure, the Transferee or
           --------
prospective Transferee shall agree to be bound by the provisions of Section
                                                                    -------
13.12.
-----

     SECTION 12.4.  ASSISTANCE.  In order to facilitate the addition of
                    ----------
Purchasing Banks and Participants hereto, the Principal Companies agree to cooperate fully and promptly with each Assigning Bank, each Purchasing Bank and the Agent in connection therewith and to provide all reasonable assistance requested by each Assigning Bank, each Purchasing Bank or the Agent relating thereto, including, without limitation:

          (a) the furnishing promptly of such written materials and financial information regarding the Principal Companies and their Subsidiaries as each such Assigning Bank, Purchasing Bank or the Agent may reasonably request;

          (b) the prompt execution of such documents as each such Assigning Bank, Purchasing Bank or the Agent may reasonably request with respect thereto; and

          (c) the participation by officers of the Principal Companies and their Subsidiaries in a meeting or teleconference call with prospective Purchasing Banks or prospective Participants, upon the request of each such Assigning Bank, Purchasing Bank or the Agent.

     SECTION 12.5.  TAXES.  If any interest in this Agreement or any of the
                    -----
Notes is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the

Assigning Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (a) to represent to the Assigning Bank (for the benefit of the Assigning Bank, the Agent and the Principal Companies) that under Applicable Law no taxes will be required to be withheld by the Administrative Agent, the Principal Companies or the Assigning Bank with respect to any payments to be made to such Transferee in respect of the Loans or Notes, (b) to furnish to the Assigning Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrower) either U.S. Internal Revenue Service Form 4224, U.S. Internal Revenue Service Form 1001 or U.S. Internal Revenue Service Form W-8 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (c) to agree (for the benefit of the Assigning Bank, the Agent and the Principal Companies) to provide the Assigning Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with Applicable Laws of the U.S. and amendments duly executed and completed by such Transferee, and to comply from time to time with Applicable Law with regard to such withholding tax exemption.

     SECTION 12.6.  FEDERAL RESERVE BANK.  Nothing herein shall prohibit
                    --------------------
any Bank from pledging or assigning any of its Loans or Notes to any Federal Reserve Bank in accordance with Applicable law.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     SECTION 13.1.  WAIVERS, AMENDMENTS, ETC.  The provisions of this
                    ------------------------
Agreement and the other Loan Documents may from time to time be amended, modified or waived, and any Collateral may be released, if such amendment, modification, waiver or release is consented to in writing by the Required Banks and, in the case of any amendment or modification, each of the Principal Companies party to the relevant Loan Document; provided, however, that no such
                                               --------  -------
amendment, modification, waiver or release:

               (a) which would modify any requirement under any of the Loan Documents that any particular action be taken by all the Banks shall be effective unless consented to by all of the Banks;

               (b)  which would modify this Section, change the definition of

     "Required Banks" or "Facility A Commitment Termination Date", "Facility B
     ---------------      --------------------------------------    ----------
     Commitment Termination Date" or "Facility C Commitment Termination Date",
     ---------------------------      --------------------------------------
     release any Guaranty, or increase
     the aggregate amount of all of the Commitments, shall be effective unless consented to by all of the Banks;

               (c) which would release any substantial (in the reasonable judgment of the Agent) part of the Collateral shall be effective unless consented to by all of the Banks, unless such release is in connection with the Sale of Property permitted by Section 9.2.7 (in which event such
                                       -------------
     release shall not require the consent of any of the Agent or Banks);

               (d) which would increase the Commitments or the Percentage of any Bank, reduce (other than by application of payments) the amount of any principal, interest, Fees or other sums payable under the Loan Documents to such Bank or reduce the rate of interest on any Obligations to such Bank, shall be made without the consent of such Bank;

               (e)  which would modify  Section 3.3.1 or subclause (ii) of
                                        -------------    --------------
     Section 3.3.2(a), 3.3.3(a) or Section 3.3.4(a) shall be effective unless
     ----------------  --------    ----------------
     consented to by all of the Banks;

               (f) which would extend the payment dates for any interest or Fees payable under this Agreement shall be effective unless consented to by all the Banks; or

               (g) which would adversely affect the interests, rights or obligations of the Agent or would amend the provisions of Section 3.1 or
                                                               -----------
     3.6 relating to the transfer of funds between the Agent and the Banks
     ---
     (including the types of funds or the method of such transfer), shall be made without the consent of the Agent.

     No failure or delay on the part of the Agent, of any Bank or of any holder of any Note in exercising any power or right under this Agreement, the Notes or any other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or any other Principal Company in any case shall entitle it to any notice or demand in similar or other circumstances, unless otherwise required by the Loan Documents. The remedies herein provided are cumulative and not exclusive of any other remedies provided in any of the other Loan Documents or at law or in equity.


     No waiver or approval by the Agent, of any Bank or of any holder of any Note under this Agreement, the Notes or any other Loan Documents shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 13.2.  NOTICES.
                    -------

               (a) All notices and other communications pursuant to this Agreement or any of the other Loan Documents shall be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by facsimile transmission, addressed as follows:

                    (i) if to the Principal Companies, at View Tech, Inc., 3760 Calle Tecate, Camarillo, California 93012, marked "Attention:
          President", with a copy of each such notice or other communication given simultaneously to Robert C. Rives, Esq., Burns & Levinson LLP, 125 Summer Street, Boston, Massachusetts 02210, and to Joseph Stubbs, Esq., Brobeck, Phleger & Harrison, 550 South Hope Street, Suite 2100 Los Angeles, California 90071; or

                    (ii) if to the Agent, at 9920 South La Cienega Boulevard, 8th Floor, Inglewood, CA 90301, marked "Attention: Richard M. Baker, Esq., Senior Vice President, General Counsel and Secretary", with a copy of each such notice or other communication given simultaneously to John Farrace, Vice President, Syndicated Finance, 9920 South La Cienega Boulevard, 14th Floor, Inglewood, California 90301, to James
          F. Higgins, Jr., First Vice President, Imperial Bank Merchant Banking Division, 225 Franklin Street, 29th Floor, Boston, MA 02110, and also to Bingham Dana LLP, 150 Federal Street, Boston, MA 02110, marked "Attention: Louis J. Duval, Esq."; or

                    (iii) if to any Bank, at the address set forth for such Bank on Schedule 2 hereto; or
             ----------

                    (iv) to such other addresses as any party hereto shall have designated in a written notice to the other parties hereto.

               (b) Any notice or other communication pursuant to this Agreement or any of the other Loan Documents shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which it is directed, or, if sent by first-class mail, postage prepaid, or by facsimile transmission, and properly addressed in accordance with paragraph (a) of this Section 13.2, (i) when received by the addressee, or
                           ------------
     (ii) on the fourth

     Business Day following the day of the dispatch thereof, whichever of (i) or
                                                                           -
     (ii) shall be the earlier.
      --

     SECTION 13.3.  COSTS AND EXPENSES.  Each Principal Company agrees to pay to
                    ------------------
the Agent upon demand all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the structuring, preparation, negotiation, review, execution or delivery of this Agreement or any of the other Loan Documents, including all schedules and exhibits, or in connection with any amendments, consents or waivers to this Agreement, any of the other Loan Documents or any related documents as may from time to time hereafter be required or requested (whether or not any of the same become effective), including (in each case) all reasonable (a) costs and expenses of syndication and (b) fees and expenses of counsel (including all local and special counsel) for the Agent from time to time incurred in connection therewith, whether or not any of the transactions contemplated hereby or thereby are consummated, and to pay all reasonable costs and expenses of the Agent (including reasonable fees and expenses of counsel to the Agent) incurred in connection with the preparation, negotiation, review, execution or delivery of the form of any Instrument relevant to this Agreement or any of the other Loan Documents (excluding any assignment by any Bank), the consideration of legal questions relevant hereto and thereto, and the consideration and/or conduct of any proposed or actual restructuring or "workout" of any of the Obligations. Each Principal Company also agrees to reimburse the Agent and each Bank upon demand for all stamp or other taxes payable in connection with the execution, delivery or enforcement of this Agreement or any Instrument related hereto and for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent or such Bank in enforcing any of the Obligations of the Principal Companies under this Agreement or any other Loan Documents and the consideration and/or conduct of any proposed or actual restructuring or "workout" of any Obligations.

     SECTION 13.4.  INDEMNIFICATION.  In consideration of the execution and
                    ---------------
delivery of this Agreement by the Agent and each Bank and the extension of the Commitments by each Bank, each Principal Company hereby indemnifies and holds free and harmless the Agent and the Banks and each of their respective shareholders, officers, directors, employees, agents, subsidiaries and Affiliates (collectively, the "Indemnified Parties" and, individually, an
                               -------------------
"Indemnified Party") from and against any and all actions, causes of action,
------------------
suits, losses, costs, liabilities, damages and expenses actually incurred in connection with any of the Loan Documents or any of the transactions contemplated thereby (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including all reasonable fees and disbursements of counsel, all amounts paid in settlement and all court costs (the "Indemnified Liabilities"), incurred from time to time by
                      -----------------------
the Indemnified

Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of:

               (a) any transaction financed or to be financed in whole or in part or directly or indirectly with the proceeds of any of the Loans; or

               (b) the entering into or performance of this Agreement or any of the other Loan Documents by any of the Indemnified Parties or any of the Principal Companies or any of its Subsidiaries; or

               (c) the enforcement by any of the Indemnified Parties of any of its rights or remedies under any of the Loan Documents or in respect of any of the Collateral; or

               (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, any real Property owned or operated by the Principal Companies or any of their Subsidiaries of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under Environmental Law), regardless of whether or not caused by, or within the control of, any of the Principal Companies or their Subsidiaries;

except for any portion of such Indemnified Liabilities which a court of
------         -------
competent jurisdiction has found, in a final, nonappealable order, resulted solely by reason of such Indemnified Party's gross negligence or willful misconduct or the breach by such Indemnified Party of its obligations under the Loan Documents. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each of the Principal Companies hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law, except as aforesaid to the extent not payable by reason of the Indemnified Party's gross negligence or willful misconduct or breach of such obligations.

     SECTION 13.5.  SURVIVAL.  The Obligations of the Principal Companies
                    --------
under Sections 13.3 and 13.4 shall in each case survive any termination of this
      -------------     ----
Agreement and the payment of any of the other Obligations. The representations and warranties made by the Principal Companies in this Agreement or in any of the other Loan Documents, or in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive the execution and delivery of this Agreement and each of the other Loan Documents and the making of each of the Loans and other Credit Extensions.

     SECTION 13.6.  SEVERABILITY.  Any provision of this Agreement, the Notes or
                    ------------
any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent only of such prohibition or unenforceability without invalidating any of the remaining provisions of this Agreement, the Notes or any of the other Loan Documents or the enforceability of any such provision in any other jurisdiction.

     SECTION 13.7.  HEADINGS.  The various headings of this Agreement and of
                    --------
each of the other Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any of such other Loan Documents or any provisions hereof or thereof.

     SECTION 13.8.  COUNTERPARTS; ENTIRE AGREEMENT.  This Agreement may be
                    ------------------------------
executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 13.9.  CHOICE OF LAW.  THIS AGREEMENT, THE NOTES AND THE OTHER
                    -------------
LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     SECTION 13.10.  SUCCESSORS AND ASSIGNS.  This Agreement shall be
                     ----------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the no Principal
                                   --------  -------
Company may assign or transfer any of its rights or obligations hereunder or under any other Loan Documents without the prior written consent of all Banks.

     SECTION 13.11.  FURTHER ASSURANCES.  Each of the Principal Companies
                     ------------------
hereby agrees that it will, from time to time at its own expense, promptly execute and deliver all such further Instruments and take all such further action that may be necessary or appropriate, or that the Agent, BankBoston or the Required Banks may reasonably request, in order to perfect, preserve or protect any Liens granted or purported to be granted under the Collateral Documents, to enable the Agent and the Banks to exercise and enforce any of their respective rights or remedies under this Agreement or any of the other Loan Documents or otherwise to carry out the intent of this Agreement or any of the other Loan Documents.

     SECTION 13.12.  CONFIDENTIALITY.  Each Bank shall, for a period of
                     ---------------
five (5) years, hold all non-public information obtained pursuant to the requirements of this Agreement, which has been identified in writing as confidential by any Principal Company, in accordance with such Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, provided that in any event it
                                                  --------
is understood and agreed that each Lender may make disclosure of such information (a) at any time while any Default shall be continuing in connection with the enforcement of rights herein, (b) to its examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement, (c) as reasonably required by any bona fide prospective Participant
                                             ---------
or Purchasing Bank or actual Participant or Purchasing Bank in connection with the contemplated transfer of any Commitments, Loans or Notes or any participations therein, (d) as required or requested by any Applicable Law or any Governmental Authority or pursuant to legal process, (e) which, at the time of disclosure, is publicly available or (f) in connection with any litigation to which any Bank is a party; provided, further, that,
                           --------  -------

                    (i) unless prohibited by any Applicable Law, each Bank shall notify the Borrower promptly of any request by any Governmental Authority (other than any such request in connection with an examination of the financial condition of such Bank by such Governmental Authority) for disclosure of any such non-public information and shall exercise its reasonable efforts to permit the Principal Companies, if practical, to respond to such notice prior to disclosure of such information; and (ii) in no event shall any Lender be obligated or required to return any materials furnished by the Principal Companies.

     SECTION 13.13.  CONSENT TO JURISDICTION.  EACH OF THE PRINCIPAL COMPANIES
                     -----------------------
BY ITS EXECUTION HEREOF (A) HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF CALIFORNIA AND TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF, AND (B) HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH PROCEEDING, ANY CLAIM THAT IT IS

NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH OF THE PRINCIPAL COMPANIES HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF CALIFORNIA, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PRINCIPAL COMPANY IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

     SECTION 13.14.  WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY
                     --------------------
APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE AGENT, BANKS AND PRINCIPAL COMPANIES HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF THE BANKS, AGENT OR PRINCIPAL COMPANIES IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PRINCIPAL COMPANY ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 13.13 CONSTITUTE A MATERIAL
                                         -------------
INDUCEMENT UPON WHICH THE AGENT AND BANKS ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT. ANY OF THE BANKS, AGENT OR PRINCIPAL COMPANIES MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION
                                                                       -------
13.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE BANKS,
-----
AGENT AND PRINCIPAL COMPANIES TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the parties hereto have caused this CREDIT AGREEMENT to be executed by their respective officers hereunto duly authorized as of the day and in the year first above written.


                                        USTELECENTERS, INC.


                                        By:
                                           ------------------------------------
                                             Its:


                                        VIEW TECH, INC.


                                        By:
                                           ------------------------------------
                                             Its:


                                        IMPERIAL BANK, INDIVIDUALLY AND AS AGENT


                                        By:
                                           ------------------------------------
                                             Its:


                                        By:
                                           ------------------------------------
                                             Its:


                                        BANKBOSTON, N.A.


                                        By:
                                           ------------------------------------
                                             Its: